EXECUTION COPY

AMENDED AND RESTATED CREDIT AGREEMENT

Cdn$250,000,000 Revolving Facilities
US$50,000,000 Term Facility

Dated as of December 18, 2003

Amended and Restated as of February 9, 2005

Among

Bombardier Recreational Products Inc.,
as Canadian Borrower,

BRP US Inc.,
as U.S. Revolving Borrower,

the Guarantors party hereto from time to time,

Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
as Global Transaction Coordinator,

Royal Bank of Canada,
as Canadian Transaction Coordinator,

Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
and
UBS Securities LLC,
as Joint Book Runners and Lead Arrangers of the New Term Facility,

BMO Nesbitt Burns Inc.
and
Royal Bank of Canada,
as Joint Book Runners and Lead Arrangers of the Revolving Facilities,

Bank of Montreal,
as Administrative Agent,

Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
UBS Securities LLC
and
Royal Bank of Canada,
as Co‑Syndication Agents,
and
General Electric Capital Corporation,
as Documentation Agent,
and
the Lenders party hereto from time to time

Cahill Gordon & Reindel llp
80 Pine Street
New York, New York  10005

TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

-i-

-ii-

-iii-

Schedules and Exhibits

Schedule 1.1	Lenders and Commitments
Schedule 1.1(a)	Intercompany Loans
Schedule 3.7(b)	Periodic Repayments
Schedule 4.3A(e)(ii)	Local Counsel
Schedule 5.9	Litigation
Schedule 5.10	Taxes

-iv-

Schedule 5.13	Subsidiaries and Guarantors
Schedule 5.16	Environmental Matters
Schedule 5.17	Intellectual Property
Schedule 5.18	Existing Investments
Schedule 5.19	Self-Insurance
Schedule 5.20	Existing Material Contracts
Schedule 5.21	Employee Matters
Schedule 5.26(a)	Real Property
Schedule 5.26(c)	Takings
Schedule 5.26(d)	Assessments
Schedule 5.26(e)	Joint Assessments
Schedule 5.26(g)	Defects
Schedule 5.26(h)(i)	Possessory Interests
Schedule 5.26(h)(ii)	Options
Schedule 5.26(h)(iii)	Restrictions on Transferability
Schedule 5.26(i)(i)	Public Utility Locations
Schedule 5.26(j)	Violation of Covenants
Schedule 5.27(a)	Leases
Schedule 5.27(b)	Lease Violations
Schedule 5.27(c)	Lease Consents
Schedule 5.28(b)	Material Liabilities
Schedule 5.28(c)	Material Adverse Effect
Schedule 5.29	Capital of Holdco
Schedule 5.30	Relevant Borrower's Account
Schedule 6.13(f)	Leased Real Property
Schedule 7.1	Existing Indebtedness
Schedule 7.2	Existing Liens
Schedule 7.5	Sale and Leaseback Transactions
Schedule 7.9	Closing Date Transactions
Schedule 7.15(c)	Contingent Obligations
Schedule 11.1(a)	Notice Addresses
Schedule 11.19(b)	Changes to Entity Names

Exhibit A	Form of Assignment Agreement
Exhibit B-1	Form of Canadian Mortgage
Exhibit B-2	Form of U.S. Mortgage
Exhibit D-1	Form of Canadian Security Agreement
Exhibit D-2	Form of U.S. Security Agreement
Exhibit E	Form of Joinder Agreement
Exhibit F	Form of Note
Exhibit G	Form of Notice of Borrowing
Exhibit H	Form of Notice of Continuation/Conversion
Exhibit I	Form of Escrow Agreement
Exhibit K	Form of Notice of Prepayment
Exhibit L-1	Form of Canadian Perfection Certificate
Exhibit L-2	Form of U.S. Perfection Certificate
Exhibit M	Form of Solvency Certificate
Exhibit N	Form of Officer's Certificate
Exhibit O	Form of Intercompany Note
Exhibit P	Form of Mortgage Amendment

-v-

AMENDED AND RESTATED CREDIT AGREEMENT

                        This AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is dated as of December 18, 2003 among Bombardier Recreational Products Inc., a corporation existing under the laws of Canada (the "Canadian Borrower"), as Canadian Borrower, BRP US Inc. (formerly known as Bombardier Motor Corporation of America), a Delaware corporation (the "U.S. Revolving Borrower" and, together with the Canadian Borrower, the "Borrowers"), as U.S. Revolving Borrower, the Guarantors (as defined) party hereto from time to time, each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), as Global Transaction Coordinator, Royal Bank of Canada, as Canadian Transaction Coordinator, Merrill Lynch and UBS Securities LLC, as Joint Book Runners and Lead Arrangers of the New Term Facility, BMO Nesbitt Burns Inc. and Royal Bank of Canada, as Joint Book Runners and Lead Arrangers of the Revolving Facilities, Bank of Montreal, as Administrative Agent (the "Administrative Agent"), and Merrill Lynch, UBS Securities LLC and Royal Bank of Canada, as Co-Syndication Agents, and is amended and restated as of February 9, 2005.

RECITALS

                        WHEREAS, the Lenders, Merrill Lynch, Royal Bank of Canada, UBS Securities LLC, BMO Nesbitt Burns Inc., Bank of Montreal, the Canadian Borrower, BRP Holding LP, as the U.S. Term Borrower (the "Original U.S. Term Borrower"), BRP Holdings (USA) Inc. (formerly known as BRP (USA) Inc.), as the U.S. Revolving Borrower (the "Original Revolving Borrower"), and certain other affiliates of the Canadian Borrower, as guarantors, originally entered into that certain Credit Agreement dated as of December 18, 2003 (the "Original Credit Agreement") prior to and in connection with the consummation of the BRP Acquisition (as defined) in order to obtain revolving credit facilities for working capital and general corporate purposes and non-revolving term facilities for the purpose of financing a portion of the BRP Acquisition and paying related fees and expenses;

                        WHEREAS the Lenders made the Facilities (as defined in the Original Credit Agreement) available to the Canadian Borrower, the Original U.S. Revolving Borrower and the Original U.S. Term Borrower (together, the "Original Borrowers") on the terms and conditions set forth in the Original Credit Agreement, and the BRP Acquisition was consummated on December 18, 2003 as contemplated thereby;

                        WHEREAS, in connection herewith the Canadian Borrower and the Original U.S. Term Borrower are prepaying the entire outstanding amount of the Canadian Term Facility and the U.S. Term Facility under the Original Credit Agreement (each as defined therein);

                        WHEREAS, the U.S. Revolving Borrower is becoming the primary obligor under the U.S. Revolving Facility;

                        WHEREAS, the Lenders, Merrill Lynch, Royal Bank of Canada, UBS Securities LLC, BMO Nesbitt Burns Inc., Bank of Montreal, the Borrowers and the Guarantors are entering into this Agreement in order to amend and restate the Original Credit Agreement to provide for the extension of a new term loan facility as provided herein and to make such other amendments as are evidenced hereby; and

                        WHEREAS, in connection herewith the Borrowers will also enter into amendments to certain of the Credit Documents;

                        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Original Credit Agreement is hereby amended and restated in its entirety as follows:

ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS

1.1 Definitions.

                        As used herein, including the recitals and Schedules hereto, the following terms shall have the meanings set out below unless the context otherwise requires:

                        "Acceptance Note" has the meaning set forth in Section 2.6(j)(ii).

                        "Acquired Indebtedness" means (i) with respect to any Person that becomes a Subsidiary of the Canadian Borrower (or amalgamates with or is merged into the Canadian Borrower or any of its Subsidiaries) after the Effective Date, Indebtedness of such Person or any of its Subsidiaries; provided that such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Canadian Borrower (or being amalgamated with or merged into the Canadian Borrower or any of its Subsidiaries) and (ii) with respect to the Canadian Borrower or any of its Subsidiaries, any Indebtedness assumed by the Canadian Borrower or any of its Subsidiaries in connection with the acquisition of any assets from another Person (other than the Canadian Borrower or any of its Subsidiaries) after the Effective Date; provided that such Indebtedness was not incurred by such Person in connection with, or in contemplation of, such acquisition.

                        "Acquisition" means, with respect to any Person, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any other Person, or of any business or division of any other Person, (b) acquisition of more than 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person, or (c) merger or consolidation or any other combination with any other Person.

                        "Acquisition Consideration" means the purchase consideration for any Acquisition and all other payments made and liabilities incurred by any Person or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Acquisition, whether paid in cash or by exchange of Equity Interests or of assets or otherwise and whether payable on or prior to the consummation of such Acquisition or constituting Deferred Acquisition Obligations.

                        "Additional Intercompany Notes" means promissory notes, substantially in the form of

Exhibit O.

                        "Additional Lender" has the meaning set forth in Section 2.2A.

                        "Additional Subordinated Debt" means subordinated or senior subordinated Indebtedness of Holdco or the Canadian Borrower incurred after the Closing Date that (i) requires no scheduled payment of principal prior to the date that is one year after the Term Loan Maturity Date and (ii) contains subordination provisions and other non-pricing terms and conditions no less favorable to the Lenders than the analogous provisions of the Senior Subordinated Notes.

                        "Adjusted Net Income" means, for any period, Consolidated Net Income for such period, adjusted by excluding (to the extent taken into account in the calculation of such consolidated net income (loss)) the effect of

                        (a)         gains or losses for such period from Excluded Dispositions and Dispositions not in the ordinary course of business, and the tax consequences thereof,

                        (b)         any nonrecurring, unusual or extraordinary items of income (other than the proceeds of business interruption insurance) or expense for such period and the tax consequences thereof,

                        (c)         the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distribution by such Subsidiary was not for the relevant period permitted by operation of the terms of its Organizational Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders,

                        (d)         unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP, and

                        (e)         the cumulative effect of a change in accounting principles during such period.

                        "Adjusting Participation" has the meaning set forth in Section 3.13.

                        "Administrative Agent" means Bank of Montreal (or any successor thereto) in such capacity or any successor administrative agent appointed pursuant to Section 10.10.

                        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, neither Bombardier Inc. nor Bombardier Capital Inc. and their Subsidiaries will be deemed to be an Affiliate of Holdco or any of its Subsidiaries for so long as Bain or Bain and Caisse together own, directly or indirectly, Equity Interests of Holdco having a greater percentage of the voting power of the outstanding Equity Interests of Holdco than is owned by Beaudier.

                        "Affiliate Transaction" has the meaning set forth in Section 7.9.

                        "Agent Fee Letter" means that certain letter agreement dated November 11, 2003 among Holdco, Merrill Lynch Capital Corporation, Merrill Lynch, UBS Loan Finance LLC, UBS Securities LLC, Bank of Montreal and Royal Bank of Canada.

                        "Agents" means, collectively, the Administrative Agent, the Joint Book Runners, the Global Transaction Coordinator, the Canadian Transaction Coordinator, the Lead Arrangers, the Co-Syndication Agents and any sub-agent, other agent or trustee appointed pursuant to Section 10.2, and "Agent" means any one of them as the context may require.

                        "Aggregate Committed Amount" means, at any time, the sum of the Canadian Revolving Committed Amount, the U.S. Revolving Committed Amount and the New Term Committed Amount.

                        "Agreement" means this Amended and Restated Credit Agreement, as the same may be amended, supplemented or restated from time to time in accordance with the provisions hereof.

                        "Amendment Effective Date" has the meaning set forth in Section 4.3A.

                        "Amendment Fee Letter" means the fee letter dated the Amendment Effective Date between the Canadian Borrower and then Lenders named therein.

                        "Applicable Canadian Pension Legislation" means, at any time, any applicable Canadian federal or provincial pension legislation, including all regulations made thereunder and all rules, regulations, rulings, guidelines, directives and interpretations made or issued by any Governmental Authority in Canada having or asserting jurisdiction in respect thereof, each as amended or replaced from time to time.

                        "Applicable Insolvency Law" means the U.S. Bankruptcy Code in Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), or any statute or law (including any applicable corporations legislation) of any applicable jurisdiction, as now or hereafter in effect, relating to liquidation, bankruptcy, insolvency, moratoria or creditors' rights, including any thereof pursuant to which a Person may seek a stay, moratorium, compromise, arrangement, restructuring, renegotiation, reduction or other similar relief from or in respect of the claims of such Person's creditors, in each case, as amended or replaced from time to time.

                        "Applicable Margin" means:

                        (a)         with respect to any Extension of Credit made on or after the Amendment Effective Date under the Revolving Facilities, the applicable amount (expressed in basis points per annum) for such Extension of Credit corresponding to the Total Leverage Ratio in effect as of the most recent Calculation Date as shown below:

	TOTAL	TOTAL	TOTAL	TOTAL	TOTAL	TOTAL
	LEVERAGE	LEVERAGE	LEVERAGE	LEVERAGE	LEVERAGE	LEVERAGE
	RATIO	RATIO	RATIO	RATIO	RATIO	RATIO
	> 3.0x	3.0x and	2.75x and	2.50x and	2.25x and	2.0x
		> 2.75x	> 2.50x	> 2.25x	> 2.0x
LIBOR or	300	275	250	225	200	175
EUROLIBOR
U.S. Base	200	175	150	125	100	75
Rate
U.S. Prime	200	175	150	125	100	75
Rate
Canadian	200	175	150	125	100	75
Prime Rate
Bankers'	300	275	250	225	200	175
Acceptance
Fee
Letter of	300	275	250	225	200	175
Credit Fee

                        (b)         (i) with respect to any Extension of Credit made under the New Term Facility during any period in which no Pushdown Holdco Debt is outstanding, 175 basis points per annum;

                        (c)         with respect to any Extension of Credit made under the New Term Facility during any period in which Pushdown Holdco Debt is outstanding:

                        (i)     if the Ratings Condition is satisfied as of the most recent Calculation Date, the applicable amount (expressed in basis points per annum) for such Extension of Credit corresponding to the Total Pushdown Debt Leverage Ratio in effect as of the most recent Calculation Date as shown below:

	TOTAL	TOTAL	TOTAL	TOTAL	TOTAL
	PUSHDOWN	PUSHDOWN	PUSHDOWN	PUSHDOWN	PUSHDOWN
	DEBT LEV-	DEBT LEV-	DEBT LEV-	DEBT LEV-	DEBT LEV-
	ERAGE	ERAGE	ERAGE	ERAGE	ERAGE
	RATIO	RATIO	RATIO	RATIO	RATIO
	> 5.0x	5.0x and	4.0x and	3.0x and	2.4x
		> 4.0x	> 3.0x	> 2.4x
LIBOR	275	250	225	200	175
U.S. Base	175	150	125	100	75
Rate
U.S. Prime	175	150	125	100	75
Rate

                        (ii)     with respect to any Extension of Credit made under the New Term Facility, if the Ratings Condition is not satisfied as of the most recent Calculation Date, the applicable amount (expressed in basis points per annum) for such Extension of Credit corresponding to the Total Leverage Pushdown Debt Ratio in effect as of the most recent Calculation Date as shown below:

	TOTAL	TOTAL	TOTAL	TOTAL	TOTAL
	PUSHDOWN	PUSHDOWN	PUSHDOWN	PUSHDOWN	PUSHDOWN
	DEBT LEV-	DEBT LEV-	DEBT LEV-	DEBT LEV-	DEBT LEV-
	ERAGE	ERAGE	ERAGE	ERAGE	ERAGE
	RATIO	RATIO	RATIO	RATIO	RATIO
	> 5.0x	5.0x and	4.0x and	3.0x and	2.4x
		> 4.0x	> 3.0x	> 2.4x
LIBOR	275	250	225	225	200
U.S. Base	175	150	125	125	100
Rate
U.S. Prime	175	150	125	125	100
Rate

The "Ratings Condition" shall be satisfied if the rating of the Facilities by either Moody's or S&P as of any Calculation Date is not lower than B1 or B+ respectively. The Applicable Margin for any such Extension of Credit shall be determined and adjusted as of each date on which the Officer's Certificate is provided in accordance with Section 6.1(c) (each such date, a "Delivery Date") based on the Total Leverage Ratio or Total Pushdown Debt Leverage Ratio, as the case may be, as of the end of the most recent Quarter (each such date, a "Calculation Date"); provided that if the Officer's Certificate required by Section 6.1(c) is not provided on or before the date then required by Section 6.1(c), the Applicable Margin for all Extensions of Credit on and after such date shall be the highest Applicable Margin until such time as such Officer's Certificate is provided, whereupon the Applicable Margin shall be determined by the Total Leverage Ratio or Total Pushdown Debt Leverage Ratio, as the case may be, as of the Calculation Date evidenced by such Officer's Certificate. Subject to the preceding sentence, each Applicable Margin for any Extension of Credit shall be effective from one Delivery Date until the next Delivery Date. Any adjustment in such Applicable Margin shall be applicable to all relevant Extensions of Credit from and including each new Delivery Date to but excluding the next Delivery Date without the necessity of any notice being provided.

                                ''Assignment Agreement'' means an agreement substantially in the form of Exhibit A entered into by a Lender and another Person in accordance with Section 11.3(b) pursuant to which all or a portion of such Lender's rights and obligations, and all or any part of the Commitment of such Lender in respect of any or all of the Facilities, is assigned by such Lender to such other Person.

''Austrian Share Pledge Agreement'' means the share pledge agreement dated December 18, 2003 between BRP (Luxembourg) 5 S.à r.l. and the Administrative Agent.

''BA Discount Proceeds'' means, in respect of any Bankers' Acceptance being accepted and purchased or any Acceptance Note issued in favor of and purchased by a Relevant Lender on any Business Day pursuant to Section 2.6, an amount (rounded up to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such Business Day by multiplying:

(a)

the Face Amount of such Bankers' Acceptance or Acceptance Note; by

(b)

the quotient (rounded up or down to the nearest fifth decimal place with 0.000005 being rounded up) equal to one divided by the sum of one plus the product of:

(i)

the applicable BA Rate (expressed as a decimal); and

(ii)

a fraction, the numerator of which is the number of days in the Interest Period of such Bankers' Acceptance or Acceptance Note and the denominator of which is 365.

''BA Rate'' means, for any particular Interest Period, in respect of Bankers' Acceptance Loans,

(i)

by Lenders which are Schedule I Lenders, the arithmetic average of the discount rates per annum that appear on the display page designated as the CDOR Page (or any replacement page) by Reuters Money Market Service (or its successor) as of 10:00 a.m. (Toronto, Ontario, time) on the date of determination in respect of such term for value on the first day of such Interest Period as reported by the Administrative Agent or, in the event such display page is unavailable or does not display a rate for the appropriate Interest Period, the average of the rates quoted by the Schedule I Reference Lenders as of 10:00 a.m. (Toronto, Ontario time) for value on the first day of such Interest Period; and

(ii)

by Lenders which are not Schedule I Lenders or which issue Acceptance Notes, the lesser of (x) the arithmetic average of the rates quoted by non-Schedule I Reference Lenders as of 10:00 a.m. (Toronto, Ontario time) in respect of such Interest Period for value on the first day of such Interest Period and (y) the rate determined in accordance with paragraph (i) above plus ten basis points.

''Bain'' means (i) Bain Capital Investors, LLC and its Affiliates (provided that, for purposes of this definition, references in the definition of ''Affiliate'' to 10% shall be deemed to be a majority), including any investment partnership whose general partner or manager is controlled by, or under direct or indirect common control with, any of the foregoing Persons, and (ii) any officer, director, employee, partner, member or stockholder of the manager or general partner of the Persons identified in clause (i).

                                ''Bank of Canada Overnight Rate'' means, on any date, the rate at which the Canadian Transaction Coordinator may borrow funds on an overnight basis from the Bank of Canada for value on such date.

''Bankers' Acceptance'' or ''BA'' means a draft in Canadian Dollars drawn by a Relevant Borrower and accepted by a Relevant Lender in accordance with Section 2.6 and includes a depository bill made originally payable to and deposited with the Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada).

''Bankers' Acceptance Loan'' means the advance of funds to the Canadian Borrower by way of the acceptance and purchase by a Relevant Lender as a Bankers' Acceptance of a draft or depository bill or by way of the issuance by the Canadian Borrower and the purchase by a Relevant Lender of an Acceptance Note, in each case, in accordance with Section 2.6.

''Base Amount'' has the meaning set forth in Section 7.8.

''basis point'' or ''bp'' means one one-hundredth of one percent.

''Beaudier'' means (i) Beaudier Group and its Affiliates (provided that, for purposes of this definition, references in the definition of ''Affiliate'' to 10% shall be deemed to be a majority), including any investment partnership whose general partner or manager is controlled by, or under common control with, any of the foregoing Persons, and (ii) any officer, director, employee, partner, member or stockholder of the manager or general partner of the Persons identified in clause (i).

''Beaudier Group'' means, on any date, any individual who is, or the combination of individuals who are, descendants (as determined in accordance with, and notwithstanding any other provision hereof, the law of Québec) of Joseph-Armand Bombardier and the spouses, whether by marriage, civil union or common law relationship, of such individuals and each trust created solely for the benefit of any such individual or individuals, each of whom owns, directly or indirectly, through the Family Holding Companies or one or more Affiliates (provided that, for purposes of this definition, references in the definition of ''Affiliate'' to 10% shall be deemed to be a majority), an Equity Interest in Holdco or the Canadian Borrower.  For the avoidance of doubt, a combination may be comprised of one such individual.

''Borrowers'' means, collectively, the Canadian Borrower and the U.S. Revolving Borrower (each, a ''Borrower'').

''BRP Acquisition'' means the acquisition on December 18, 2003 by the Canadian Borrower and its Subsidiaries of substantially all of the assets of the recreational products business of Bombardier Inc.

''BRP Acquisition Agreement'' means the Purchase Agreement dated as of December 2, 2003 between Bombardier Inc. and the Canadian Borrower.

''BRP Segment'' means Bombardier Recreational Products, a reportable segment of Bombardier Inc.

''Business Day'' means any day, other than a Saturday or a Sunday or a statutory holiday in the relevant jurisdiction or jurisdictions, and, where used in the context of a notice, delivery, payment or other communication addressed to the Administrative Agent, which is also a day on which banks are not required or authorized to close in New York, Toronto or Montreal; and in the case of LIBOR Loans and EUROLIBOR Loans, which is also a day on which banks are not required or authorized to close in London, England, and which is a day on which dealings are carried on in the London interbank market.

''Caisse'' means (i) Caisse de dépôt et placement du Québec and its Affiliates (provided that, for purposes of this definition, references in the definition of ''Affiliate'' to 10% shall be deemed to be a majority), including any investment partnership whose general partner or manager is controlled by, or under direct or indirect common control with, any of the foregoing Persons, and (ii) any officer, director, employee, partner, member or stockholder of the manager or general partner of the Persons identified in clause (i).

''Calculation Date'' has the meaning set forth in the definition of ''Applicable Margin.''

''Canadian Borrower'' means Bombardier Recreational Products Inc. and its successors and permitted assigns.

''Canadian Dollars'' and ''Cdn$'' mean dollars in lawful currency of Canada.

''Canadian Obligor'' means an Obligor incorporated under the laws of Canada or any province thereof.

''Canadian Payment Branch'' has the meaning set forth in the definition of ''Relevant Payment Branch.''

''Canadian Pension Event'' means, with respect to any Canadian Plan, (a) the termination of such Canadian Plan or the taking of any other action with respect to such Canadian Plan that, individually or in the aggregate, could reasonably be expected to result in a net liability of the Canadian Borrower or any of its Subsidiaries (after giving effect to the implementation of any new Canadian Plan or Plans and any cost reductions that are reasonably and in good faith expected to be realized after such termination or other action), or (b) the failure to make full payment when due of all amounts which, under the provisions of such Canadian Plan, any agreement relating thereto or Requirement of Law, the Canadian Borrower or any of its Subsidiaries is required to pay as contributions thereto.

''Canadian Perfection Certificate'' means a certificate substantially in the form of Exhibit L-1.

''Canadian Plan'' means any plan, program, agreement or arrangement that is a pension plan for the purposes of Applicable Canadian Pension Legislation or under the Income Tax Act (Canada) (whether or not registered under such law) that is maintained or contributed to, or to which there is or may be an obligation to contribute, by the Canadian Borrower or any of its Subsidiaries in respect of their respective employees in Canada.

''Canadian Prime Rate'' means, at any time, the greater of (i) the variable rate per annum, expressed on the basis of a 365- or 366-day year, established or quoted from time to time by the Administrative Agent as the reference rate of interest then in effect for determining interest rates on Canadian Dollar-denominated commercial loans made by it in Canada, and referred to by it as its ''prime rate'', and (ii) the sum of (A) the rate per annum for Canadian Dollar bankers' acceptances having a term of 30 days that appears on the display page designated as the CDOR Page (or any replacement page) by Reuters Money Market Service (or its successor) as of 10:00 a.m. (Toronto, Ontario time) on the date of determination as reported by the Administrative Agent or, in the event such display page is unavailable or does not display a rate for the applicable term, the average of the rates for such term quoted by the Schedule I

Reference Lenders as of 10:00 a.m. (Toronto, Ontario time) for value as at such time and (B) 1% per annum.

''Canadian Prime Rate Loan'' means a Loan bearing interest at a rate determined by reference to the Canadian Prime Rate.

''Canadian Resident'' means, at any time, a Person who at that time is (a) not a non-resident of Canada for purposes of the Income Tax Act (Canada); (b) an authorized foreign bank deemed to be resident in Canada for purposes of the Income Tax Act (Canada) in respect of all amounts payable pursuant to this Agreement; (c) a Canadian partnership, as that term is defined in the Income Tax Act (Canada) or (d) any other Person who is not liable for withholding tax pursuant to Part XIII of the Income Tax Act (Canada) in respect of all amounts payable to such Person pursuant to the Canadian Revolving Facility.

''Canadian Revolving Commitment'' means, for each Canadian Revolving Lender, the amount identified as its Canadian Revolving Commitment (including its Canadian Swingline Facility Commitment in respect of such Facility, if any), on Schedule 1.1 or on the execution pages of the Original Credit Agreement, or both, or in an Assignment Agreement executed and delivered by such Lender, as such amount shall be reduced as a result of any assignment made by such Canadian Revolving Lender in accordance with the provisions of Section 11.3(b) or as a result of any permanent reduction in the amount thereof pursuant to Sections 2.7, 2.8, 3.6, 3.7 and 3.8.

''Canadian Revolving Committed Amount'' means, at any time, the aggregate amount of the Canadian Revolving Commitments at such time; provided that the aggregate amount of the Canadian Revolving Committed Amount shall not exceed Cdn$200.0 million (or the US$ Equivalent Amount or Euro Equivalent Amount thereof) or such lesser amount to which such sum shall then have been permanently reduced pursuant to Sections 2.7, 2.8, 3.6, 3.7 and 3.8.

''Canadian Revolving Facility'' means, at any time, that certain revolving loan facility in the principal amount equal to the Canadian Revolving Committed Amount from time to time established by the Canadian Revolving Lenders in favor of the Canadian Borrower pursuant to Section 2.1(b).

''Canadian Revolving Lenders'' means, collectively, each Person identified as a ''Canadian Revolving Lender'' on Schedule 1.1 or on the execution pages of the Original Credit Agreement, or both (provided  that such Person shall have delivered to the Canadian Borrower and the Administrative Agent such certificates, forms, documents or other evidence as may be applicable and determined by the Canadian Borrower, acting reasonably, to be reasonably satisfactory to establish that such Person is a Canadian Resident on the Effective Date (it being acknowledged that a representation by such Person that it is a Canadian Resident shall be deemed to be reasonably satisfactory evidence thereof if such representation is accompanied by an explanation of the basis for such status)), each acting through its lending office set forth in Schedule 1.1 or such other lending office as such Person may specify in accordance with Section 11.1, and any Person who becomes a Canadian Revolving Lender by way of assignment in accordance with Section 11.3(b), together with such Person's successors and permitted assigns (each, individually, a ''Canadian Revolving Lender'').

''Canadian Revolving Outstanding Amount'' has the meaning set forth in Section 2.4(e)(i).

''Canadian Revolving Unused Commitment'' means, at any time, the amount by which (i) the then Canadian Revolving Committed Amount exceeds (ii) the then Canadian Revolving Outstanding Amount.

                                ''Canadian Security Agreement'' means a general security agreement substantially in the form of Exhibit D-1 or such other form of general security or other instrument charging personal property as Lead Arrangers' Counsel may approve.

''Canadian Security Documents'' has the meaning set forth in Section 4.2(n)(i) of the Original Credit Agreement, and shall also include the documents identified in Section 4.3A(h).

''Canadian Swingline Facility'' means, in respect of the Canadian Revolving Facility, a separate short term revolving line of credit not greater than the Canadian Swingline Maximum Amount (or the Equivalent Amount in U.S. Dollars or Euros) provided to the Canadian Borrower by the Canadian Swingline Facility Lender, which shall form part of such Lender's Canadian Revolving Commitment.

''Canadian Swingline Facility Commitment'' means the amount identified as the Canadian Swingline Facility Commitment of the Canadian Swingline Facility Lender in Schedule 1.1 or the execution pages of the Original Credit Agreement, or both.

''Canadian Swingline Facility Lender'' means Bank of Montreal (or any successor thereto), as maker of revolving Loans under the Canadian Swingline Facility.

''Canadian Swingline Maximum Amount'' means, at any time, the amount in Canadian Dollars specified on the execution page of the Original Credit Agreement for the Swingline Facility Lender or on Schedule 1.1 or both.

''Canadian Transaction Coordinator'' means Royal Bank of Canada (or any successor thereto) or such other agent as the Administrative Agent may appoint in its place in such capacity in accordance with the terms of this Agreement.

''Capital Expenditures'' means, without duplication, for any period, additions to property, plant and equipment and other capital expenditures of the Consolidated Companies that are (or should be) set forth in a consolidated statement of cash flows for the Consolidated Companies for such period prepared in accordance with GAAP, but excluding

(i)

normal replacement and maintenance programs properly charged to current operations,

(ii)

the purchase price of equipment to the extent that the consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment,

(iii)

any Transition Costs constituting capital expenditures in accordance with GAAP,

(iv)

any expenditures made to restore, replace or rebuild property to the condition of such property immediately prior to any Casualty Event to the extent the expenditure is made with Net Available Proceeds in accordance with Section 3.8(b), and

(v)

any expenditures made with the Net Available Proceeds of any Disposition in accordance with Section 3.8(a) in an amount not to exceed Cdn$25.0 million in any fiscal year.

''Capital Lease'' means any Lease of any property (whether real, personal, immovable, movable or mixed) which, in accordance with GAAP, would be accounted for by the lessee as a capital lease.

                                ''Cash Equivalents'' means, for any Person:

(a)

direct obligations of the United States of America or Canada, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America or Canada, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person;

(b)

time deposits, certificates of deposit or bankers' acceptances (including eurodollar deposits) issued by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia or under the laws of Canada or any U.S. or Canadian branch of a foreign bank having capital, surplus and undivided profits of at least US$500.0 million or the Canadian Dollar Equivalent Amount and a deposit rating of not less than investment grade by any rating agency rating such financial institution;

(c)

commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, respectively, or R1 or better by Dominion Bond Rating Service Limited, respectively, in each case maturing not more than one year from the date of acquisition thereof by such Person;

(d)

repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b);

(e)

securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, by any province of Canada or by any political subdivision or taxing authority of the foregoing, and, in each case, rated A or better by S&P or A or better by Moody's;

(f)

instruments equivalent to those referred to in clauses (a) through (e) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States and Canada to the extent reasonably required in connection with any business conducted by any subsidiary organized in such jurisdiction; and

(g)

money market mutual funds that invest all or substantially all their assets in the foregoing items.

''Casualty Event'' means, with respect to any Property of any Person, any loss of title with respect to Real Property or any loss of or damage to, or any condemnation, expropriation or other taking (including by any Governmental Authority) of, such Property for which such Person or any of its Subsidiaries receives or may be entitled to receive insurance proceeds or proceeds of a condemnation or expropriation award or other compensation; provided, however, no such event shall constitute a Casualty Event if (x) such proceeds or other compensation in respect thereof is less than Cdn$2.5 million and (y) all such proceeds and other compensation in respect of all such events since the Effective Date is less than Cdn$10.0 million.  ''Casualty Event'' shall include but not be limited to any taking of all or any part of any Real Property of any Company, in or by condemnation or expropriation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Company by any Governmental Authority, civil or military.

''Casualty Event Offer'' has the meaning set forth in Section 3.8(b).

                                ''Casualty Proceeds'' means, subject to Sections 3.8(b)(i) and 3.8(b)(ii), the aggregate amount of Net Available Proceeds received by the Canadian Borrower or any of its Subsidiaries from all Casualty Events.  Following any Casualty Event Offer, the amount of Casualty Proceeds shall be reset at zero.

''Catch-up Date'' has the meaning set forth in Section 3.7(d).

''Change of Control'' shall be considered to have occurred if

(i)

at any time prior to a Qualified Public Offering:  the Permitted Holders shall cease to own, directly or indirectly, in the aggregate, issued and outstanding Equity Interests of Holdco having at least a majority of the ordinary voting power of the then outstanding Equity Interests of Holdco; or

(ii)

at any time on or after a Qualified Public Offering:  (a) any Person (other than the Permitted Holders), whether singly or in concert with one or more Persons, shall, directly or indirectly, have acquired or acquire the power (x) to vote or direct the voting of 30% or more, on a fully diluted basis, of the outstanding ordinary voting power of the outstanding Equity Interests of Holdco, and the Permitted Holders shall at such time own less than such Person or Persons, on a fully diluted basis, of the outstanding ordinary voting power of the outstanding Equity Interests of Holdco, or (y) to elect or designate for election a majority of the board of directors of Holdco by voting power, contract or otherwise or (b) the board of directors of Holdco shall cease to consist of at least a majority of Continuing Directors.

''Class'' means the Lenders under the Canadian Revolving Facility, the U.S. Revolving Facility, the New Term Facility, the Canadian Swingline Facility or the U.S. Swingline Facility, as the context requires.

''Closing Date'' means December 18, 2003.

''Code'' means the U.S. Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended or replaced from time to time.

''Collateral'' means all of the Pledged Collateral (as defined in the Security Agreements), the Mortgaged Property, the Trust Property and the Secured Property (each as defined in the applicable Mortgage) and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Security Document.

''Collateral Account'' has the meaning set forth in the Canadian Security Agreement.

''Commission'' means the United States Securities and Exchange Commission.

''Commitment'' means, for each Lender, the amount identified as its Commitment with respect to each of the Canadian Revolving Facility, the U.S. Revolving Facility, the New Term Facility or any Incremental Term Facility, as the case may be, on Schedule 1.1 or the execution pages hereof, of the Original Credit Agreement or of any Incremental Amendment, or any of them, as such amount may be modified as a result of any assignment made in accordance with Section 11.3(b) or permanently reduced in accordance with Sections 2.7, 2.8, 3.6, 3.7 and 3.8, and together comprising the Aggregate Committed Amount.

''Commitment Fees'' means the fees payable to the Lenders pursuant to Section 3.9(a).

                                ''Commitment Percentage'' means, in respect of any Lender and any Facility, the percentage determined by dividing that Lender's Commitment (excluding its Canadian Swingline Facility Commitment or U.S. Swingline Facility Commitment, if any) in respect of that Facility by the aggregate Committed Amount (excluding the Canadian Swingline Facility Commitment and the U.S. Swingline Facility Commitment, if any) in respect of that Facility.

''Committed Amount'' means, in respect of any Facility, the aggregate amounts of the Relevant Lenders' Commitments in respect of such Facility.

''Companies'' means Holdco and its Subsidiaries; and ''Company'' means any one of them.

''Consolidated Assets'' means, at any particular time with respect to any Person, the aggregate assets of such Person and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

''Consolidated Companies'' means the Canadian Borrower and its Consolidated Subsidiaries.

''Consolidated EBITDA'' means, for any period, the sum (without duplication) of the amounts for such period of Adjusted Net Income, plus

(a)

in each case to the extent deducted in calculating such Adjusted Net Income (except for clause (viii) below which is not reflected in Adjusted Net Income), (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expense, (iv) nonrecurring costs and expenses not to exceed Cdn$10.0 million incurred in connection with the Transactions within 365 days thereof, (v) non-cash write-offs and impairment charges related to goodwill, intangibles and long-lived assets, (vi) write-offs of the step-up of inventory to fair market value in accordance with purchase accounting, (vii) non-cash compensation charges, (viii) the benefit (or, to the extent not already deducted in computing Adjusted Net Income, the loss) of fair market value amounts ascribed to foreign currency hedging contracts in purchase accounting (or the deferred gain related to foreign currency hedging contracts terminated on or prior to the Effective Date) in the period in which the underlying contract is scheduled to be closed out, (ix) Transition Costs, (x) fees and expenses payable pursuant to the Investor Agreements, and (xi) other non-cash items of expense, other than to the extent requiring an accrual or reserve for future cash expenses all as determined on a consolidated basis for the Consolidated Companies, minus

(b)

(i) changes in estimates to reserves established in purchase accounting prior to the Transactions, and (ii) to the extent included in determining such Consolidated Net Income, all non-cash items of income for such period, other than changes in revenue estimates in the ordinary course of business and reduction in reserves that were not added back pursuant to clause (a)(xi) above, all determined on a consolidated basis in accordance with GAAP.

Solely for purposes of calculating the Total Leverage Ratio and the Interest Coverage Ratio, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to the BRP Acquisition and any other Acquisition, any Disposition of a Subsidiary, or any Disposition or discontinuation of a line of business consummated during the fiscal period of the Canadian Borrower ended on the applicable Test Date as if each such Acquisition had been effected on the first day of such period and as if each such Disposition or discontinuation had been consummated on the day prior to the first day of such period.

Notwithstanding anything to the contrary in this Agreement, for the Quarters ended July 31, 2003 and October 31, 2003, Consolidated EBITDA shall be deemed to be Cdn$5.3 million and Cdn$82.4 million, respectively.

''Consolidated Interest Expense'' means, for any period, (x) all interest expense of the Consolidated Companies for such period as determined on a consolidated basis for the Consolidated Companies in accordance with GAAP, whether paid in kind, or amortization of discounts and deferred financing fees (it being understood that any fees or other charges in the nature of interest or discount accrued in connection with any Permitted Receivables Facility shall not be included as interest expense), minus (y) interest income of the Consolidated Companies for such period.  For purposes of the foregoing, interest expense is determined after giving effect to any net payments made or received by a Consolidated Company with respect to interest rate Hedging Agreements.  Solely for purposes of calculating clause (y) of the Interest Coverage Ratio for the period of four Quarters ending on April 30, 2004, July 31, 2004 and October 31, 2004, Consolidated Interest Expense shall be deemed to be (a) the Consolidated Interest Expense for the Quarter ending April 30, 2004, multiplied by four, (b) the Consolidated Interest Expense for the two Quarters ending July 31, 2004, multiplied by 2, and (c) the Consolidated Interest Expense for the three Quarters ending October 31, 2004, multiplied by 4/3, respectively.  Solely for purposes of calculating the Interest Coverage Ratio, Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to the BRP Acquisition and any other Acquisition, any Disposition of a Subsidiary, or any Disposition or discontinuation of a line of business consummated during the fiscal period of the Canadian Borrower ended on the Test Date as if each such Acquisition had been effected on the first day of such period and as if each such Disposition or discontinuation had been consummated on the day prior to the first day of such period.

''Consolidated Net Income'' means, for any period, the consolidated net income (or loss) of the Consolidated Companies for such period, determined in conformity with GAAP, but excluding the income of any Person (other than the Subsidiaries) in which any Company has an ownership interest, until such income has been received by a Company in a cash distribution and in any event not greater than the Canadian Borrower's proportionate interest in the net income of such Person for the relevant period.

''Consolidated Revenues'' means, for any period with respect to any Person, the total revenues of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, except that for the fiscal years ending January 31, 2004 and January 31, 2005, revenues shall be increased by the fair market value amounts ascribed to foreign currency hedging contracts in purchase accounting in the period in which the underlying contract is closed out.

''Consolidated Subsidiary'' means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

''Contingent Obligation'' means, as to any Person, any obligations or direct or indirect liability of such Person, whether or not contingent, with or without recourse,

(a)

to guarantee or indemnify any other Person in respect of any Indebtedness, lease, dividend, letter of credit or other obligation (the ''primary obligations'') of another Person (the ''primary obligor''), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds or other support for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each of clauses (i) through (iv), a ''Guarantee Obligation'');

(b)

with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments;

(c)

to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or

(d)

in respect of any Hedging Agreement;

provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case, in the ordinary course of business.  The amount of any Contingent Obligation shall (x) in the case of any Guarantee Obligation, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (y) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof; provided, however, that in the case of any repurchase or similar obligations under any Permitted Floorplan Facility or Permitted Receivables Facility, the amount of such Contingent Obligations shall be limited to the maximum stated or determinable amount of such obligations under such facility, it being understood that if such maximum amount applies on an annual basis, only the amount calculated for the then current year shall be included in the calculation of the amount of Contingent Obligations.

''Continuing Directors'' means the directors of Holdco on the Effective Date, after giving effect to the BRP Acquisition and the other Transactions, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdco is recommended by at least a majority of the then Continuing Directors or by a nominations committee thereof or designated or appointed by a Sponsor.

''Co-Syndication Agents'' means each of Merrill Lynch, UBS Securities LLC and Royal Bank of Canada (or any successor thereto) in such capacity or any successor co-syndication agent appointed pursuant to Section 10.10.

''Credit Documents'' means this Agreement, the Notes, the Security Documents, any L/C Documents, the Escrow Agreement, any evidence of obligations under any Swingline Facility, any Hedging Agreements and, solely for purposes of Section 8.1(i), the Agent Fee Letter.

''Credit Exposure'' means:

(a)

as to any Canadian Revolving Lender, (i) at any time prior to the termination of the Canadian Revolving Facility, the Canadian Revolving Commitment of such Canadian Revolving Lender and (ii) at any time after the termination of the Canadian Revolving Facility, the aggregate principal amount of the Extensions of Credit then outstanding and owed to such Canadian Revolving Lender under the Canadian Revolving Facility, including in each case, where applicable, the Canadian Swingline Facility;

                (b)

as to any U.S. Revolving Lender, (i) at any time prior to the termination of the U.S. Revolving Facility, the U.S. Revolving Commitment of such U.S. Revolving Lender and (ii) at any time after the termination of the U.S. Revolving Facility, the aggregate principal amount of the Extensions of Credit then outstanding and owed to such U.S. Revolving Lender under the U.S. Revolving Facility, including in each case, where applicable, the U.S. Swingline Facility; and

(c)

as to any New Term Lender, (i) at any time prior to the termination of the New Term Facility, the New Term Commitment of such New Term Lender and (ii) at any time after the termination of the New Term Facility, the aggregate principal amount of the Loans then outstanding and owed to such New Term Lender under the New Term Facility.

''Creditors'' means each Agent and each Lender.

''Cumulative Adjusted Net Income'' means, on any date of determination, Adjusted Net Income for the period (taken as one accounting period) commencing on February 1, 2005 and ending on the last date of the most recently ended Quarter for which financial statements have been delivered in accordance with Section 6.1, but excluding in any event interest expense accrued on Permitted Holdco Debt for any period in which such Indebtedness was not Pushdown Holdco Debt.

''Cumulative Growth Amount'' means, on any date of determination, the sum of, without duplication,

(A) the sum (which shall not be less than zero) of US$25,000,000 plus 50% of Cumulative Adjusted Net Income (or, if Cumulative Adjusted Net Income at the time of determination is a deficit, minus 100% of such deficit), plus

(B) the amount of Net Available Proceeds actually received by the Canadian Borrower from Equity Issuances by Holdco made after February 1, 2005 (to the extent that such amount was not required to be applied to prepay Loans pursuant to Section 3.7(c)) plus

(C) the amount of Net Available Proceeds actually received by the Canadian Borrower from the issuance after February 1, 2005 of Permitted Holdco Debt, plus

(D) an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received by the Canadian Borrower in cash on or prior to the date of determination in respect of any Investment described under clause (p) of the definition of ''Permitted Investments'' made since February 1, 2005 pursuant to Section 7.6, minus

(E) the sum at the date of determination of (1) the aggregate amount of Investments described under clause (p) of the definition of ''Permitted Investments'' made since February 1, 2005 pursuant to Section 7.6, plus (2) the aggregate amount of Dividend Payments made since February 1, 2005 pursuant to Section 7.7(f), and (3) the aggregate amount of payments, prepayments, redemptions or repurchases made since February 1, 2005 pursuant to Section 7.14(a)(3)(i).

''Debt Issuance'' means the incurrence by any Company of any Indebtedness after the Effective Date.

''Default'' means any event, act, condition or circumstance the occurrence or existence of which, with notice or lapse of time or both, would constitute an Event of Default.

                                ''Defaulting Lender'' means, at any time, any Lender that (i) has failed to make an Extension of Credit required pursuant to the terms of this Agreement, (ii) has failed to pay to the Administrative Agent an amount to be advanced by such Lender pursuant to the terms of this Agreement or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding, or in respect of which or whose assets a receiver, liquidator, curator, trustee, administrator or similar official has been appointed.

''Deferred Acquisition Obligations'' means, with respect to any Acquisition, all Acquisition Consideration deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments and liabilities representing the purchase price and any assumptions of liabilities, ''earn-outs'' and other Profit Payment Agreements, consulting agreements, service agreements and non-competition agreements and other liabilities of every type and description.  The amount of any Deferred Acquisition Obligation shall be deemed to be the reasonably anticipated liability in respect thereof as determined by the Canadian Borrower in good faith on the date of the applicable Acquisition.

''Delivery Date'' has the meaning set forth in the definition of ''Applicable Margin.''

''Disposition'' means (i) any conveyance, sale, lease, assignment, transfer or other disposition (including by way of merger or consolidation but excluding any Sale and Leaseback Transaction permitted by Section 7.5) of any Property (including accounts receivable or chattel paper and related assets of any Company and Equity Interests of Persons owned by any Company) (whether owned on the Effective Date or thereafter acquired) by any Company to any Person (other than (A) with respect to any Obligor, to any Obligors and (B) with respect to any other Company, to any Company and (C) dispositions of Cash Equivalents), and (ii) any liquidating dividend or liquidating distribution received by any Company in respect of any Investment in any Person that is not a Subsidiary excluding, however, in each case any Excluded Disposition (except for purposes of defining the term ''Excluded Disposition'').

''Disposition Event'' means the receipt by any Company of cash or Cash Equivalent proceeds or cash or Cash Equivalent distributions of any kind in consideration for a Disposition.

''Disposition Event Offer'' has the meaning set forth in Section 3.8(a).

''Disposition Proceeds'' means, subject to Sections 3.8(a)(i) and 3.8(a)(ii), the aggregate amount of Net Available Proceeds received by the Canadian Borrower or any of its Subsidiaries from all Disposition Events.  Following any Disposition Event Offer, the amount of Disposition Proceeds shall be reset at zero.

''Disqualified Capital Stock'' means, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely for Qualified Capital Stock) or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date which is 90 days after the Term Loan Maturity Date.  Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require such Person to repurchase or redeem such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such

Equity Interest provide that such Person may only repurchase or redeem such Equity Interest pursuant to such provisions if such repurchase or redemption complies with Section 7.7.

''Dividend Payment'' means dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Equity Interests or Equity Rights of any Company, but excluding dividends paid through the issuance of additional shares of Qualified Capital Stock and any redemption or exchange of any Qualified Capital Stock of such Company through the issuance of Qualified Capital Stock of such Company.

''Effective Date'' has the meaning set forth in Section 4.1.

''Eligible Person'' means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least US$100.0 million; (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the ''OECD''), or a political subdivision of any such country, and having a combined capital and surplus in an Equivalent Amount of at least US$100.0 million; provided, that such bank is acting through a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (iii) an insurance company, mutual fund or other entity that is regularly engaged in making, purchasing or investing in loans or securities; or any other financial institution organized under the laws of the United States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in an Equivalent Amount of at least US$100.0 million; (iv) any Affiliate of a Lender; (v) any other entity (other than a natural person) that is an ''accredited investor'' (as defined in Regulation D under the U.S. Securities Act or in Ontario Securities Commission Rule 45-501 ''Exempt Distributions'', as amended) that extends credit or buys loans as one of its businesses or investing activities including insurance companies, mutual funds and investment funds; and (vi) any other entity consented to by each of the Global Transaction Coordinator and the Canadian Borrower.  With respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund or commingled investment vehicle that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor shall be treated as a single Eligible Person.

''Environmental Claim'' means, with respect to any Person, any written notice, claim, demand or other communication (collectively, a ''claim'') by any other Person alleging such Person's liability for any costs, cleanup costs, investigation, remediation, response or corrective action costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of or resulting from (i) the presence, Release or threatened Release into the environment of any Hazardous Material at any location, whether or not owned by such Person, or (ii) any violation of any Environmental Law.  The term ''Environmental Claim'' shall include any claim by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

''Environmental Laws'' means any applicable current or future Requirement of Law, including legally enforceable requirement of the common law or of any Governmental Authority having jurisdiction to the extent pertaining to (a) the protection of public or occupational health and safety, and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, investigation, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material, (e) pollution (including any release to land surface water and groundwater) or (f) the health or safety of any employees of any Person, together with, in each case, any analogous implementing or successor law, and any amendment thereto and any rule, regulation, order or directive issued thereunder.

''Equity Financing'' means the purchase for cash of the common equity of Holdco in an aggregate amount of not less than Cdn$304.5 million by the Investors.

''Equity Interests'' means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the Effective Date or thereafter.

''Equity Issuance'' means any of (a) any issuance or sale after the Effective Date by any Company of any Equity Interests (including any Equity Interests issued upon exercise of any Equity Rights) or any Equity Rights (other than any issuance by a Company that is not an Obligor to any other Company, and any issuance by any Obligor to any other Obligor), whether pursuant to a public offering or private placement to any Person, or (b) the receipt by any Company after the Effective Date of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution), in each case other than any Excluded Equity Issuance.  The issuance or sale of any debt security convertible into or exchangeable or exercisable for any Equity Interests shall be deemed a Debt Issuance and not an Equity Issuance for purposes of Section 3.7(c).

''Equity Rights'' means, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, pre-emptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

''Equivalent Amount'' means, on any date in one currency (the ''first currency'') of any amount denominated in another currency (the ''second currency''), the amount of the first currency which could be purchased with such amount of the second currency at the Bank of Canada noon spot rate on such date.

''ERISA'' means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time.  References to sections of ERISA shall be construed also to refer to any successor sections.

''ERISA Affiliate'' means an entity, whether or not incorporated, which is under common control with Holdco or any Material Subsidiary within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes Holdco or any Material Subsidiary and which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

''ERISA Entity'' means Holdco, any Material Subsidiary and any ERISA Affiliate.

''ERISA Event'' means (a) with respect to a Pension Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the existence with respect to any Pension Plan of an ''accumulated funding deficiency'' (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer any Pension Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by any ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or could reasonably be expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Obligor or any of its Subsidiaries.

''Escrow Agent'' means Bank of Montreal in such capacity under the Escrow Agreement.

''Escrow Agreement'' means the escrow agreement substantially in the form of Exhibit I dated as of the Closing Date between Holdco, the Investors and the Escrow Agent.

''Euro'' or ''€'' means the lawful currency of the participating member states of the European Union that adopt a single currency in accordance with the treaty establishing the European Communities as amended by the Treaty on European Union.

''EUROLIBOR'' means, for each Interest Period for any EUROLIBOR Loan, the aggregate of (a) the applicable EUROLIBOR Reserve Percentage, if any, and (b) the rate per annum, expressed on the basis of a 360-day year, rounded upwards, if necessary, to the nearest one-hundredth of one percent, equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by the Administrative Agent) as of 11:00 a.m. (London, England, time) (or as soon thereafter as practicable), on the date two (2) Business Days prior to and for value on the first day of such Interest Period for deposits in Euros having a term comparable to such Interest Period and in an amount comparable to the principal amount of the EUROLIBOR Loan to which such Interest Period relates.  If neither such Telerate Page 3750 nor any successor or similar service is available, then ''EUROLIBOR'' shall mean, with respect to any Interest Period for any applicable EUROLIBOR Loan, the rate of interest per annum, expressed on the basis of a 360-day year, rounded upwards, if necessary, to the nearest basis point, determined by the Administrative Agent as of 11:00 a.m. (London, England, time) (or as soon thereafter as practicable), on the date two (2) Business Days before and for value on the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to the Administrative Agent, by one or more prime banks selected by such Agent in its reasonable discretion, in the London interbank market, of deposits in Euros for delivery on the first day of such Interest Period and having a term comparable to such Interest Period and in an amount comparable to the EUROLIBOR Loan to which such Interest Period relates.  Each determination by the Administrative Agent of EUROLIBOR shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

''EUROLIBOR Loan'' means a Loan bearing interest at a rate determined by reference to EUROLIBOR.

                                ''Event of Default'' has the meaning set forth in Article 8.

''Exchange Indenture'' means an indenture pursuant to which Exchange Notes are issued.

''Exchange Notes'' means the notes exchanged for Senior Subordinated Notes pursuant to the Exchange Offer.

''Exchange Offer'' means the offer pursuant to which the Senior Subordinated Notes are exchanged for Exchange Notes pursuant to the Exchange Indenture.

''Excluded Dispositions'' means (i) Dispositions for fair market value resulting in no more than Cdn$2.5 million in aggregate proceeds per Disposition (or series of related Dispositions) and no more than Cdn$7.5 million in aggregate proceeds in any fiscal year; (ii) an exchange of equipment or inventory for other equipment or inventory; provided that the Company effecting such exchange receives at least substantially equivalent value in such exchange for the Property disposed of; (iii) the attachment or granting of any Permitted Lien, the making of any Investment permitted by Section 7.6 and the making of any Dividend Payment permitted by Section 7.7; (iv) the sale of inventory in the ordinary course of business consistent with past practices; (v) the sale or transfer of accounts receivable or chattel paper and related assets in connection with any Permitted Receivables Facility and any assets directly related thereto, including all collateral securing such accounts receivable, chattel paper and other assets (including contract rights and all guarantees or other obligations in respect of such accounts receivable or chattel paper, proceeds of such accounts receivable or chattel paper and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or chattel paper); (vi) the non-exclusive license or sublicense of rights to use patents, trade secrets, know-how and other intellectual property of any Company to the extent such license or sublicense does not interfere with the business of any Company; (vii) like-kind exchanges subject to the provisions of Section 7.4(b)(iv)) and (viii) the liquidation of Cash Equivalents.

''Excluded Equity Issuance'' means (i) any issuance of Equity Interests of Holdco to the seller or sellers in consideration for a Permitted Acquisition or pursuant to the BRP Acquisition Agreement; (ii) any issuance of Equity Interests by Holdco to the Investors, the proceeds of which are contributed as common equity to the Canadian Borrower; (iii) any issuance by Holdco or any of its Subsidiaries of Equity Interests of Holdco or such Subsidiary to employees, directors, officers or consultants pursuant to an employment agreement or a benefit or compensation plan; (iv) any issuance of Qualified Capital Stock of Holdco or any of its Subsidiaries to the extent that the proceeds thereof are used for a substantially contemporaneous purchase or redemption of Equity Interests of Holdco or such Subsidiary pursuant to Section 7.7(b); (v) sales or issuances of Equity Interests of Holdco to members of management, employees or consultants of any Company pursuant to an offering completed prior to the date that is three months after the Closing Date; and (vi) any issuance of Equity Interests by Holdco or any of its Subsidiaries to directors or nominees if resulting in de minimis proceeds.

''Excluded Mortgaged Real Property'' has the meaning set forth in Section 4.3A(g)(i).

''Excluded Taxes'' means (a) with respect to the Administrative Agent, any Lender or any Transferee in connection with the U.S. Revolving Facility, (i) income or franchise taxes imposed on (or measured by) its net income by any jurisdiction under the laws of which the Administrative Agent, such Lender or such Transferee is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (ii) any tax similar to the branch profits tax under Section 884 of the Code that is imposed by any jurisdiction described in clause (a)(i) above, (b) with respect to the Administrative Agent, any Lender, the Issuing Lender or any Transferee in connection with the Canadian Revolving Facility or the New Term Facility, (i) income or franchise taxes imposed on (or measured by) its net income by any jurisdiction under the laws of which the Administrative Agent, such Lender or such Transferee is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (ii) any tax similar to the branch profits taxes currently imposed by Canada (or any province) or that is imposed by any jurisdiction described in clause (b)(i) above, (c) any Other Taxes and (d)  with respect to the Administrative Agent, any Lender or any Transferee, increases (solely as a result of a Legal or Regulatory Change that increases the rate but not as a result of a Legal or Regulatory Change that changes the basis by which (or the base on which) capital Tax is applied or calculated) in capital Taxes imposed on (or measured by) taxable capital imposed by Canada or any province thereof.

''Extension Date'' means, in relation to any Extension of Credit (except a Loan under any Swingline Facility), the date, which shall be a Business Day, on which such Extension of Credit is made available to a Borrower pursuant to a Notice of Borrowing and, in relation to any Loan under any Swingline Facility, the date, which shall be a Business Day, on which the applicable Floating Rate Loan is made available to the Relevant Borrower.

''Extension of Credit'' means the making of any Loan by the Relevant Lenders (other than a participation therein by a Lender) or the issuance of any Letter of Credit by the Issuing Lender.

''Face Amount'' means, in respect of a Bankers' Acceptance or Acceptance Note, the amount payable to the holder thereof on the maturity thereof.

''Facility'' means, as the context requires, the Canadian Revolving Facility, the U.S. Revolving Facility, the New Term Facility or any Incremental Term Facility, and ''Facilities'' means any two or more of them, as the context may require.

''Family Holding Companies'' means, collectively, Beaudier Inc., Jadier International Inc., Gestion J.I.C.A. Inc. and Fonds Achbee Inc., in each case for so long as such corporation continues to be used as a holding corporation for one or more of the members of the Beaudier Group and such members continue to beneficially hold, directly or indirectly, not less than 85% of the ownership interests in such corporation.

''Federal Funds Rate'' means, for any day, the rate per annum, expressed on the basis of a 360-day year (rounded upward, if necessary, to the nearest one-sixteenth of one percent), equal to the weighted average of the rates on overnight federal funds transactions with members of the U.S. Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions, as determined by the Administrative Agent.

''Fixed Rate Loans'' means, collectively, LIBOR Loans, EUROLIBOR Loans and Bankers' Acceptance Loans and ''Fixed Rate Loan'' means any one of them.

''Floating Rate Loans'' means, collectively Canadian Prime Rate Loans, U.S. Base Rate Loans and U.S. Prime Rate Loans and ''Floating Rate Loan'' means any one of them.

''Floor Planning Facility'' has the meaning set forth in Section 4.2(j).

                                ''Forecast Exposure'' has the meaning set forth in Section 6.12.

''Foreign Obligor'' means any Obligor that is not a Canadian Obligor or a U.S. Obligor.

''Foreign Plan'' means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by Holdco or any of its Subsidiaries with respect to employees employed outside the United States or Canada.

''Funded Debt'' means Indebtedness in respect of any outstanding Pushdown Holdco Debt, the Senior Subordinated Notes, Additional Subordinated Debt, Incremental Term Loans and Loans under the New Term Facility.

''GAAP'' means generally accepted accounting principles in Canada, as set out in the Handbook of the Canadian Institute of Chartered Accountants, as the same may be amended, supplemented or restated from time to time, applied on a consistent basis, subject to Section 1.3.

''Global Transaction Coordinator'' means Merrill Lynch (or any successor thereto).

''Government Acts'' has the meaning set forth in Section 2.11(i).

''Governmental Authority'' means any federal, provincial, state, regional, municipal or foreign (including the European Union) court, government or governmental agency, board, tribunal, authority, instrumentality or regulatory body and includes the Bank Committee on Banking Regulation and Supervisory Practices of the Bank for International Settlement and Her Majesty the Queen in right of Canada or any Province.

''Guaranteed Obligations'' has the meaning set forth in Section 9.1.

''Guarantees'' means, collectively, the guarantee granted by Holdco, the Canadian Borrower and each other Guarantor in Article 9 or, where applicable, substantially in the form of Exhibit E (with appropriate changes as may be required by local law) or such other form as Lead Arrangers' Counsel may approve, and ''Guarantee'' means any one of the foregoing, as the context may require.

''Guarantors'' means, collectively, (i) Holdco, (ii) with respect to the U.S. Revolving Facility, the Canadian Borrower, (iii) each Material Subsidiary (other than any Receivables Co.) of the Canadian Borrower and (iv) each Wholly Owned Subsidiary of the Canadian Borrower so long as, in the case of clause (iii) or (iv), such Subsidiary (a) is designated as a Guarantor in Schedule 5.13, or (b) is required to execute and deliver a Guarantee pursuant to Section 6.10(a) or (b), and ''Guarantor'' means any one of them, as the context may require.

''Hazardous Materials'' means any substance, material, contaminant, pollutant or waste defined as a hazardous material or otherwise regulated in or under or which could give rise to liability under any Environmental Laws.

''Hedging Agreement'' means any agreement (including any master agreement and any schedule or agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing) and is designed to protect any Company against fluctuations in interest rates, currency exchange rates,  commodity prices, equity prices or values or similar risks (including any Interest Rate Protection Agreement or other agreement entered into pursuant to Section 3.4).

''Hedging Obligations'' of any Person mean the obligations of such Person pursuant to a Hedging Agreement.

''Holdco'' means (i) J.A. Bombardier (J.A.B.) Inc., a corporation incorporated under the Canada Business Corporations Act or (ii) any other entity (a ''Succeeding Holdco'') organized under the laws of Canada or any province thereof or the United States of America or any state thereof that becomes the immediate parent of the Canadian Borrower.

''including'' shall be interpreted on an inclusive basis and shall be deemed to be followed by the phrase ''without limitation.''

''Incremental Amendment'' has the meaning set forth in Section 2.2A.

''Incremental Facility Closing Date'' has the meaning set forth in Section 2.2A.

''Incremental Term Facility'' means a term loan facility providing for Incremental Term Loans and documented by an Incremental Amendment in accordance with Section 2.2A.

''Incremental Term Loans'' has the meaning set forth in Section 2.2A.

''Indebtedness'' of any Person means any indebtedness or liability which, in accordance with GAAP, would be classified as debt of such Person (excluding deferred taxes and all employee benefit obligations), but in any event including, without duplication:

(a)

all indebtedness of such Person for or in respect of borrowed money;

(b)

all indebtedness of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made;

(c)

the principal portion of all obligations of such Person under Capital Leases and Synthetic Leases;

(d)

all indebtedness of such Person in respect of the deferred purchase or acquisition price of any real or personal property or any services (whether or not recourse for such indebtedness is limited to the repossession and sale of any such property) other than trade payables and other accrued obligations incurred in the ordinary course of business for the purchase of goods and services for purposes of carrying on such business;

(e)

all Contingent Obligations of such Person;

(f)

for the purposes of Sections 7.1 and 8.1(e) only, all net obligations of such Person in respect of Hedging Agreements;

(g)

the maximum amount (after giving effect to any prior drawings or reductions which have been reimbursed) of all letters of credit or letters of guarantee issued or bankers' acceptances issued by or for such Person and, without duplication, the face amount of all drafts drawn thereunder (to the extent unreimbursed or not converted);

                (h)

the aggregate amount of Indebtedness associated with uncollected accounts receivable of such Person subject at such time to a sale of accounts receivable (or similar transaction) to the extent such amount would be reflected as debt on the balance sheet of such Person in accordance with GAAP; and

(i)

all liabilities secured by any Lien (other than Liens for taxes not yet due and payable or otherwise being contested in good faith) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, but limited to the fair market value of the property;

provided, however, that ''Indebtedness'' shall not include:

(A)

representations, warranties, guarantees, covenants, indemnities, reimbursement or repurchase obligations in agreements relating to any Permitted Floorplan Facility or Permitted Receivables Facility that are customary in such financings; and

(B)

post-closing payment adjustments to which a seller may become entitled to the extent such payment is determined by a final closing balance sheet in connection with the purchase by a Company of any business.

In no event shall Indebtedness of any Person include Qualified Capital Stock of such Person.  The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture to the extent such Person is legally obligated with respect thereto.

''Indemnified Taxes'' means all Taxes (other than Excluded Taxes) that are imposed on the Administrative Agent, any Lender or any Transferee (i) in connection with any payments to be made by any Obligor in connection with the Loans or otherwise hereunder or (ii) in connection with the transactions described herein but not described in clause (i) (i.e., not imposed on or in connection with any payments), but only to the extent such Taxes do not arise as a result of a connection (other than being a party to this Agreement, participating in the transactions contemplated herein, or enforcing its rights hereunder) between the Administrative Agent, a Lender or a Transferee and the jurisdiction imposing such Taxes.

''Indemnitee'' has the meaning set forth in Section 11.5(b).

''Initial Floorplan Facilities'' has the meaning set forth in Section 4.2(j) of the Original Credit Agreement.

''Initial Intercompany Notes'' means each of the intercompany loans set forth Schedule 1.1(a).

''Initial Receivables Facilities'' has the meaning set forth in Section 4.2(j) of the Original Credit Agreement.

''Intellectual Property'' has the meaning set forth in Section 5.17.

''Intercompany Notes'' shall mean the Initial Intercompany Notes, and any other intercompany loans or promissory notes, substantially in the form of Exhibit O.

''Interest Coverage Ratio'' means, for any Test Date, the ratio of (x) Consolidated EBITDA for the four Quarters ending on such Test Date to (y) Consolidated Interest Expense to the extent paid or payable in cash for the four Quarters ending on such Test Date.

                                ''Interest Payment Date'' has the meaning set forth in Section 3.1(a).

''Interest Period'' means, relative to any Fixed Rate Loan, the period commencing on (and including) the date on which such Fixed Rate Loan is made or continued, or converted into, a different type of Fixed Rate Loan, and ending on (but excluding) (i) in the case of a Bankers' Acceptance Loan, the day which is approximately 30, 60, 90 or 180 days thereafter (or, if requested by the Relevant Borrower and agreed to by all Relevant Lenders, 14 days, nine months or twelve months), (ii) in respect of a LIBOR Loan or EUROLIBOR Loan at any time during the period specified in Section 2.10(b), the day which is 14 days thereafter, or (iii) in the case of a LIBOR Loan or EUROLIBOR Loan at any time after such period, the day which numerically corresponds to such date one, two, three, or six months thereafter (or, if requested by the Relevant Borrower and agreed to by all Relevant Lenders, 14 days, nine months or twelve months) (or, if such month has no numerically corresponding date, on the last Business Day of such month), in each case as the Relevant Borrower may select; provided, however, that:

(a)

if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to a LIBOR Loan or EUROLIBOR Loan, and such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

(b)

no Interest Period may end later than the Revolving Loan Maturity Date or Term Loan Maturity Date, as applicable.

''Interest Rate Protection Agreement'' means, with respect to any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

''Investment'' means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of all or a material part of the assets comprising a business of a Person, shares of capital stock, bonds, notes, debentures, partnership, joint venture or other ownership interests or other securities of a Person, (b) any deposit with, or advance, loan or other extension of credit to, a Person (other than deposits made in connection with the purchase of any goods or services in the ordinary course of business) or (c) any other capital contribution to or investment in a Person incurred for the benefit of a Person.

''Investor Agreements'' means the Management Agreement, the Stockholders Agreement, the Registration Rights Agreement and the Subscription Agreements.

''Investors'' means Bain Capital Investors, LLC, Beaudier Group and Caisse de dépôt et placement du Québec and a group of investors arranged by them for the purpose of effectuating the Equity Financing and the entering into and deposit of funds pursuant to the Escrow Agreement.

''ISP'' has the meaning set forth in Section 2.11(f).

''Issuing Lenders'' means collectively, (a) in the case of Letters of Credit issued under the Canadian Revolving Facility, Bank of Montreal (or any successor thereto), (b) in the case of Letter of Credit issued under the U.S. Revolving Facility, Bank of Montreal (or any successor thereto) as issuer of Letters of Credit under the Canadian Revolving Facility and (c) any other Lender that may become an Issuing Lender pursuant to Section 2.11(j), with respect to Letters of Credit issued by such Lender (each, an ''Issuing Lender'').

                                ''Joint Book Runners'' means, with respect to the New Term Facility, Merrill Lynch and UBS Securities LLC and, with respect to the Revolving Facilities, BMO Nesbitt Burns Inc. and Royal Bank of Canada.

''Judgment Currency'' has the meaning set forth in Section 11.11.

''L/C Documents'' means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk.

''L/C Interest'' means, with respect to any Canadian Revolving Lender or U.S. Revolving Lender, such Lender's participation interest in the relevant Issuing Lender's liability under Letters of Credit issued under the Relevant Facility and such Lender's rights and interests in Reimbursement Obligations in respect thereof and fees, interest and other amounts payable in connection with such Letters of Credit and such Reimbursement Obligations.

''L/C Maximum Amount'' has the meaning set forth in Section 2.11(d)(ii).

''L/C Obligations'' means the obligations of the Relevant Borrower in respect of any Letter of Credit.

''Lead Arrangers'' means, with respect to the New Term Facility, Merrill Lynch and UBS Securities LLC and, with respect to the Revolving Facilities, BMO Nesbitt Burns Inc. and Royal Bank of Canada.

''Lead Arrangers' Counsel'' means Cahill Gordon & Reindel LLP, Davies Ward Phillips & Vineberg LLP and/or such other law firm or firms as the Lead Arrangers may designate from time to time.

''Lease'' means any lease, sublease, offer to lease, grant of a usufructory right or privilege, franchise agreement, license, occupancy or concession agreement, or any other arrangement in substance similar to any of the foregoing.

''Legal or Regulatory Change'' has the meaning set forth in Section 3.16.

''Lender Affiliate'' means (a) with respect to any Lender, (i) a Person directly or indirectly controlling, controlled by or under common control with such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is Wholly Owned or controlled by a Lender or a Lender Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

''Lenders'' means, collectively, the Canadian Revolving Lenders, the U.S. Revolving Lenders and the New Term Lenders (including the Issuing Lenders and Swingline Lenders), any Additional Lenders and any Person who becomes a Lender by way of assignment in accordance with the terms hereof (each, individually, a ''Lender'').

                                ''Letter of Credit'' means a standby letter of credit, a documentary letter of credit or commercial letter of credit issued for the account of the Canadian Borrower or the U.S. Revolving Borrower, as the case may be, by the Issuing Lender pursuant to Section 2.11, as such Letter of Credit may be amended, modified, extended renewed or replaced.

''LIBOR'' means, for each Interest Period for any LIBOR Loan, the aggregate of (a) the applicable LIBOR Reserve Percentage, if any, and (b) the rate per annum, expressed on the basis of a 360-day year, rounded upwards, if necessary, to the nearest one-hundredth of one percent, equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by the Administrative Agent) as of 11:00 a.m. (London, England time) (or as soon thereafter as practicable), on the date two (2) Business Days prior to and for value on the first day of such Interest Period for deposits in U.S. Dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan to which such Interest Period relates.  If neither such Telerate Page 3750 nor any successor or similar service is available, then ''LIBOR'' shall mean, with respect to any Interest Period for any applicable LIBOR Loan, the rate of interest per annum, expressed on the basis of a 360-day year, rounded upwards, if necessary, to the nearest basis point, determined by the Administrative Agent as of 11:00 a.m. (London, England time) (or as soon thereafter as practicable), on the date two (2) Business Days before and for value on the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to the Administrative Agent, by one or more prime banks selected by such Agent in its reasonable discretion, in the London interbank market, of deposits in U.S. Dollars for delivery on the first day of such Interest Period and having a term comparable to such Interest Period and in an amount comparable to the LIBOR Loan to which such Interest Period relates.  Each determination by the Administrative Agent of LIBOR shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

''LIBOR Loan'' means a Loan bearing interest at a rate determined by reference to LIBOR.

''LIBOR Reserve Percentage'' means, for any day during an Interest Period in respect of a LIBOR Loan, the maximum rate per annum, if any, expressed on the basis of a 360-day year, at which reserves (including any supplement, marginal and emergency) are imposed on such day by the Board of Governors of the U.S. Federal Reserve System (or any successor thereof) on ''Eurocurrency liabilities'', as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Loans is determined on any category of extension of credit or other assets that include loans by non-United States offices of any Lender or Participant to United States residents) subject to any amendments on such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.  The LIBOR Reserve Percentage shall automatically be adjusted as of the date of any change in the aforesaid rate.

''Lien'' means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, security titles, encumbrance, lien (statutory or otherwise), or charge of any kind, statutory, consensual or otherwise, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

''Loan'' means a U.S. Prime Rate Loan, a Canadian Prime Rate Loan, a Bankers' Acceptance Loan, a LIBOR Loan, a U.S. Base Rate Loan, a EUROLIBOR Loan, a loan under the Canadian Swingline Facility or under the U.S. Swingline Facility or any other loan permitted hereunder, including any Incremental Term Loans, and ''Loans'' means any or all of them, as the context may require.

                                ''Majority Lead Arrangers'' means a majority in number of the Lead Arrangers.

''Majority Lenders'' means

(i)

at any time prior to the Closing Date, Lenders holding at least a majority of the aggregate amount of the Commitments, and

(ii)

at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans, plus (b) the aggregate amount of all L/C Obligations, plus (c) the aggregate of the Canadian Revolving Unused Commitment and the U.S. Revolving Unused Commitment then in effect; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Majority Lenders the aggregate principal amount of the Credit Exposure of such Lender at such time.

''Management Agreement'' means the Management Agreement dated as of the Closing Date among J.A. Bombardier (J.A.B.) Inc., the Canadian Borrower and the Sponsors, as amended or modified from time to time as permitted by this Agreement.

''Material Adverse Effect'' means a materially adverse effect on (a) the business, operations, financial condition, liabilities (contingent or otherwise) or prospects of the Obligors and their consolidated Subsidiaries, taken as a whole, (b) the ability of the Obligors to perform their obligations under the Credit Documents or (c) the rights of or benefits available to the Lenders under the Credit Documents.

''Material Contract'' means any contract, license or agreement involving aggregate payments in any year to or by the Canadian Borrower or any of its Subsidiaries in excess of Cdn$5.0 million (other than purchase orders entered into in the ordinary course of business).

''Material Subsidiary'' means, at any time, (i) the U.S. Revolving Borrower and (ii) any other Subsidiary of the Canadian Borrower that satisfies any of the following requirements:

(a)

Consolidated Assets of such Subsidiary exceed an amount equal to 5% of Consolidated Assets of the Canadian Borrower as determined as of the end of each of the two Quarters most recently ended for which financial statements of the Canadian Borrower are available; or

(b)

Consolidated Revenues of such Subsidiary exceed an amount equal to 5% of Consolidated Revenues of the Canadian Borrower as determined for each of the two Quarters most recently ended for which financial statements of the Canadian Borrower are available.

''Merrill Lynch'' has the meaning set forth in the preamble hereto.

''Moody's'' means Moody's Investors Service, Inc. or any successor to the business of such company in the rating of securities.

''Mortgage'' means an agreement, including a mortgage, debenture, immovable hypothec, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Real Property, which shall be in form and substance reasonably satisfactory to Administrative Agent, with such schedules and including such provisions as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended in accordance with the terms thereof and hereof.

                                ''Mortgage Amendment'' has the meaning set forth in Section 4.3A(g).

''Mortgage Policy'' has the meaning set forth in Section 4.3A(g).

''Mortgaged Real Property'' means (a) each Real Property identified as Mortgaged Real Property on Schedule 5.26(a) and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 6.10.

''Multiemployer Plan'' means a Plan subject to Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

''Net Available Proceeds'' means:

(i)

in the case of any Disposition Event, the amount of Net Cash Payments received by the Person consummating such Disposition Event in connection with such Disposition Event;

(ii)

in the case of any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation or expropriation awards and other compensation received by the Person whose Property was subject to such Casualty Event in respect of such Casualty Event net of (A) fees and expenses incurred or reasonably estimated to be incurred by such Company in connection with recovery thereof, (B) repayments of Indebtedness (other than Indebtedness hereunder) to the extent secured by a Lien on such Property that is permitted by the Credit Documents, and (C) any Taxes paid or payable (or estimated to be payable by the Canadian Borrower acting reasonably and in good faith) by any Company in respect of the amount so recovered (after application of all credits and other offsets at the discretion of the Canadian Borrower acting reasonably and in good faith); and

(iii)

in the case of any Equity Issuance or any Debt Issuance, the aggregate amount of all cash received in respect thereof by the Person consummating such Equity Issuance or Debt Issuance, net of all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other fees and expenses actually incurred in connection therewith.

''Net Cash Payments'' means, with respect to any Disposition Event, the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Company directly or indirectly in connection with such Disposition Event, net (without duplication) of (i) the amount of all out-of-pocket fees and out-of-pocket expenses paid (or estimated to be payable by the Canadian Borrower acting reasonably and in good faith) by any Company in connection with such Disposition Event (the ''Relevant Disposition''); (ii) any Taxes paid or reasonably estimated to be payable by any Company as a result of the Relevant Disposition (after application of all credits and other offsets at the discretion of the Canadian Borrower acting reasonably and in good faith); (iii) any repayments by any Company of Indebtedness (other than the Obligations) to the extent that such Indebtedness is secured by a Permitted Lien on the subject Property required to be repaid as a condition to the purchase or sale of such Property; (iv) amounts required to be paid to any Person (other than any Company) owning a beneficial interest in the subject Property; and (v) amounts reserved, in accordance with GAAP, against any liabilities associated with such Relevant Disposition and retained by any Company after such Relevant Disposition and related thereto, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Relevant Disposition, all as reflected in an Officer's Certificate delivered to Administrative Agent.

                                ''New Term Commitment'' means, for each New Term Lender, the amount identified as its New Term Commitment on Schedule 1.1 or on the execution pages hereof, or both, or in an Assignment Agreement executed and delivered by such Lender, as such amount shall be reduced as a result of any assignment made by such New Term Lender in accordance with the provisions of Section 11.3(b) or as a result of any permanent reduction in the amount thereof pursuant to Sections 2.7, 2.8, 3.6, 3.7 and 3.8.

''New Term Committed Amount'' means, at any time, the aggregate of the New Term Commitments at such time; provided that the aggregate New Term Committed Amount shall not exceed US$50,000,000.

''New Term Facility'' means, at any time, that certain non-revolving loan facility in the principal amount equal to the New Term Committed Amount from time to time, established by the New Term Lenders in favor of the Canadian Borrower pursuant to Section 2.2.

''New Term Lenders'' means, collectively, each Person identified as a ''New Term Lender'' on Schedule 1.1 or on the execution pages hereof, or both, each acting through its lending office set forth on Schedule 1.1 or such other lending office as such Person may specify in accordance with Section 11.1, and any Person who becomes a New Term Lender by way of assignment in accordance with Section 11.3(b), together with such Person's successors and permitted assigns (each, individually, a ''New Term Lender'').

''New Term Outstanding Amount'' means, at any time, the aggregate principal amount of all Loans then outstanding under the New Term Facility.

''Note'' or ''Notes'' means a promissory note of the Relevant Borrower in favor of a Relevant Lender in the amount of such Lender's U.S. Revolving Commitment, Canadian Revolving Commitment or New Term Commitment, as the case may be, substantially in the form of Exhibit F (or as may otherwise be required by the Relevant Lender) executed and delivered to such Lender pursuant to Section 2.9.

''Notice of Borrowing'' means a request by a Borrower for an Extension of Credit substantially in the form of Exhibit G.

''Notice of Continuation/Conversion'' means a request by a Borrower substantially in the form of Exhibit H to continue an existing Fixed Rate Loan for a further Interest Period or to convert one type of Loan to another type of Loan, as more particularly described in Section 3.2.

''Obligations'' means all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any Obligor to any Creditor or their respective successors, transferees or assignees pursuant to the terms of any Credit Document relating to the Loans or secured by any of the Security Documents (including the relevant Issuing Lender in respect of each Letter of Credit and the relevant Swingline Facility Lender in respect of the relevant Swingline Facility) and any liabilities and obligations of any Obligor to any Lender or Lender Affiliate under Hedging Agreements, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

''Obligors'' means, collectively, the Borrowers and the Guarantors, and ''Obligor'' means any one of them, as the context may require.

                                ''Officer's Certificate'' means, as applied to any entity, a certificate executed on behalf of such entity by its Chairman of the Board (if an officer) or its Chief Executive Officer or its President or one of its Vice Presidents (or an equivalent officer) and, in respect of any financial matters, by its Chief Financial Officer, Vice President-Finance or its Treasurer (or an equivalent officer) or any Assistant Treasurer in their official (and not individual) capacities.

''Operating Lease'' means any Lease of any property (whether real, personal, movable or immovable or mixed) which, in accordance with GAAP, should be accounted for by the lessee as an Operating Lease.

''Organizational Document'' means, with respect to any Person, its certificate of incorporation, its by-laws, its partnership agreement, its memorandum and articles of association, articles of incorporation, continuation or amalgamation, share designations or similar organizational documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.

''Original Borrowers'' has the meaning set forth in the recitals hereto.

''Original Credit Agreement'' has the meaning set forth in the recitals hereto.

''Original U.S. Revolving Borrower'' has the meaning set forth in the recitals hereto.

''Original U.S. Term Borrower'' has the meaning set forth in the recitals hereto.

''Other Taxes''  means any and all present or future stamp or documentary taxes or other excise or property taxes, charges or similar levies arising from the execution, registration, delivery or enforcement of, or otherwise with respect to, the Credit Documents, and any and all interest and penalties related thereto.

''Outstanding Amount'' means, as the context requires, the Canadian Revolving Outstanding Amount, the U.S. Revolving Outstanding Amount or the New Term Outstanding Amount.

''Participant'' has the meaning set forth in Section 11.3(c).

''Payment Currency'' has the meaning set forth in Section 11.11.

''PBGC'' means the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor thereto.

''Pension Plan'' means an employee pension benefit plan (other than a Multiemployer Plan) which is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to (or required to be contributed to) by any ERISA Entity or with respect to which any Obligor or any of its Subsidiaries could incur liability under Title IV of ERISA.

''Permits'' has the meaning set forth in Section 5.23.

''Permitted Acquisition'' means any Acquisition effected in compliance with clause (o) of the definition of ''Permitted Investments.''

                                ''Permitted Business'' means, at any time:

(a)

any business or operation which is the same as, substantially similar to or reasonably related to the principal business or operation carried on or conducted by the Obligors as of the Effective Date; or

(b)

any other business or operation, the assets or revenues of which (together with the assets or revenues of all businesses or operations other than those described in clause (a)) do not exceed in the aggregate 5% of Consolidated Assets or Consolidated Revenues of the Canadian Borrower as reflected in the most recent consolidated financial statements delivered pursuant to Section 6.1(a) or Section 6.1(b), as applicable (measuring assets and Consolidated Assets as of the last day of the most recent Quarter and measuring revenues and Consolidated Revenues for the four most recent Quarters).

''Permitted Floorplan Facility'' means (a) the Initial Floorplan Facilities and (b) any other facility providing for the financing of purchases of inventory from the Canadian Borrower and its Subsidiaries by dealers, distributors and other customers of such products on terms that are reasonably customary for such financings and subject to the provisions of Section 7.15.

''Permitted Holdco Debt'' has the meaning set forth in the definition of ''Permitted Indebtedness''.

''Permitted Holder(s)'' means one or more of Bain, Beaudier or Caisse, provided that Caisse shall not be a Permitted Holder unless Bain or Beaudier (or both taken together) owns, directly or indirectly, issued and outstanding Equity Interests of Holdco having a greater percentage of the ordinary voting power of the then outstanding Equity Interests of Holdco than does Caisse.

''Permitted Indebtedness'' means any Indebtedness of the Canadian Borrower and its Subsidiaries (and, with respect to clause (l) below, Holdco) which is:

(a)

Indebtedness arising under the Credit Documents;

(b)

Indebtedness under or in respect of any Capital Lease or Purchase Money Obligations hereafter entered into in compliance with Section 7.8 or any Synthetic Lease that, together with Indebtedness incurred in reliance on clause (p) below and Contingent Obligations incurred in reliance on Section 7.15(i), does not exceed Cdn$50.0 million in the aggregate outstanding at any time; provided that no more than Cdn$15.0 million in the aggregate may be entered into in any fiscal year (exclusive of renewals or refinancings);

(c)

Indebtedness existing on the Effective Date and set forth on Schedule 7.1 (which Schedule 7.1 shall also indicate which of such Indebtedness is secured by a Permitted Lien) as to Holdco and each of its Subsidiaries;

(d)

the Senior Subordinated Notes;

(e)

Deferred Acquisition Obligations and Acquired Indebtedness so long as (i) such Indebtedness was not incurred or assumed at any time when a Default or Event of Default had occurred and was continuing or would or did result from the incurrence or assumption of such Indebtedness, (ii) in the case of Acquired Indebtedness, the principal amount thereof has not increased at any time subsequent to the incurrence of such debt, and (iii) the aggregate amount of

  Indebtedness outstanding at any time pursuant to this clause (e) shall not exceed Cdn$25.0 million;

(f)

Indebtedness incurred solely to refinance Indebtedness then outstanding and permitted under clauses (b), (c), (e) and this clause (f); provided that (i) the aggregate amount of the obligations incurred in respect of such Indebtedness (both actual and contingent) does not exceed the aggregate amount of obligations existing in respect of the Indebtedness being refinanced at such time (both actual and contingent), (ii) such Indebtedness shall be on then current normal commercial terms, and (iii) after giving effect to such Indebtedness no Default or Event of Default shall exist;

(g)

Contingent Obligations permitted by Section 7.15;

(h)

Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any Person providing workers' compensation, health, disability or employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(i)

Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(j)

Indebtedness related to any Permitted Receivables Facility described in clause (h) of the definition of ''Indebtedness'' that is non-recourse to any assets other than the associated accounts receivable, chattel paper and related assets except to the extent permitted by Section 7.15(g);

(k)

Indebtedness under Hedging Agreements permitted by Section 7.16;

(l)

Additional Subordinated Debt, 100% of the Net Available Proceeds of which are contributed to the Canadian Borrower (if issued by Holdco) and are applied by the Canadian Borrower to repay Loans under the New Term Facility (to the extent any are outstanding) in accordance with Section 3.7;

(m)

intercompany Indebtedness of the Companies to the extent constituting a Permitted Investment under clauses (d), (e), (f) and (j) of the definition thereof;

(n)

Indebtedness of Companies that are not Obligors under lines of credit extended by third Persons to such Companies, the proceeds of which are used by such Companies for their working capital and general corporate purposes, so long as the Equivalent Amount of the outstanding principal amount of all such Indebtedness shall not exceed Cdn$60.0 million in the aggregate outstanding at any time;

(o)

Indebtedness incurred by a Receivables Co. in connection with a Permitted Receivables Facility that, except to the extent permitted by Section 7.15(g), is non-recourse to any other Company that is not a Receivables Co.; and

(p)

Indebtedness in addition to that permitted by the foregoing clauses (a) through (o) that, together with Indebtedness incurred in reliance on clause (b) above and Contingent Obligations incurred in reliance on Section 7.15(i), does not exceed Cdn$50.0 million in the aggregate outstanding at any time.

''Permitted Indebtedness'' shall also include (i) unsecured Indebtedness of Holdco (''Permitted Holdco Debt'') that (A) does not benefit from any Guarantee by the Canadian Borrower or any of its Subsidiaries, (B) will not mature prior to the date that is 91 days after the Term Loan Maturity Date, (C) has no scheduled amortization or payments of principal, (D) does not permit any payments in cash of interest prior to the fifth anniversary of the date of issuance or incurrence thereof, (E) has no mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions other than those customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive than those set forth in the Senior Subordinated Notes taken as a whole (other than provisions customary for senior discount notes of a holding company), and (F) contains provisions with respect to paid-in-kind interest which are reasonably satisfactory to the Administrative Agent and (ii) any Permitted Holdco Debt that is assumed by the Canadian Borrower (such assumed Indebtedness, ''Pushdown Holdco Debt'') in connection with the amalgamation or merger of the Canadian Borrower with Holdco in accordance with Section 7.4.

''Permitted Investments'' means Investments which are:

(a)

Cash Equivalents;

(b)

accounts receivable, chattel paper created, acquired or arising in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(c)

inventory, raw materials and general intangibles (to the extent any such general intangible is not a Capital Expenditure) acquired in the ordinary course of business;

(d)

Investments by any Company in any Obligor and by any Company that is not an Obligor into another Company that is not an Obligor;

(e)

Investments in the form of debt or equity by any Obligor in any Company that is not an Obligor; provided that such Investments shall be in the form of an intercompany loan to the maximum extent permitted by applicable law without a reasonable possibility of material adverse tax consequences to the Canadian Borrower and its Subsidiaries (as determined by the Canadian Borrower acting reasonably and in good faith), which intercompany loan shall (x) be evidenced by an Intercompany Note pledged to the Administrative Agent for the ratable benefit of the Secured Parties (either directly as security for the Obligations or indirectly by way of a pledge to an Obligor as security for another Intercompany Note) and (y) be secured by a pledge of assets by the obligor on such Intercompany Note to the maximum extent permitted by applicable law without a reasonable possibility of material adverse tax consequences to the Canadian Borrower and its Subsidiaries (as determined by the Canadian Borrower acting reasonably and in good faith) (subject to contractual limitations to which the obligor is subject, and subject to the provisions of the last paragraph of Section 6.11);

(f)

Investments existing on the Effective Date and set forth on Schedule 5.18;

(g)

Investments the sole consideration for which is common shares of Holdco constituting an acquisition (i) of the ownership or use of any property or assets of, or (ii) of the ownership and control of any securities (other than merely for portfolio investment purposes, which shall only be permitted if qualifying as a Cash Equivalent) issued by another Person engaged in, a

Permitted Business; provided that in any such case such intended acquisition is viewed both by the Canadian Borrower and by such Person not to be hostile but to be voluntary and consensual;

(h)

Investments made as a result of the receipt of non-cash consideration in connection with a Disposition permitted by Section 7.4;

(i)

Investments in securities of trade creditors, licensees, suppliers or customers received in compromise of obligations of such Persons incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors, licensees, suppliers or customers;

(j)

Investments by any Company or a Receivables Co. in connection with a Permitted Receivables Facility;

(k)

travel and entertainment advances and relocation and other loans made by the Canadian Borrower to officers and employees of the Canadian Borrower or any of its Subsidiaries in the ordinary course of business;

(l)

loans made by the Canadian Borrower to senior management of the Canadian Borrower and its Subsidiaries for purposes of their purchasing Equity Interests of Holdco not to exceed Cdn$5.0 million in the aggregate outstanding at any time;

(m)

Investments in Hedging Agreements effected in accordance with Section 7.16;

(n)

Contingent Obligations otherwise permitted by this Agreement;

(o)

Investments made in order to consummate an Acquisition; provided, however, that

(i)

no Default or Event of Default exists or will result therefrom;

(ii)

on a pro forma basis, after giving effect to such Acquisition(s), the Canadian Borrower would have been in compliance with Section 7.17 on the last day of the most recently completed Quarter (assuming, for purposes of Section 7.17, that such Acquisition had occurred on the first day of the trailing four Quarter period ending on such last day) as evidenced in an Officer's Certificate delivered to the Administrative Agent at least ten Business Days prior to the consummation of such Acquisition, accompanied by supporting schedules and data in reasonable detail;

(iii)

the aggregate amount of the Acquisition Consideration (which for each Acquisition shall be measured at the date of consummation thereof) for all Acquisitions consummated since the Effective Date shall not exceed Cdn$25.0 million in the aggregate outstanding at any time (net of return on such Investments); and

(iv)

the Person acquired shall be merged with or into an Obligor or shall become an Obligor;

(p)

so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, additional Investments that do not exceed the Cumulative Growth Amount immediately prior to the time of making such Investment; and

                (q)

additional Investments that do not exceed Cdn$50.0 million in the aggregate outstanding at any time (net of return on such Investments).

''Permitted Liens'' means:

(a)

any Lien securing any Obligation;

(b)

any Lien for Taxes, rates, assessments or other governmental charges not yet due or for which installments have been paid based on reasonable estimates pending final assessments, or any Lien for Taxes being contested in good faith by appropriate actions or proceedings for which adequate cash reserves determined in accordance with GAAP have been established, which actions or proceedings (or order entered in connection with such actions or proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, so long as any such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be pari passu with or superior to the Lien and security interest created and evidenced by the Security Documents;

(c)

any Lien in respect of property imposed by law arising in the ordinary course of business such as materialmen's, construction, mechanics', warehousemen's, carrier's, landlord's and any other non-consensual statutory Lien the obligation secured by which is not yet due and payable and which has not at such time been filed or exercised and of which none of the Secured Parties or the Obligors have been given notice, or is being contested in good faith by appropriate actions or proceedings for which adequate reserves determined in accordance with GAAP have been established, which proceedings (or order entered in connection with such actions or proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, so long as any such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be pari passu with or superior to the Lien and security interest created and evidenced by the Security Documents;

(d)

any pledge or deposit made in the ordinary course of business to secure payment of any workers' compensation insurance, unemployment insurance, pension or other social security program imposed by any Governmental Authority;

(e)

any Lien arising from or constituted by a good faith deposit in connection with or to secure the performance of any tender, bid, lease, government contract or any performance and return of money bond or other similar obligation incurred in the ordinary course of business (other than any such obligation in respect of the payment of borrowed money);

(f)

any Lien arising from or constituted by any good faith deposit in connection with or to secure the performance of any statutory obligation, and any surety or appeal bond;

(g)

any easement, right-of-way, restrictive covenant, restriction (including zoning and land use restriction), matter of plat, survey, minor defect or irregularity in title and other similar claims, charges or encumbrances which do not, in any material respect, individually or in the aggregate, impair the use or value of the encumbered property for its intended purposes;

                (h)

undetermined or inchoate Liens, rights of distress and charges incidental to current operations of the Canadian Borrower and its Subsidiaries which have not at such time been filed or exercised and of which none of the Secured Parties has been given notice, or which relate to obligations not due or payable;

(i)

reservations, limitations, provisos and conditions expressed in any original grants from any Governmental Authority or other grants of Real Property or held by any Governmental Authority pursuant to statute, or interests therein, which do not materially affect the use of the affected land for the purpose for which it is used by that Person or the value thereof;

(j)

the right reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by that Person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(k)

Liens resulting from the deposit of cash or securities in connection with surety and appeal bonds and costs of litigation when required by law, or in connection with contracts, tenders or condemnation or expropriation proceedings;

(l)

security given to a public utility or any Governmental Authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of its business;

(m)

any judgment Lien the existence of which does not constitute an Event of Default in respect of which the applicable Obligor shall in good faith be prosecuting an appeal or proceeding for review which has the effect of preventing the forfeiture or sale of any Collateral subject to any such Lien, and any such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulating creating, permitting or authorizing such Lien provides that such Lien is or must be pari passu with or superior to the Lien and security interest created and evidenced by the Security Documents;

(n)

any Lien arising by virtue of any statutory or common law provision relating to banker's liens, rights of set-off, recoupment, combination of accounts or similar rights as to deposit accounts or other funds maintained with a creditor depository institution;

(o)

any Lien existing on the Effective Date in respect of Permitted Indebtedness, other than as referred to in clause (p); provided that (i) the aggregate amount secured by all such Liens shall not exceed the amount so secured on the Effective Date, and (ii) no such Lien shall extend to any property other than the property subject thereto on the Effective Date and, where so provided for as of the Effective Date, any after-acquired property, nor shall any such Lien secure an amount in excess of that secured on the Effective Date;

(p)

Liens under Capital Leases or Operating Leases or Liens to secure payment of Purchase Money Obligations existing on the Closing Date or entered into thereafter; provided that (i) the aggregate amount secured by Capital Leases, Operating Leases and Purchase Money Obligations entered into after the Closing Date shall not exceed the original cost of the property which is subject to such Capital Lease or Operating Lease or in respect of which such Purchase Money Obligation arose, and (ii) no such Lien shall extend to any property other than that which is subject to such Capital Lease, Operating Lease or in respect of which such Purchase Money Obligation arose;

                (q)

any Lien to secure Acquired Indebtedness; provided that (i) such Lien existed at the time such Person became a Subsidiary of the Canadian Borrower (or was merged or amalgamated into the Canadian Borrower or any of its Subsidiaries) or with respect to the foregoing or any of its Subsidiaries such Lien existed at the time such Acquired Indebtedness was assumed by the Canadian Borrower or such Subsidiary and, in each case, was not granted and did not arise in connection with or in contemplation of, any such transaction, (ii) the aggregate amount secured by all such Liens shall not exceed the original cost of the property which is subject to such Capital Lease or Operating Lease or in respect of which such Purchase Money Obligations arose, and (iii) no such Lien shall, following any merger or amalgamation, extend to any property other than the property of such Person at the time of such transaction;

(r)

any renewals or replacements of the Liens referred to in clause (o), (p) or (q) above (subject to the restrictions contained in such clauses);

(s)

Liens under shareholders' or similar agreements existing as at the Effective Date and relating to Equity Securities of non-wholly owned Subsidiaries or Permitted Investments of the Canadian Borrower or any of its Subsidiaries;

(t)

Liens on accounts receivable, chattel paper and related assets sold or transferred under agreements relating to any Permitted Receivables Facility;

(u)

Liens under agreements relating to any Indebtedness incurred pursuant to clause (n) of the definition of ''Permitted Indebtedness'';

(v)

consensual Liens in the Province of Quebec securing the payment of rent and other amounts customarily owed to a landlord under leases of Real Property in Quebec;

(w)

Liens created or deemed to exist by the establishment of trusts or other similar arrangements in connection with self-insurance programs;

(x)

additional Liens securing Permitted Indebtedness that does not exceed Cdn$10.0 million in the aggregate at any time; and

(y)

Liens on Property existing on the Closing Date and set forth in Schedule 7.2; provided that such Liens may secure only those obligations so secured on the Effective Date and any extensions, renewals and replacements thereof permitted hereunder.

''Permitted Receivables Facility'' means the Initial Receivables Facility and any other transaction providing for the sale or financing of accounts receivable, chattel paper and related assets of the Canadian Borrower and its Subsidiaries, including any receivables purchase facility, factoring arrangement or securitization transaction, regardless of whether such transaction is effected without recourse to the Canadian Borrower or the Subsidiary or in any manner that would not be reflected on the consolidated balance sheet of the Canadian Borrower in accordance with GAAP, in each case as amended or modified from time to time, that is on terms that are reasonably customary for such financings and subject to the provisions of Section 7.15.

''Person'' means any individual, group, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                                ''Plan'' means any employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to ERISA and with respect to which a Company or any ERISA Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be) an ''employer'' within the meaning of Section 3(5) of ERISA or with respect to which any Obligor or any of its Subsidiaries could incur liability.

''PPSA'' means the Personal Property Security Act (Ontario) and any other applicable Canadian or provincial personal property security legislation (including the Civil Code of Quebec) as all such legislation now exists or may from time to time hereafter be amended or replaced, together with all rules, regulations and interpretations thereunder or related thereto.  References to sections of the PPSA shall be construed to also refer to any successor sections.

''Preferred Stock Financing'' means the issuance by Holdco to Bombardier Inc. or its Affiliates of preferred equity of Holdco of not less than Cdn$50.0 million.

''Prior Liens'' means Liens which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of such Security Document (including, with respect to Security Documents other than the Mortgages, those set forth on Schedule 7.2).

''Pro Forma Basis'' means, with respect to the BRP Acquisition and any other Acquisition, Disposition or discontinuation, appropriate adjustments to reflect the Consolidated EBITDA attributable to the business being acquired, disposed of or discontinued, any synergies or reductions, including operating expense reductions, and any Indebtedness or other liabilities incurred or repaid in connection with such Acquisition, Disposition or discontinuation, as the case may be, in each case that (x) would be permitted to be included in a pro forma calculation under Regulation S-X of the Securities Act of 1933, as amended, or (y) are otherwise reasonably estimated by the Canadian Borrower in good faith and on the basis of reasonable assumptions to be realized within 12 months of the date of consummation of the BRP Acquisition or other Acquisition, Disposition or discontinuation, so long as such adjustments are set forth in the Officer's Certificate delivered by the Canadian Borrower to the Administrative Agent with respect to the BRP Acquisition or any other Acquisition, Disposition or discontinuation.

''Proceeding'' means any claim, counterclaim, action, judgment, suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority and whether judicial or administrative.

''Profit Payment Agreement'' means any agreement to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.

''Property'' means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal, immovable, movable or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person.

''Purchase Money Obligations'' means any Indebtedness in respect of a Capital Expenditure; provided that such Indebtedness is limited to the purchase price of the capital property which is the subject of such Capital Expenditure.

''Pushdown Holdco Debt'' has the meaning set forth in the definition of ''Permitted Indebtedness''.

                                ''Qualified Capital Stock'' means with respect to any Person any Equity Interests of such Person which is not Disqualified Capital Stock.

''Qualified Public Offering'' means any public offering of the common (or other voting) Equity Interests of the Canadian Borrower or Holdco pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar form) filed under the U.S. Securities Act or a prospectus filed under the Securities Act (Ontario) where the gross proceeds raised are not less than Cdn$75.0 million and the gross cash proceeds thereof received by the Canadian Borrower are not less than Cdn$50.0 million.

''Quarter'' means each three-month period ending on April 30, July 31, October 31 and January 31.

''Real Property'' means all right, title and interest of any Obligor (including any leasehold estate) in and to a parcel of real or immovable property owned or operated by any Obligor, whether by lease, license or other use or occupancy agreement, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof or thereon and ''Real Properties'' means all Real Property owned or leased from time to time by any Obligor.

''Real Property Disclosure Requirements'' means any federal, state, provincial, local or foreign laws requiring notification of the buyer or mortgagee of real property of, or notification, registration or filing to or with any Governmental Authority, prior to the sale or mortgage of or transfer of control of any real property or establishment, of the actual or threatened presence or Release in or into the environment, or the use, disposal or handling of Hazardous Materials on, at, under or near such real property or establishment.

''Receivables Co.'' means any special purpose Wholly Owned Subsidiary of the Canadian Borrower (or such other Person agreed to by the Majority Lead Arrangers) that purchases accounts receivable, chattel paper and related assets generated by any Company in connection with a Permitted Receivables Facility.

''Register'' has the meaning set forth in Section 2.9(b).

''Registration Rights Agreement'' means the Registration Rights Agreement dated as of the Closing Date, among J.A. Bombardier (J.A.B.) Inc., the Canadian Borrower and the Investors, as the same may be amended or modified from time to time as permitted by this Agreement.

''Regulation D, O, T, U or X'' means Regulation D, O, T, U or X respectively, of the Board of Governors of the U.S. Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

''Reimbursement Obligations'' means, at any time, the obligations of the Canadian Borrower or the U.S. Revolving Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by Issuing Lender in respect of any drawings under a Letter of Credit.

''Release'' means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration in or into the indoor or outdoor environment.

                                ''Relevant Borrower'' means (a) in the case of the U.S. Revolving Facility, the U.S. Revolving Borrower and (b) in the case of the Canadian Revolving Facility or the New Term Facility, the Canadian Borrower.

''Relevant Borrower's Account'' means the Canadian Dollar and/or U.S. Dollar and/or Euro account in the name of and maintained by the Relevant Borrower with the Administrative Agent at the Relevant Payment Branch as set out in Schedule 5.30 or such other account in the United States or Canada specified from time to time in writing by the Relevant Borrower to the Administrative Agent.

''Relevant Facility'' means:

(a)

with respect to a Canadian Revolving Lender, the Canadian Revolving Facility;

(b)

with respect to a U.S. Revolving Lender, the U.S. Revolving Facility; and

(c)

with respect to a New Term Lender, the New Term Facility.

''Relevant Lenders'' means:

(a)

with respect to the Canadian Revolving Facility, the Canadian Revolving Lenders;

(b)

with respect to the U.S. Revolving Facility, the U.S. Revolving Lenders; and

(c)

with respect to the New Term Facility, the New Term Lenders.

''Relevant Payment Account'' means, in the case of any payment to be made in any currency under any Facility, the account at the Relevant Payment Branch as the Administrative Agent may specify in writing from time to time in respect of such Facility and in respect of transactions in such currency by notice given in accordance with this Agreement to each Borrower, each Lender and each other Agent.

''Relevant Payment Branch'' means:

(a)

in the case of any payment to be made under the Canadian Revolving Facility or the New Term Facility, the Administrative Agent's branch located at 100 King Street West, First Canadian Place, 19th Floor, Toronto, Ontario M5X 1A1 (the ''Canadian Payment Branch''); and

(b)

in the case of any payment to be made under the U.S. Revolving Facility, the Administrative Agent's branch located at 115 South LaSalle Street, 11th Floor, Chicago, Illinois 60603 (the ''U.S. Payment Branch'');

or, in either case, such other branch of the Administrative Agent as the Administrative Agent may specify from time to time by notice given in accordance with this Agreement to each Borrower, each Lender and each other Agent.

''Reportable Event'' means a ''reportable event'' as defined in Section 4043 of ERISA with respect to which the notice requirements have not been waived.

''Requesting Lender'' has the meaning set forth in Section 3.17(e).

                                ''Requirement of Law'' means, with respect to any Person, any federal, provincial, state, local, municipal or foreign (including the European Union) law, statute, treaty, rule or regulation or final, non-appealable determination of any arbitrator or any court or other Governmental Authority, in each case having legally binding effect upon and applicable to such Person or to any of its property.

''Revolving Facilities'' means, collectively, the Canadian Revolving Facility and the U.S. Revolving Facility (each, a ''Revolving Facility'').

''Revolving Loan Maturity Date'' means the fifth anniversary of the Closing Date or, if such date is not a Business Day, the next succeeding Business Day.

''S&P'' means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor to the business of such division in the rating of securities.

''Sale and Leaseback Transaction'' means any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any Property used or useful in its business, now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

''Schedule I Lender'' means a chartered bank of Canada referred to in Schedule I to the Bank Act (Canada).

''Schedule I Reference Lenders'' means, where there are two or fewer Canadian Revolving Lenders which are Canadian chartered banks that are referred to in Schedule I to the Bank Act (Canada), all such Lenders, and where there are more than two such Lenders, two of such Lenders chosen by the Administrative Agent and identified as such by written notice given by the Administrative Agent to the Canadian Borrower and the Relevant Lenders.

''Secured Parties'' means the collective reference to the Administrative Agent, the Lenders and each party to a Hedging Agreement relating to the Loans if at the date of entering into such Hedging Agreement such Person was a Lender or an Affiliate of a Lender.

''Security Agreement(s)'' means the collective reference to the U.S. Security Agreement, the Canadian Security Agreement and any other security agreement which may from time to time be executed and delivered by an Obligor pursuant to Section 4.2.

''Security Documents'' means the U.S. Security Documents, the Canadian Security Documents, the Intercompany Notes and any other security documents which may from time to time be executed and delivered by an Obligor pursuant to Sections 4.2, 6.10, 6.11 and 6.13.

''Senior Subordinated Notes'' means US$200.0 million aggregate principal amount of 8-3/8% Senior Subordinated Notes due 2013 of the Canadian Borrower issued on the Closing Date, including the senior subordinated notes to be issued pursuant to the Exchange Offer or private exchange therefor as contemplated in the offering document for the Senior Subordinated Notes.

''Single Employer Plan'' means any Plan which is subject to Title IV of ERISA but which is not a Multiemployer Plan or a Multiple Employer Plan.

''Solvent'' and ''Solvency'' means, for any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable.

''Sponsors'' means Bain, Beaudier and Caisse.

''Stockholders Agreement'' means the Unanimous Shareholders Agreement dated as of the Closing Date, among J.A. Bombardier (J.A.B.) Inc., the Canadian Borrower and the Investors, as the same may be amended or modified from time to time as permitted by this Agreement.

''Subordinated Debt'' means Indebtedness of any Company that is contractually subordinated to any other Indebtedness of such Company.

''Subscription Agreements'' means each of the Institutional Investor Share Subscription Agreements dated as of the Closing Date between J.A. Bombardier (J.A.B.) Inc. and each Investor, as amended or modified from time to time as permitted by this Agreement.

''Subsidiary'' means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person and/or one or more Subsidiaries of such Person.  Unless the context clearly requires otherwise, all references to any Subsidiary shall mean a Subsidiary of the Canadian Borrower.  All references to any Subsidiary of the Canadian Borrower on or after the Effective Date shall include all those Persons which became Subsidiaries of the Canadian Borrower upon consummation of the BRP Acquisition and at any time thereafter.

''Succeeding Holdco'' has the meaning set forth in the definition of ''Holdco''.

''Surety Instruments'' means all letters of credit (including standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments.

''Survey'' means a survey of any Mortgaged Real Property (and all improvements thereon):  (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within the six months prior to such date (or such earlier date as shall be reasonably acceptable to the Global Transaction Coordinator) of delivery any material exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Global Transaction Coordinator) to the Administrative Agent and the Title Company, and (iv) in the case of each Mortgaged Real Property located in the United States, complying in all material respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey; provided, however, that such survey is in a form sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) and issue a survey and comprehensive endorsement with respect to such Mortgaged Real Property and, in the case of each Mortgaged Real Property located outside of the United States, in form and substance reasonably acceptable to the Global Transaction Coordinator.

''Swingline Facilities'' means, collectively, the Canadian Swingline Facility and the U.S. Swingline Facility, and ''Swingline Facility'' means any one of them.

''Swingline Facility Lenders'' means, collectively, the Canadian Swingline Facility Lender and the U.S. Swingline Facility Lender, and ''Swingline Facility Lender'' means any one of them.

''Synthetic Lease'' means, as to any Person, any lease or similar arrangement (including leases that may be terminated by the lessee at any time) of any Property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the Property so leased for any U.S., Canadian or other federal income tax purposes, other than any such lease under which such Person is the lessor.

''Taking'' means a taking or voluntary conveyance since the Effective Date of all or part of any Mortgaged Real Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation, expropriation or other eminent domain proceeding by any Governmental Authority affecting any Mortgaged Real Property or any portion thereof, whether or not the same shall have actually been commenced.

''Taxes'' means all present and future taxes, charges, fees, levies, imposts and other assessments imposed by any Governmental Authority, whether disputed or not, including, without limitations, all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax including Canada Pension Plan and provincial pension plan contributions, unemployment insurance, employment insurance payments and workers' compensation premiums, in each case together with any installments or estimated payments with respect thereto, and any interest, fines and penalties with respect thereto.

''Term Loan Maturity Date'' means January 31, 2011 or, if such date is not a Business Day, the next succeeding Business Day.

''Test Date'' means for any financial maintenance covenant set forth in Section 7.17, the last day of each Quarter of the Canadian Borrower included in any period set forth in the table for such financial maintenance covenant.

''Title Company'' means First American Title Insurance Company or such other title insurance or abstract company as shall be designated by the Administrative Agent.

''Total Debt'' means, at any date:

(a)

the aggregate amount of Indebtedness (excluding Loans and Letters of Credit outstanding under the Revolving Facilities and excluding amounts outstanding under other revolving lines of credit permitted under clauses (j) and (n) of the definition of ''Permitted Indebtedness'') as reflected on the balance sheet of the Consolidated Companies at such date determined on a consolidated basis in conformity with GAAP, plus

                (b)

the sum (which shall not be less than zero) of (i)  the average monthly balance of the Loans outstanding under the Revolving Facilities and amounts outstanding under other revolving lines of credit permitted under clauses (j) and (n) of the definition of ''Permitted Indebtedness'') during the four Quarters most recently ended prior to such date, minus (ii) the average monthly balance of unrestricted cash and Cash Equivalents of the Consolidated Companies during the four Quarters most recently ended prior to such date.

For dates for which the Quarter ended April 30, 2004 is the Quarter most recently ended, amounts calculated under clause (b) shall be measured over the Quarter ended April 30, 2004.  For dates for which the Quarter ended July 31, 2004 or October 31, 2004 is the Quarter most recently ended, amounts calculated under clause (b) shall be measured over the two Quarters ended July 31, 2004.

''Total Leverage Ratio'' means, for any Test Date, the ratio of (x) Total Debt (excluding any Pushdown Holdco Debt) at such Test Date to (y) Consolidated EBITDA for the four Quarters ending on such Test Date.

''Total Pushdown Debt Leverage Ratio'' means, for any Test Date, the ratio of (x) Total Debt (including Pushdown Holdco Debt, if any) at such Test Date to (y) Consolidated EBITDA for the four Quarters ending on such Test Date.

''Transaction Documents'' means the BRP Acquisition Agreement, the documents giving effect to the Equity Financing, the Escrow Agreement, all documents relating to the Senior Subordinated Notes, the documents giving effect to the Preferred Stock Financing, this Agreement and the other Credit Documents and in each case all documents related thereto and all exhibits, appendices, schedules and annexes to any thereof.

''Transactions'' means, collectively, the BRP Acquisition, the Equity Financing, the entering into and deposit of funds pursuant to the Escrow Agreement, the Preferred Stock Financing, the offering of the Senior Subordinated Notes and the entering into of this Agreement and the other Credit Documents and the Extensions of Credit hereunder.

''Transferee'' has the meaning set forth in Section 3.17.

''Transition Costs'' means any severance, relocation, restructuring and other acquisition or transaction-related costs incurred in connection with or as a consequence of the BRP Acquisition during the fiscal years ending January 31, 2004 and January 31, 2005, in an aggregate amount not to exceed Cdn$15.0 million.

''UCC'' means the Uniform Commercial Code as in effect in the State of New York provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent's and the Secured Parties' security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term ''UCC'' shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

''UCP'' has the meaning set forth in Section 2.11(f).

''U.S. Base Rate'' means, at any time, the rate per annum equal to the greater of (i) the Federal Funds Rate then in effect plus 100 basis points and (ii) the variable rate of interest per annum, expressed on the basis of a 365- or 366-day year, as the case may be, established or quoted from time to time by the Administrative Agent as the corporate base rate of interest then in effect for determining interest rates on U.S. Dollar-denominated commercial loans made by it in Canada, and referred to by it as its ''U.S. corporate base rate.''  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, the U.S. Base Rate shall be determined by the Administrative Agent without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.  The U.S. corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

''U.S. Base Rate Loan'' means a Loan bearing interest at a rate determined by reference to the U.S. Base Rate.

''U.S. Dollars'' and ''US$'' mean dollars in lawful currency of the United States of America.

''U.S. Obligor'' means any Obligor incorporated under the laws of the United States or any state thereof.

''U.S. Payment Branch'' has the meaning set forth in the definition of ''Relevant Payment Branch.''

''U.S. Perfection Certificate'' means a certificate substantially in the form of Exhibit L-2.

''U.S. Prime Rate'' means, at any time, the rate per annum equal to the greater of (i) the Federal Funds Rate then in effect plus 50 basis points and (ii) the variable rate of interest per annum, expressed on the basis of a 365- or 366-day year, as the case may be, established or quoted from time to time by the Administrative Agent as the reference rate of interest then in effect for determining interest rates on U.S. Dollar-denominated commercial loans made by it in the United States of America, and referred to by it as its ''U.S. prime rate.''  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, the U.S. Prime Rate shall be determined by the Administrative Agent without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.  The prime rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

''U.S. Prime Rate Loan'' means a Loan bearing interest at a rate determined by reference to the U.S. Prime Rate.

''U.S. Revolving Borrower'' means BRP (USA) Inc. and its successors and permitted assigns.

''U.S. Revolving Commitment'' means, for each U.S. Revolving Lender, the amount identified as its U.S. Revolving Commitment (including, without duplication, its U.S. Swingline Facility Commitment in respect of such Facility, if any) on Schedule 1.1 or on the execution pages of the Original Credit Agreement, or both, or in an Assignment Agreement executed and delivered by such U.S. Revolving Lender, as such amount shall be reduced as a result of any assignment made by such U.S. Revolving Lender in accordance with the provisions of Section 11.3(b) or as a result of any permanent reduction in the amount thereof pursuant to Sections 2.7, 2.8, 3.6, 3.7 and 3.8.

                                ''U.S. Revolving Committed Amount'' means, at any time, the aggregate amount of the U.S. Revolving Commitments at such time; provided that the aggregate amount of the U.S. Revolving Committed Amount shall not exceed the US$ Equivalent Amount of Cdn$50.0 million or such lesser amount to which such sum shall then have been permanently reduced pursuant to Sections 2.7, 2.8, 3.6, 3.7 and 3.8.

''U.S. Revolving Facility'' means, at any time, that certain revolving loan facility in the principal amount equal to the U.S. Revolving Committed Amount from time to time established by the U.S. Revolving Lenders in favor of the U.S. Revolving Borrower pursuant to Section 2.1(a).

''U.S. Revolving Lenders'' means, collectively, each Person identified as a ''U.S. Revolving Lender'' on Schedule 1.1 or on the execution pages of the Original Credit Agreement, or both, each acting through its lending office set forth in Schedule 1.1 or such other lending office as such Person may specify in accordance with Section 11.1, and any Person who becomes a U.S. Revolving Lender by way of assignment in accordance with Section 11.3(b), together with such Person's successors and permitted assigns (each, individually, a ''U.S. Revolving Lender'').

''U.S. Revolving Outstanding Amount'' has the meaning set forth in Section 2.4(e)(ii).

''U.S. Revolving Unused Commitment'' means, at any time, the amount by which (i) the then U.S. Revolving Committed Amount exceeds (ii) the then U.S. Revolving Outstanding Amount.

''U.S. Securities Act'' means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder as amended or replaced from time to time.

''U.S. Security Agreement'' means a general security agreement substantially in the form of Exhibit D-2 or such other form of general security agreement or other instrument charging personal property as Lead Arrangers' Counsel may approve.

''U.S. Security Documents'' has the meaning set forth in Section 4.2(m)(i) of the Original Credit Agreement and shall also include the documents identified in Section 4.3(g)(iii).

''U.S. Swingline Facility'' means, in respect of the U.S. Revolving Facility, a separate short term revolving line of credit not greater than the U.S. Swingline Maximum Amount (or the Equivalent Amount in U.S. Dollars or Euros) provided to the U.S. Borrower by the U.S. Swingline Facility Lender, which shall form part of such Lender's U.S. Revolving Commitment.

''U.S. Swingline Facility Commitment'' means the amount identified as the U.S. Swingline Facility Commitment of the U.S. Swingline Facility Lender in Schedule 1.1 or the execution pages of the Original Credit Agreement, or both.

''U.S. Swingline Facility Lender'' initially means Royal Bank of Canada (or any successor thereto), as maker of revolving Loans under the U.S. Swingline Facility.

''U.S. Swingline Maximum Amount'' means, at any time, the amount in U.S. Dollars specified on the execution page of the Original Credit Agreement for the Swingline Facility Lender or on Schedule 1.1 or both.

''Utility Vehicle Segment'' means the portion of the business of the Consolidated Companies relating to (i) the manufacturing, selling, distributing, developing or marketing of specialized tracked vehicles for snow removal or grooming and rough terrain transport equipment and (ii) the sale of related parts and accessories and products under research and/or development.

''Wholly Owned Subsidiary'' means, with respect to any Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director's qualifying shares, (y) shares issued to foreign nationals to the extent required by applicable law and (z) Equity Interests issued to a Person other than the Canadian Borrower or a Wholly Owned Subsidiary of the Canadian Borrower in connection with a Permitted Receivables Facility for the purpose of establishing independence and not in order to provide substantive economic or controlling voting interests to such Person) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

''Withdrawal Liability'' means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

''Working Capital'' means an amount determined for the Consolidated Companies equal to the sum of all current assets (other than cash and Cash Equivalents and current deferred tax assets) less the sum of all current liabilities (other than the current portion of long-term Indebtedness and current deferred tax liabilities).

1.2         Computation of Time Periods and Other Definitional Provisions.

For purposes of computation of periods of time hereunder, the word ''from'' means ''from and including'' and the words ''to'' and ''until'' each mean ''to but excluding.''  References in this Agreement to any ''Article,'' ''Section'' or ''Schedule'' shall be to an Article, Section or Schedule of or to this Agreement unless otherwise specifically provided.  Defined terms used herein shall include in the singular number the plural and in the plural the singular.  Any reference in this Agreement to ''include,'' ''includes'' and ''including'' shall be deemed to be followed by the phrase ''without limitation.''  Any reference in this Agreement to any particular gender shall include, where the context permits or requires, each of the genders.  Any reference in this Agreement to ''herein,'' ''hereunder,'' ''hereof,'' ''hereto'' or other similar expressions shall be construed as a reference to this Agreement and (unless the context otherwise requires) not to any particular Article, Section or Schedule of or to this Agreement.

For purposes of calculating amounts hereunder, amounts in currencies other than Cdn$ or US$ shall be converted to the Equivalent Amount of Cdn$ or US$, as applicable, to the extent required by the context.

1.3         Accounting Terms.

Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP.  All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made in accordance with GAAP applied on a basis consistent with the then most recent annual or quarterly financial statements delivered pursuant to Section 6.1 (or, prior to the delivery of the first financial statements pursuant to Section 6.1, consistent with the financial statements delivered pursuant to Section 4.2(a)(vi) of the Original Credit Agreement); provided, however, that if the Canadian Borrower notifies the Administrative Agent that the Borrowers wish to amend any covenant in Section 7.17 or any related definition to eliminate the effect of any change in GAAP occurring after the Effective Date on the operation of such covenant and if the Majority Lenders agree in writing (or if the Administrative Agent notifies the Borrowers that the Majority Lenders wish to amend Section 7.17 or any related definition for such purpose), then compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Majority Lenders.

ARTICLE 2
CREDIT FACILITY

2.1        Revolving Loan Commitments.

Subject to the terms and conditions set forth in this Agreement:

(a)

U.S. Revolving Commitment.  Each U.S. Revolving Lender severally agrees to make revolving Loans in U.S. Dollars available to and, in the case of the U.S. Swingline Facility Lenders, to make revolving Loans under the U.S. Swingline Facility to, and in the case of the Issuing Lender under the U.S. Revolving Facility, to issue Letters of Credit on behalf of, the U.S. Revolving Borrower under the U.S. Revolving Facility at any time and from time to time from the Closing Date to the date that is one Business Day prior to the Revolving Loan Maturity Date in accordance with the U.S. Revolving Commitment of each such U.S. Revolving Lender.

(b)

Canadian Revolving Commitment.  Each Canadian Revolving Lender severally agrees to make revolving Loans in Canadian Dollars, U.S. Dollars or Euros available to, and, in the case of the Canadian Swingline Facility Lender, to make revolving Loans under the Canadian Swingline Facility to, and in the case of the Issuing Lender under the Canadian Revolving Facility, to issue Letters of Credit on behalf of, the Canadian Borrower under the Canadian Revolving Facility at any time and from time to time from the Closing Date to the date that is one Business Day prior to the Revolving Loan Maturity Date in accordance with the Canadian Revolving Commitment of each such Canadian Revolving Lender.

2.2        Term Loan Commitments.

Subject to the terms and conditions set forth in this Agreement, each New Term Lender severally agrees to make Loans in U.S. Dollars available to the Canadian Borrower under the New Term Facility on the Amendment Effective Date in accordance with the New Term Commitment of such New Term Lender.

2.2A       Incremental Credit Extensions.

The Canadian Borrower may at any time or from time to time after the Amendment Effective Date, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more additional tranches of U.S. Dollar-denominated term loans (the ''Incremental Term Loans'') so long as both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist, and so long as at the time that any such Incremental Term Loan is made (and after giving effect thereto and to the application of proceeds thereof) no Default or Event of Default shall exist and the Canadian Borrower shall be in compliance with Section 7.17 on a pro forma basis on the last day of the most recently completed Quarter as if such Incremental Term Loans had been outstanding on the last day of such Quarter.  Each tranche of Incremental Term Loans shall be in an aggregate principal amount of not less than US$5,000,000.  Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans shall not exceed US$100,000,000.  The Incremental Term Loans

                (a)

shall rank pari passu in right of payment with, and shall benefit equally and ratably with respect to Guarantees and security with the Loans under, the New Term Facility,

(b)

shall not mature earlier than the Term Loan Maturity Date (but may have nominal amortization prior to such date so long as the weighted average life to maturity of the Incremental Term Loans is no shorter than the weighted average life to maturity of the then-remaining Loans under the New Term Facility),

(c)

except as set forth in clauses (a), (b) and (d), shall have terms and conditions substantially the same as (and in any event no more favorable than) those applicable to the Loans under the New Term Facility (in each case, including with respect to sharing of mandatory and voluntary prepayments), and

(d)

shall not provide for any repayments pursuant to Section 3.7 in excess of 25% of the initial aggregate principal amount thereof prior to the first day after the fifth anniversary of the incurrence thereof.

Notwithstanding clauses (a), (b) and (c) above, (i) the terms and conditions applicable to Incremental Term Loans maturing after the Term Loan Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Term Loan Maturity Date and (ii) if the interest rate for the Incremental Term Loans shall at any time be higher than the then-applicable interest rate with respect to the Loans under the New Term Facility plus 25 basis points, then the Applicable Margin with respect to the Loans under the New Term Facility shall automatically increase (without any further action required to be taken by any party) to result in an interest rate applicable to the Loans under the New Term Facility no lower than the interest rate then applicable to the Incremental Term Loans minus 25 basis points.

Each notice from the Canadian Borrower pursuant to this Section 2.2A shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans.  Incremental Term Loans may be made by any existing Lender (and each existing New Term Lender shall have the right to make a portion of any Incremental Term Loan on terms permitted in this Section 2.2A and otherwise on terms reasonably acceptable to the Administrative Agent); provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld, delayed or conditioned) to such Lender's making such Incremental Term Loans if such consent would be required under Section 11.3 for an assignment of Loans to such Lender.  Each existing Lender shall, by notice to the Canadian Borrower and the Administrative Agent given not later than ten days after the date of the Administrative Agent's notice delivered pursuant to the first sentence of this Section 2.2A, either agree to make a portion of any Incremental Term Loan or decline to do so (and any existing Lender that does not deliver such notice within such period of ten days shall be deemed to have declined to do so).  In the event that on the tenth day after the Administrative Agent shall have delivered the notice pursuant to the first sentence of this Section 2.2A the existing Lenders shall have agreed pursuant to the preceding sentence to make Incremental Term Loans in an aggregate amount that is less than the amount requested by the Canadian Borrower, the Incremental Term Loans may be made by any other Eligible Person (any such other Eligible Person being called an ''Additional Lender'') so long as the Administrative Agent shall have consented (such consent not to be unreasonably withheld, delayed or conditioned) to such Additional Lender's making such Incremental Term Loans if such consent would be required under Section 11.3 for an assignment of Loans to such Additional Lender.  Commitments in respect of Incremental Term Loans shall become Commitments under this Agreement pursuant to an amendment (an ''Incremental Amendment'') to this Agreement and, as appropriate, the other Credit Documents, executed by Holdco, the Canadian Borrower, each Guarantor, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent.  The Incremental Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.2A (including changes to the provisions of this Section 2.2A and the definition of ''Majority Lenders'').  In no event shall any such agreement (i) effect any change described in clauses (a) through (i) of Section 11.6 without the consent of each person required to consent to such change under such clause (it being agreed, however, that any Incremental Term Loans or the establishment of any Class of Term Loans will not, of itself, be deemed to effect any of the changes described in clauses (f) and (g) of Section 11.6), (ii) amend this Agreement to establish any affirmative or negative covenant, Event of Default or remedy that by its terms benefits one or more Facilities, but not all Facilities, of Loans without the prior written consent of Lenders holding a majority in interest of the Loans and Commitments of each Facility not so benefited or (iii) change any other provision of this Agreement or any other Credit Document that creates rights in favor of Lenders holding Loans or Commitments of any existing Facility, other than as necessary or advisable in the judgment of the Administrative Agent to cause such provision to take into account, or to make the benefits of such provisions available to, Lenders holding Incremental Term Loans in accordance with the terms set forth herein.  The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an ''Incremental Facility Closing Date'') of each of the conditions set forth in Section 4.3B (it being understood that all references to ''the date of such Extension of Credit'' or similar language in such Section 4.3B shall be deemed to refer to the closing date of such Incremental Amendment) and such other conditions as the parties thereto shall agree.  Subject to the minimum principal amount requirements specified above in this Section 2.2A, no more than five Incremental Facility Closing Dates may be selected by the Canadian Borrower.  The Canadian Borrower shall use the proceeds of the Incremental Term Loans for any purpose not prohibited by this Agreement.  No Lender shall be obligated to provide any Incremental Term Loans unless it so agrees.

2.3        Availability.

(a)

U.S. Revolving Facility.  The U.S. Revolving Facility shall be available to the U.S. Revolving Borrower from the U.S. Revolving Lenders as follows:

(i)

by way of Loans each in a minimum amount of the lesser of (A) US$1.0 million and (B) the amount then remaining under the U.S. Revolving Committed Amount and (if applicable) in integral multiples of US$250,000 in excess thereof, in U.S. Dollars by way of U.S. Prime Rate Loans;

(ii)

by way of Loans each in a minimum amount of the lesser of (A) US$2.5 million and (B) the amount then remaining under the U.S. Revolving Committed Amount and (if applicable) in integral multiples of US$500,000 in excess thereof, in U.S. Dollars by way of LIBOR Loans;

(iii)

by way of Letters of Credit issued by the relevant Issuing Lender under the U.S. Revolving Commitment in accordance with Section 2.11; and

(iv)

by way of Loans from the U.S. Swingline Facility Lender under the U.S. Swingline Facility in accordance with Section 2.12.

(b)

Canadian Revolving Facility.  The Canadian Revolving Facility shall be available to the Canadian Borrower from the Canadian Revolving Lenders as follows:

(i)

by way of Loans each in a minimum amount of the lesser of (A) Cdn$1.0 million and (B) the amount then remaining under the Canadian Revolving Committed Amount and (if applicable) in integral multiples of Cdn$250,000 in excess thereof in Canadian Dollars by way of Canadian Prime Rate Loans;

(ii)

by way of Loans in a minimum amount of the lesser of (A) Cdn$2.5 million and (B) the amount then remaining under the Canadian Revolving Committed Amount and (if applicable) in integral multiples of Cdn$500,000 in excess thereof in Canadian Dollars by way of Bankers' Acceptance Loans;

(iii)

by way of Loans each in a minimum amount of the lesser of US$2.5 million and the U.S. Dollar Equivalent Amount then remaining under the Canadian Revolving Committed Amount and (if applicable) in integral multiples of US$500,000 in excess thereof in U.S. Dollars by way of LIBOR Loans and by way of Loans in a minimum amount of US$1.0 million and the U.S. Dollar Equivalent Amount then remaining under the Canadian Revolving Committed Amount and (if applicable) in integral multiples of US$250,000 in excess thereof in U.S. Dollars by way of U.S. Base Rate Loans;

(iv)

by way of Loans each in a minimum amount of the lesser of €2.5 million and the Euro Equivalent Amount then remaining under the Canadian Revolving Committed Amount and (if applicable) in integral multiples of €500,000 in excess thereof in Euros by way of EUROLIBOR Loans;

(v)

by way of Letters of Credit issued by the relevant Issuing Lender under the Canadian Revolving Commitment in accordance with Section 2.11; and

(vi)

by way of Loans from the Canadian Swingline Facility Lender under the Canadian Swingline Facility in accordance with Section 2.12.

(c)

New Term Facility.  The New Term Facility shall be available to the Canadian Borrower from the New Term Lenders by way of Loans in an amount up to the New Term Committed Amount in U.S. Dollars by way of U.S. Prime Rate Loans (or U.S. Base Rate Loans for any Canadian Lender whose lending office is located in Canada) or LIBOR Loans.

2.4        Method of Borrowing.

(a)

Each Extension of Credit may be requested by an irrevocable Notice of Borrowing, executed by the Borrower requesting such Extension of Credit and delivered to the Administrative Agent within the time limits specified in Section 2.4(b), setting forth (i) the type of Loan requested, (ii) the amount requested, (iii) with respect to Loans that will be LIBOR Loans, EUROLIBOR Loans or Bankers' Acceptance Loans, the Interest Period applicable thereto, (iv) whether such Loan will be denominated in Canadian Dollars, U.S. Dollars or Euros and (v) a certification that the Relevant Borrower has complied in all respects with the applicable provisions of Article 4.  Alternatively, an Extension of Credit may be requested verbally by the applicable Borrower to the Administrative Agent within such time limits so long as such verbal notice is followed by delivery of the irrevocable Notice of Borrowing as described in the preceding sentence on the same Business Day at or before 3:00 p.m. (New York City time).

(b)

Each Notice of Borrowing (other than an Extension of Credit under a Swingline Facility) shall be delivered not later than (i) 11:00 a.m. (New York City time) on the Business Day immediately prior to the relevant Extension Date in the case of any U.S. Prime Rate Loan, U.S. Base Rate Loan or Canadian Prime Rate Loan, in respect of any such Loan in an amount equal to or less than US$25.0 million (in the case of any U.S. Prime Rate Loan or U.S. Base Rate Loan), or Cdn$25.0 million (in the case of any Canadian Prime Rate Loan) or two (2) Business Days prior to such Extension Date for any such Loan in excess of any such amount or in the case of Bankers' Acceptance Loans and (ii) 11:00 a.m. (New York City time) on the third Business Day prior to the relevant Extension Date in the case of any LIBOR Loan or EUROLIBOR Loan.

(c)

The Canadian Revolving Facility and U.S. Revolving Facility shall each be a revolving credit facility, and the Canadian Borrower and the U.S. Revolving Borrower may borrow, repay and reborrow under the Relevant Facility, as applicable, subject to the terms of this Agreement, at any time prior to the first Business Day prior to the Revolving Loan Maturity Date, the Canadian Borrower shall have the right to convert Loans under the Canadian Revolving Facility from one currency to another, subject to the terms of this Agreement, including Section 3.2(e).  Each Revolving Facility shall terminate on the Revolving Loan Maturity Date.

(d)

The New Term Facility shall be a non-revolving credit facility, and the Canadian Borrower may borrow under the New Term Facility only on the Amendment Effective Date.  Once amounts outstanding under the New Term Facility are repaid, whether pursuant to mandatory repayments or voluntary prepayments made under this Agreement or otherwise, they may not be reborrowed.  The New Term Facility shall terminate on the Term Loan Maturity Date.

(e)

A Borrower shall not be entitled to or receive an Extension of Credit under the Relevant Facility if:

(i)

in the case of the Canadian Revolving Facility and subject to the last sentence of this clause (e), the sum of (A) the aggregate principal amount of all Canadian Prime Rate Loans, the aggregate Face Amount of all Bankers' Acceptance Loans, all L/C Obligations thereunder, and amounts outstanding under the Canadian Swingline Facility, plus (B) the Equivalent Amount expressed in Canadian Dollars of the aggregate principal amount of all U.S. Base Rate Loans, U.S. Prime Rate Loans, LIBOR Loans and EUROLIBOR Loans then outstanding under the Canadian Revolving Facility (collectively, the ''Canadian Revolving Outstanding Amount''), plus (C) the aggregate principal amount of Indebtedness outstanding pursuant to clause (n) of the definition of ''Permitted Indebtedness'' plus (D) the amount of the Extension of Credit requested or intended to be requested by the Canadian Borrower pursuant to the applicable Notice of Borrowing, would exceed the Canadian Revolving Committed Amount;

(ii)

in the case of the U.S. Revolving Facility and subject to the last sentence of this clause (e), the sum of (A) the aggregate principal amount of all U.S. Prime Rate Loans, U.S. Base Rate Loans and all LIBOR Loans, all L/C Obligations thereunder, and amounts outstanding under the U.S. Swingline Facility (collectively, the ''U.S. Revolving Outstanding Amount''), plus (B) the amount of the Extension of Credit requested or intended to be requested by the U.S. Revolving Borrower pursuant to the applicable Notice of Borrowing, would exceed the U.S. Revolving Committed Amount; and

(iii)

in the case of the New Term Facility, the aggregate principal amount of the Extension of Credit requested or intended to be requested by such Borrower pursuant to the applicable Notice of Borrowing would exceed the New Term Committed Amount.

For purposes of clauses (i) and (ii) above, any amount temporarily prepaid pursuant to Section 3.8(a)(iii) or 3.8(b)(iii) and any reborrowing for reinvestment or for a Disposition Event Offer or Casualty Event Offer in accordance with Section 3.8(a) or 3.8(b), as applicable, shall be disregarded.

2.5        Funding of Loans.

(a)

Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly (and in any event prior to 1:00 pm (New York City time) on the date such Notice of Borrowing is received by the Administrative Agent) inform the Relevant Lenders as to the terms thereof.  Each Relevant Lender shall make its Commitment Percentage of the requested Loan available to the Administrative Agent by 12:00 noon (New York City time) on the Extension Date specified in the Notice of Borrowing by deposit in the relevant currency of immediately available funds to the Relevant Payment Account.  The amount of the requested Loan shall then be made available to the Relevant Borrower by the Administrative Agent (subject to the other terms and conditions of this Agreement) by crediting the Relevant Borrower's Account to the extent the amount of such Loan is made available to the Administrative Agent.

(b)

No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Loans hereunder, and the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.  Unless the Administrative Agent shall have been notified by any Relevant Lender prior to the Extension Date of any such Loan that such Lender does not intend to make available to the Administrative Agent its Commitment Percentage of the Loan to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the Extension Date of such Loan, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Relevant Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by any Relevant Lender, the Administrative Agent shall be entitled to recover such corresponding amount from such Relevant Lender.  If such Relevant Lender does not pay such corresponding amount promptly upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Relevant Borrower, and the Relevant Borrower shall immediately repay such corresponding amount to the Administrative Agent.  The Administrative Agent shall also be entitled to recover from the Defaulting Lender or the Relevant Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Relevant Borrower to the date such corresponding amount is recovered by the Administrative Agent at a rate equal to (a) from the Relevant Borrower, the rate applicable to such Loan pursuant to the Notice of Borrowing, or (b) from the Defaulting Lender at (i) in the case of any U.S. Dollar obligation, the Federal Funds Rate plus 100 basis points for the period to and including the second Business Day from the commencement of such first mentioned period and thereafter the U.S. Prime Rate plus 1.0% or the U.S. Base Rate plus 1.0%, as applicable, (ii) in the case of any Canadian Dollar obligation, the Bank of Canada Overnight Rate plus 100 basis points for the period to and including the second Business Day following the commencement of such period and, thereafter at the Canadian Prime Rate plus 1.0%, and (iii) in the case of any EUROLIBOR Loan, the Interest Rate applicable to such Loan plus 1.0%, and in each case otherwise in accordance with Section 3.11.

2.6        Bankers' Acceptances.

(a)

Funding of Bankers' Acceptances.  If the Administrative Agent receives a Notice of Borrowing or a Notice of Continuation/Conversion requesting a Loan by way of, or a continuation of a Loan under the Canadian Revolving Facility, as or a conversion of a Loan into, a Bankers' Acceptance Loan, the Administrative Agent shall notify each of the Canadian Revolving Lenders prior to 4:00 p.m. (New York City time) on the Business Day of receipt of such Notice of Borrowing or Notice of Continuation/Conversion, as the case may be, of such receipt and of each Canadian Revolving Lender's Commitment Percentage of such requested Bankers' Acceptance Loan, except that, if the Face Amount of a Bankers' Acceptance which would otherwise be accepted by or an Acceptance Note which would otherwise be issued in favor of a Relevant Lender would not be Cdn$100,000 or an integral multiple thereof, such Face Amount shall be increased or decreased by the Administrative Agent in its sole discretion to the nearest integral multiple of Cdn$100,000.  Subject to the terms of Section 2.4, this Section 2.6 and Article 4, each Relevant Lender shall, not later than 12:00 noon (New York City time) on the requested Extension Date of such Loan, accept and purchase Bankers' Acceptances drawn by the Canadian Borrower which are presented to it for acceptance, or accept and purchase Acceptance Notes made by such Borrower in favor of such Lender, which have an aggregate Face Amount equal to such Lender's Commitment Percentage of the total Face Amount of Bankers' Acceptance Loan on such date.  With respect to each Bankers' Acceptance Loan (including any continuation as, or conversion into, a Bankers' Acceptance Loan), each Relevant Lender shall not be required to accept and purchase any Bankers' Acceptance or accept and purchase any Acceptance Note which has a Face Amount which is not an integral multiple of Cdn$100,000.  Concurrent with the acceptance and purchase of a Bankers' Acceptance drawn, or Acceptance Note purchased, as aforesaid, each Relevant Lender shall make available, subject to Section 2.6(b), to the Administrative Agent the BA Discount Proceeds with respect to such Bankers' Acceptance or Acceptance Note.  The Administrative Agent shall, subject to fulfillment by the Relevant Borrower of the conditions set out in Article 4 and subject to Section 2.6(b), make such BA Discount Proceeds available to the Relevant Borrower on the Extension Date of such Loan by crediting the Relevant Borrower's Account.

(b)

Acceptance Fees.  With respect to each Bankers' Acceptance or Acceptance Note of the Canadian Borrower accepted pursuant hereto, the Canadian Borrower shall pay, in advance, an acceptance fee calculated by multiplying the Applicable Margin in respect of such Bankers' Acceptance Loan by the Face Amount of such Bankers' Acceptance or the principal amount of such Acceptance Note, as the case may be, and multiplying the product thereby obtained by a fraction, the numerator of which is the number of days in the Interest Period of such Bankers' Acceptance Loan and the denominator of which is 365.  Such acceptance fees shall be non-refundable and shall be fully earned upon such acceptance and purchase by the Relevant Lender of such Bankers' Acceptance or Acceptance Note, as the case may be.  Such acceptance fees shall be paid by the Canadian Borrower by means of the Relevant Lender deducting the amount thereof from the BA Discount Proceeds payable to the Canadian Borrower by such Lender upon such acceptance and purchase.

(c)

Safekeeping of Drafts.  The Relevant Lenders agree that, in respect of the safekeeping of executed drafts or depository bills which are delivered to them for acceptance hereunder, they shall exercise the same degree of care which the Relevant Lenders give to their own property; provided that the Relevant Lenders shall not be deemed to be insurers thereof.  To facilitate the drawing of drafts or depository bills by the Canadian Borrower for acceptance as Bankers' Acceptances hereunder, and the making by the Canadian Borrower of Acceptance Notes for acceptance by the Relevant Lenders hereunder, the Canadian Borrower hereby irrevocably appoints the proper officers of each Relevant Lender as its lawful attorneys-in-fact to complete, execute and deliver all such drafts and depository bills and Acceptance Notes on behalf and in the name of the Canadian Borrower, and any such draft or Acceptance Note so completed, executed and delivered on behalf and in the name of the Canadian Borrower by any such officer or officers of any Relevant Lender shall be valid, binding and enforceable against the Canadian Borrower to the same extent as if such draft, depository bill or Acceptance Note was executed and delivered by the proper officers of such Relevant Lender in its name and on its behalf.  Bankers' Acceptances accepted under this Agreement shall be in the form provided by the Relevant Lender or Relevant Lenders accepting such Bankers' Acceptances.  The Canadian Borrower recognizes and agrees that all Bankers' Acceptances signed and/or endorsed by a Relevant Lender on behalf of the Canadian Borrower shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower.  Each Relevant Lender is hereby authorized (in accordance with a Notice of Borrowing relating to a Bankers' Acceptance Loan) to issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Relevant Lender; provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted and purchased by such Relevant Lender.  No Relevant Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or willful misconduct of the Relevant Lender or its officers, employees, agents or representatives.  Each Relevant Lender shall maintain a record with respect to Bankers' Acceptances (i) received by it in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder, and (iv) cancelled at their respective maturities.  On request by or on behalf of the Canadian Borrower, a Relevant Lender shall cancel all forms of Bankers' Acceptances which have been pre-signed or pre-endorsed on behalf of the Canadian Borrower and which are held by such Relevant Lender and are not required to be issued in accordance with the Canadian Borrower's irrevocable notice.  Alternatively, the Canadian Borrower agrees that, at the request of the Administrative Agent, the Canadian Borrower shall deliver to the Administrative Agent a ''depository note'' which complies with the requirements of the Depository Bills and Notes Act (Canada), and consents to the deposit of any such depository note in the book-based debt clearance system maintained by the Canadian Depository for Securities Limited.

(d)

Execution of Drafts.  Drafts of the Canadian Borrower to be accepted as Bankers' Acceptances hereunder shall be signed as set forth in this Section 2.6.  Notwithstanding that any person whose signature appears on any Bankers' Acceptance may no longer be an authorized signatory for any Relevant Lender or the Canadian Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Canadian Borrower.

(e)

Sale of Bankers' Acceptances.  Each Relevant Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

(f)

Payment on Maturity.  The Canadian Borrower shall pay to the Administrative Agent, for the account of the Relevant Lenders, on the last day of the Interest Period of any maturing Bankers' Acceptance or Acceptance Note, an amount equal to the Face Amount of such maturing Bankers' Acceptance or Acceptance Note, as the case may be; provided that, subject to Sections 2.10 and 4.3B, the Canadian Borrower may, at its option, so pay the Relevant Lenders, in whole or in part, by delivering to the Administrative Agent no later than the time and Business Day specified in Section 3.6 prior to the last day of the Interest Period of such maturing Bankers' Acceptance or Acceptance Note, as the case may be, a Notice of Continuation/Conversion specifying the next Interest Period of the Bankers' Acceptance and/or Acceptance Note to be accepted and purchased by the Relevant Lenders in accordance with the provisions hereof, and presenting or causing to be presented a draft, depository bill or Acceptance Note to the Relevant Lenders for acceptance and purchase having, in the case of reimbursement in whole by replacement Bankers' Acceptances or Acceptance Note, an aggregate Face Amount at least equal to the aggregate Face Amount of the maturing Bankers' Acceptance and/or Acceptance Note, together with such amount as is required to repay the maturing Bankers' Acceptance or Acceptance Note in full.  In the event that the Canadian Borrower fails to so deliver a Notice of Continuation/Conversion and fails to make payment to the Administrative Agent on the relevant maturity date in respect of the maturing Bankers' Acceptance Loan, the sum of the aggregate Face Amount of the maturing Bankers' Acceptances and Acceptance Notes comprising such maturing Bankers' Acceptance Loan shall be deemed to be converted to a Canadian Prime Rate Loan on the relevant maturity date and shall thereafter bear interest as such.

(g)

Waiver of Defenses and Days of Grace.  The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Relevant Lender in respect of a Bankers' Acceptance accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Relevant Lender in its own right, and the Canadian Borrower agrees not to claim any days of grace if such Relevant

Lender, as holder, sues the Canadian Borrower on the Bankers' Acceptance for payment of the amount payable by the Canadian Borrower thereunder.

(h)

Participations.  If a Relevant Lender grants a participation in a portion of its rights under this Agreement to a Participant under Section 11.3(c), then, in respect of any Bankers' Acceptance Loan, a portion thereof may, at the option of such Relevant Lender, be by way of Bankers' Acceptance accepted by such participant.  In such event, the Canadian Borrower shall, upon the request of the Administrative Agent or the Relevant Lender granting the participation, execute and deliver a form of Bankers' Acceptance undertaking in favor of such participant for delivery to such participant.

(i)

Cash Collateral.  If any Event of Default shall occur and be continuing, on the Business Day that the Relevant Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.6, the Relevant Borrower shall deposit in the relevant Collateral Account of such Borrower an amount in cash equal to the face amount of all Bankers' Acceptance Notes then outstanding; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Relevant Borrower described in Sections 8.1(f)(ii) and 8.1(f)(iii).  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Relevant Borrower in respect of outstanding Bankers' Acceptance Loans under this Agreement.  Moneys deposited in the Collateral Account pursuant to this Section 2.6(i) shall be applied by the Administrative Agent to reimburse the Relevant Lenders for payments made under Bankers' Acceptances for which they have not been reimbursed and, to the extent not so applied, if the maturity of the Loans has been accelerated (but subject to the consent of the Majority Lenders), be applied to satisfy other obligations of the Relevant Borrower under this Agreement.  If the Relevant Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Relevant Borrower within three Business Days after all Events of Default have been cured or waived.

(j)

Special Provisions Relating to Acceptance Notes.

(i)

The Canadian Borrower and each Relevant Lender hereby acknowledges and agrees that certain Relevant Lenders may not be able to or may, as a matter of general corporate policy, elect not to accept drafts or depository bills as a Bankers' Acceptance, and the Canadian Borrower and each such Relevant Lender agree that any such Relevant Lender shall, in lieu thereof, accept and purchase Acceptance Notes of the Canadian Borrower in accordance with the provisions of this Section 2.6.

(ii)

In the event that any Relevant Lender referred to in Section 2.6(f) is unable to, or elects as a matter of general corporate policy not to, accept Bankers' Acceptances hereunder, such Relevant Lender shall not be required to accept such drafts or depository bills hereunder, but rather, if the Canadian Borrower requests the acceptance and purchase of Bankers' Acceptances, the Canadian Borrower shall deliver to such Relevant Lender one or more non-interest bearing promissory notes (each, an ''Acceptance Note'') made by the Canadian Borrower in favor of such Relevant Lender or to bearer in the form customarily used by such Relevant Lender for such purposes, in an aggregate principal amount equal to the Face Amount of such drafts or depository bills and having the same maturity as the drafts or depository bills to be accepted as Bankers' Acceptances.  The Relevant Lender shall accept and purchase such Acceptance Notes from the Canadian Borrower at a purchase price equal to the BA Discount Proceeds which would have been applicable if a draft or depository bill in such amount and for the same Interest Period had been accepted and purchased by it as a Bankers' Acceptance hereunder, and such Acceptance Notes shall be governed by the provisions of this Section 2.6 in the same manner as if they were Bankers' Acceptances.  The Canadian Borrower hereby irrevocably appoints the proper officers of each

Relevant Lender as its lawful attorneys-in-fact to execute and deliver all Acceptance Notes on behalf and in the name of the Canadian Borrower, and any such Acceptance Note so executed and delivered on behalf and in the name of the Canadian Borrower by any such officer or officers of any Relevant Lender shall be valid, binding and enforceable against the Canadian Borrower to the same extent as if such Acceptance Note was executed and delivered by the proper officers of such Relevant Lender in its name and on its behalf.  The Canadian Borrower recognizes and agrees that all Acceptance Notes signed and/or endorsed by a Relevant Lender on behalf of the Canadian Borrower shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower.

(k)

No Market.  If the Administrative Agent determines in good faith and acting reasonably and gives notice to the Relevant Lenders and the Canadian Borrower that, by reason of circumstances affecting the Canadian money market, there is no market for Bankers' Acceptances, then the right of the Canadian Borrower to request Bankers' Acceptance Loans shall be suspended until the Administrative Agent, acting reasonably and in good faith, determines that the circumstances causing such suspension no longer exist and the Administrative Agent so notifies the Canadian Borrower and the Relevant Lender.  In such circumstances, any Notice of Borrowing requesting a Bankers' Acceptance Loan which is then outstanding shall be cancelled and the Extension of Credit requested therein shall, at the option of the Canadian Borrower exercisable by further notice to the Administrative Agent, either not be made or be made (subject to the notice requirements in Section 2.4) as a Canadian Prime Rate Loan.

2.7        Voluntary Reductions of Committed Amount.

Any Borrower may at any time, upon giving at least five (5) Business Days' prior written notice to the Administrative Agent, cancel in full or, from time to time, in part, any undrawn portion of any Revolving Facility and thereby automatically reduce and permanently terminate the Commitment of each of the Relevant Lenders in an amount equal to such Lender's Commitment Percentage of the undrawn portion of the Relevant Facility so cancelled by the Relevant Borrower; provided, however, that:

(a)

any such cancellation in respect of any Facility shall be in a minimum amount of Cdn$1.0 million (or if less, the amount then outstanding) and integral multiples of Cdn$1.0 million in excess thereof (or the U.S. Dollar Equivalent Amount, expressed in U.S. Dollars, of such amounts; and

(b)

any such notice, once given, shall be irrevocable except as the Relevant Lenders may in their discretion otherwise agree.

The Administrative Agent shall immediately notify the Relevant Lenders of any such termination of all or any portion of their respective Commitments in respect of any Facility.

2.8        Mandatory Cancellation or Reductions in Committed Amount.

All Loans under the New Term Facility shall be made on the Amendment Effective Date, after which time all undrawn availability under the New Term Facility shall be automatically cancelled without the necessity of any further action by any of the parties to this Agreement.

2.9        Notes and Loan Accounts.

(a)

The Loans made by each Lender shall, at the request of such Lender, be evidenced by a duly executed Note.  Alternatively or in addition thereto, each Lender may, in accordance with its usual practice, maintain an account or accounts in respect of Loans made by it pursuant to its

Commitment in respect of any Facility.  Any entries made by such Lender on the back of any Note or on any grid appended thereto and any entries made by any such Lender in maintenance of any such account, with respect to the principal amount of any Loan made by such Lender, any interest accrued thereon and any payments made by the Relevant Borrower in respect of the outstanding principal amount of any such Loan or any interest accrued thereon shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register and absent manifest error, constitute conclusive evidence of the amount of the Indebtedness, at any particular time and from time to time, owing by the Relevant Borrower to such Lender in respect of the Relevant Facility.  Notwithstanding the foregoing, the failure by any Lender to obtain any such Note from any Borrower or to maintain any such account or to make any such entries thereon or therein shall not limit or prejudice any claim by such Lender against any such Borrower in respect of such Borrower's Indebtedness to such Lender hereunder.

(b)

The Administrative Agent, on behalf of each Borrower, shall maintain at its address referred to in Section 11.1, a copy of each Assignment Agreement delivered to it and a register (the ''Register'') for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of and interest on the Loan owing to, and the Notes evidencing such Loans owned by, each Lender from time to time.  Failure to make any recordation, or any error in such recordation, shall not affect any Borrower's obligation in respect of such Loans.  Notwithstanding anything in this Agreement to the contrary, the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owners of the Loan, the Notes and the Commitments recorded therein for the purpose of this Agreement.  The entries in the Register shall be conclusive, absent manifest error, and the parties hereto shall treat each person whose name is recorded in the Register as the owner of an Extension of Credit or other Obligation hereunder as the owner thereof for all purposes of the Credit Documents, notwithstanding any notice to the contrary.  The Register shall be available for inspection by the Borrowers or any Creditor at any reasonable time and from time to time upon reasonable prior notice.

2.10        LIBOR Loans and EUROLIBOR Loans.

(a)

LIBOR Loans in U.S. Dollars and EUROLIBOR Loans in Euros shall be available to each Relevant Borrower for borrowing, continuance or conversion in the minimum principal amounts and integral multiples thereof specified in Section 2.3 for the Interest Periods selected by the Relevant Borrower in the applicable Notice of Borrowing or Notice of Continuation/Conversion.

(b)

Unless (i) the Lead Arrangers shall be satisfied, in their sole discretion, that the primary syndication of the Facilities has been completed, or (ii) otherwise consented to by the Lead Arrangers in their sole discretion, no Borrower shall be entitled to request, and no Lender shall be required to make, any Bankers' Acceptance Loan, LIBOR Loan or EUROLIBOR Loan at any time on or before the date that is 30 days after the Closing Date, except that from and after the fifth Business Day after the Closing Date until the 30th day after the Closing Date, a Borrower shall be entitled to request, and the Lenders shall make, Bankers' Acceptance Loans, LIBOR Loans and EUROLIBOR Loans with Interest Periods of 14 days, subject to the other terms and conditions of this Agreement.

(c)

If the Administrative Agent determines that deposits of the necessary amount in U.S. Dollars or Euros for the applicable Interest Period are not available in the London interbank market or if for any other reason such Agent, acting reasonably, is unable to determine the applicable LIBOR or EUROLIBOR, then the relevant LIBOR Loan or EUROLIBOR Loan will not be made, and such Agent will notify the Relevant Borrower of such event promptly.  The Administrative Agent will discuss with the Relevant Borrower the particular circumstances and implications of such event.  In the event that such determination is made by the Administrative Agent in the case of a proposed Extension of Credit or continuance of an existing LIBOR Loan or EUROLIBOR Loan or a proposed conversion of another type of

Loan into a LIBOR Loan or EUROLIBOR Loan, the proposed LIBOR Loan or EUROLIBOR Loan will automatically be deemed to be, in the case of a proposed LIBOR Loan, a U.S. Base Rate Loan (if the Relevant Borrower delivering the Notice of Borrowing or Notice of Continuation/Conversion is the Canadian Borrower), or a U.S. Prime Rate Loan (if the Relevant Borrower delivering the Notice of Borrowing or Notice of Continuation/Conversion is the U.S. Revolving Borrower), or in the case of a proposed EUROLIBOR Loan, a Canadian Prime Rate Loan in the Equivalent Amount in Canadian Dollars of the principal amount of such proposed EUROLIBOR Loan, and shall thereafter bear interest as such.

(d)

If a LIBOR Loan to the U.S. Revolving Borrower is neither repaid on the last day of the Interest Period applicable thereto nor converted into another type of Loan on such date pursuant to and in accordance with Section 3.2, or if the Administrative Agent has not received a Notice of Continuation/Conversion specifying the term of the next Interest Period for such LIBOR Loan in accordance with Section 3.2 on the third Business Day prior to the last day of the then current Interest Period, then the outstanding LIBOR Loan shall be deemed to be converted, on the last day of the then current Interest Period, into a U.S. Prime Rate Loan and shall thereafter bear interest as such.

(e)

If a LIBOR Loan or EUROLIBOR Loan to the Canadian Borrower is neither repaid on the last day of the Interest Period applicable thereto nor converted into another type of Loan on such date pursuant to and in accordance with Section 3.2, or if the Administrative Agent has not received a Notice of Continuation/Conversion specifying the term of the next Interest Period for such LIBOR Loan or EUROLIBOR Loan in accordance with Section 3.2 on the third Business Day prior to the last day of the then current Interest Period, then the outstanding LIBOR Loan or EUROLIBOR Loan shall be deemed to be converted, on the last day of the then current Interest Period, in the case of a LIBOR Loan, into a U.S. Base Rate Loan, or in the case of a EUROLIBOR Loan, a Canadian Prime Rate Loan in the Equivalent Amount in Canadian Dollars of the principal amount of such proposed EUROLIBOR Loan, and shall thereafter bear interest as such.

Except as otherwise provided herein, LIBOR Loans and EUROLIBOR Loans shall not be repaid, prepaid or converted into another type of Loan except on the last day of any Interest Period relating thereto.

2.11        Letters of Credit.

(a)

Issuance; Expiry; Purpose.  Subject to the terms and conditions hereof and of the applicable L/C Documents, if any, and any other terms and conditions that the relevant Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien not otherwise contemplated by this Agreement and any other Credit Document to be given by any Obligor or conflict with any obligation of any Obligor under this Agreement or any other Credit Document), each Issuing Lender agrees that it shall, from time to time upon request by the Relevant Borrower in accordance with Section 2.11(c), issue (in respect of Letters of Credit under the U.S. Revolving Facility) in U.S. Dollars or (in respect of Letters of Credit under the Canadian Revolving Facility) in Canadian Dollars, U.S. Dollars or Euros, as applicable (subject to the last sentence of this paragraph), Letters of Credit for the account of the Canadian Borrower or the U.S. Revolving Borrower for their own account or for the account of any of their Subsidiaries (in which case the Relevant Borrower and such Subsidiary shall be co-applicants with respect to such Letter of Credit unless otherwise agreed to by the Issuing Lender; provided that to the extent the Relevant Borrower is not a co-applicant, it shall remain principally liable with respect to such Letter of Credit and all related reimbursement obligations pursuant to Section 2.11(d) from the Closing Date until the Business Day prior to the Revolving Loan Maturity Date, in the form established by the relevant Issuing Lender; provided, however, that:

                       (i)

the sum of the aggregate amount of the L/C Obligations under the U.S. Revolving Facility shall not at any time exceed the lesser of (x) the U.S. Revolving Unused Commitment and (y) US$20.0 million; and

(ii)

the sum of the aggregate amount of the L/C Obligations denominated in Canadian Dollars and the Equivalent Amount expressed in Canadian Dollars of the L/C Obligations in U.S. Dollars or Euros under the Canadian Revolving Facility shall not at any time exceed the lesser of (x) the Canadian Revolving Unused Commitment and (y) Cdn$100.0 million.

Promptly after receipt of any request for a Letter of Credit, the relevant Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such request from the Relevant Borrower and, if not, the relevant Issuing Lender will provide the Administrative Agent with a copy thereof.  Upon receipt by the relevant Issuing Lender of confirmation from the Administrative Agent that the requested issuance is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the relevant Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Relevant Borrower in accordance with the relevant Issuing Lender's usual and customary business practices, and immediately thereupon, each Relevant Lender shall be deemed to, and irrevocably and unconditionally agrees to, purchase from the relevant Issuing Lender a risk participation in such Letter of Credit in an amount equal to its ratable share of same.  Letters of Credit may, in the sole discretion of the applicable Issuing Lenders, be denominated in currencies other than Canadian Dollars, U.S. Dollars or Euros and shall be deemed for all purposes hereunder to be denominated in the Equivalent Amount of Canadian Dollars, such Equivalent Amount to be determined as of the last Business Day of the most recently ended month, as of each Extension Date under the Canadian Revolving Facility, as of the applicable expiry date, as of any drawing under clause (b) and as of such other dates as the Administrative Agent shall reasonably require.

The issuance and expiry date of each Letter of Credit shall be a Business Day.  Except as otherwise expressly agreed upon by the relevant Issuing Lender, no Letter of Credit shall have an original expiry date later than the first anniversary of the date of issuance or, upon issuance or as extended, shall have an expiry date later than the Revolving Loan Maturity Date.  Each Letter of Credit shall be either (x) a standby Letter of Credit issued to support the obligations, contingent or otherwise, of the Relevant Borrower or any of its Wholly Owned Subsidiaries or (y) a commercial/import/documentary Letter of Credit in respect of the purchase of goods or services by the Relevant Borrower or any of its Wholly Owned Subsidiaries in the ordinary course of business.  Each Letter of Credit shall comply with the related L/C Documents.

(b)

Fees.  Letter of Credit fees shall be payable for the account of the Relevant Lenders on the daily average undrawn face amount of each Letter of Credit at a rate per annum equal to the Applicable Margin for LIBOR Loans under the U.S. Revolving Facility (in the case of Letters of Credit issued under such facility) or under the Canadian Revolving Facility (in the case of Letters of Credit issued under such facility), as applicable, in each case as in effect from time to time, which fees shall be paid on the last Business Day of each Quarter in arrears.  In addition, an issuing fee on the face amount of each Letter of Credit equal to 0.25% per annum shall be payable to the relevant Issuing Lender for its own account, which fee shall be paid on the last Business Day of each Quarter in arrears.

(c)

Requests and Reports.  The request for the issuance of a Letter of Credit shall be made by submitting a written request, in a form reasonably acceptable to the relevant Issuing Lender at least five (5) Business Days prior to the requested date of issuance, with a copy to the Administrative Agent.  The request shall state (i) the requested date of issuance, (ii) the amount thereof, (iii) the expiry date thereof, (iv) the name and address of the beneficiary thereof, (v) the documents to be presented by such beneficiary in case of any drawing thereof, (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, and (vii) such other matters as the relevant Issuing Lender may reasonably require.  The relevant Issuing Lender will, upon issuance of any Letter of Credit, at least quarterly and more frequently upon request, provide to the Administrative Agent a report specifying the face amounts and terms of all Letters of Credit issued by such Issuing Lender and which are then issued and outstanding.

(d)

Reimbursement.  The Relevant Borrower shall reimburse the relevant Issuing Lender, in the currency in which such Letter of Credit is denominated, on the next Business Day succeeding the drawing under any Letter of Credit either with the proceeds of a Loan obtained hereunder or otherwise in same day funds as provided herein or in the L/C Documents.  If:

(i)

the Relevant Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, or

(ii)

there occurs an Event of Default when any Letter of Credit is outstanding, whether or not drawn upon and the Administrative Agent or the Majority Lenders so demands, unless the Relevant Borrower shall promptly notify the relevant Issuing Lender of its intent to make alternate arrangements with such Issuing Lender for payment to such Issuing Lender in immediately available funds of an amount sufficient to permit such Issuing Lender to discharge its liability under each such Letter of Credit (together with an amount equal to all costs and expenses that such Issuing Lender may incur with respect to each such Letter of Credit) (the ''L/C Maximum Amount''), then the Relevant Borrower shall be deemed to have requested and to have drawn down a U.S. Base Rate Loan where the Letter of Credit is denominated in U.S. Dollars and issued under the Canadian Revolving Facility, a U.S. Prime Rate Loan where the Letter of Credit is denominated in U.S. Dollars and issued under the U.S. Revolving Facility, and a Canadian Prime Rate Loan where the Letter of Credit is denominated in Canadian Dollars, Euros or any currency, under the Relevant Revolving Facility, in each case in the amount of the drawing in the case of (i) above, or in the L/C Maximum Amount, in the case of (ii) above.  In the case of (i) above the proceeds of such Loan shall be used to satisfy the Reimbursement Obligations, and in the case of (ii) above the proceeds of such Loan shall be deposited and held in the Collateral Account as cash collateral to secure L/C Obligations in respect of any such undrawn Letter of Credit, to be released from the Collateral Account by the Administrative Agent at such time as the applicable Letter of Credit has expired and all L/C Obligations with respect thereto, if any, have been satisfied, unless the maturity of the Loans shall have been accelerated, in which case such amounts shall be applied to satisfy other Obligations of the Relevant Borrower under this Agreement.  If the making of any Loan referred to above would be prohibited pursuant to Section 2.4(e), such Loan shall not be made and instead the unreimbursed amount of such drawing, or the L/C Maximum Amount, as applicable, shall bear interest at a rate per annum equal to the interest rate for U.S. Base Rate Loans where the Letter of Credit is denominated in U.S. Dollars and issued under the Canadian Revolving Facility, a U.S. Prime Rate Loan where the Letter of Credit is denominated in U.S. Dollars and issued under the U.S. Revolving Facility, Canadian Prime Rate Loans where the Letter of Credit is denominated in Canadian Dollars, Euros or any other currency, as applicable, plus 2.00% per annum until the L/C Obligations with respect to the relevant Letter of Credit have been satisfied.  The Relevant Borrower's Reimbursement Obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment that the applicable account party or the Relevant Borrower may claim or have against the relevant Issuing Lender, the Agents, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including any defense based on any failure of the applicable account party, the Relevant Borrower or any other Obligor to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.  For greater certainty, all unpaid L/C Obligations shall constitute Obligations hereunder.

                                (e)

Modification and Extension.  The issuance of any supplement, modification, amendment, renewal or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(f)

Uniform Customs and Practices; International Standby Practice.  The Issuing Lender may provide that the Letter of Credit shall be subject to The Uniform Customs and Practices for Documentary Credits (Publication No. 500 or the most recent publication) (the ''UCP'') or the International Standby Practice (Publication No. 590 or the most recent publication) (the ''ISP''), as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or ISP, as applicable, shall be incorporated in such Letter of Credit and deemed in all respects to be a part thereof.

(g)

Responsibility of Issuing Lender.  It is expressly understood and agreed as between the Lenders that the obligations of the relevant Issuing Lender hereunder in respect of the issuance or payment of any Letter of Credit are only those expressly set forth in this Agreement and that such Issuing Lender shall be entitled to assume that the conditions precedent set forth in Article 4 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.11 shall be deemed to prejudice the right of any Lender to recover from such Issuing Lender any amounts made available by such Lender for distribution to such Issuing Lender pursuant to this Section 2.11 in the event that it is finally determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of such Issuing Lender.

(h)

Conflict with L/C Documents.  In the event of any conflict between the terms hereof and the terms of any L/C Document, the terms hereof shall control.

(i)

Indemnification of Issuing Lender.

(i)

In addition to its other obligations under this Credit Agreement, the Relevant Borrower hereby agrees to protect, indemnify, pay and hold the relevant Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable legal fees) that the relevant Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of or payment or non-payment of any Letter of Credit on behalf of such Borrower or (B) the failure of the relevant Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called ''Government Acts'').

(ii)

As between the Relevant Borrower and the relevant Issuing Lender, the Relevant Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof.  The relevant Issuing Lender shall not be responsible for:  (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the relevant Issuing Lender, including any Government

   Acts.  None of the above shall affect, impair or prevent the vesting of the relevant Issuing Lender's rights or powers hereunder.

(iii)

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the relevant Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the relevant Issuing Lender under any resulting liability to the Relevant Borrower or any other Obligor.  It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the relevant Issuing Lender against any and all risks involved in the issuance of the Letter of Credit, all of which risks are hereby assumed by the Relevant Borrower, including any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts.  The relevant Issuing Lender shall not in any way be liable for any failure by such Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Issuing Lender.

(iv)

Nothing in this Section 2.11(i) is intended to limit the Reimbursement Obligations of the Relevant Borrower contained in this Section 2.11.  The obligations of the Relevant Borrower under this Section 2.11(i) shall survive the termination of this Agreement.  No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the relevant Issuing Lender to enforce any right, power or benefit under this Agreement.

Notwithstanding anything to the contrary contained in this Section 2.11, the Relevant Borrower shall have no obligation to indemnify the relevant Issuing Lender in respect of any liability incurred by such Issuing Lender arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as finally determined by a court of competent jurisdiction.  Nothing in this Agreement shall relieve the relevant Issuing Lender of any liability to the Relevant Borrower in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of such Issuing Lender as determined by a court of competent jurisdiction.

(j)

Additional Issuing Lenders.  Either Borrower may, at any time and from time to time with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of the Credit Agreement.  Any Lender designated as an issuing bank pursuant to this paragraph (j) shall be deemed to be an ''Issuing Lender'' (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and with respect to such Letters of Credit, such term shall thereafter apply to the other issuing bank and such Lender.

2.12        Swingline Facilities.

(a)

Subject to the terms and conditions set forth herein, the U.S. Swingline Facility Lender agrees to make short term revolving lines of credit available to the U.S. Revolving Borrower in an aggregate principal amount at any time outstanding of up to the U.S. Swingline Maximum Amount, and the Canadian Swingline Facility Lender agrees to make short term revolving lines of credit available to the Canadian Borrower, in an aggregate principal account at any time outstanding of up to the Canadian Swingline Maximum Amount, in each case from time to time following the Closing Date until the Business Day prior to the Revolving Loan Maturity Date:

(i)

by way of Loans each in a minimum amount of the lesser of Cdn$100,000 and the amount then remaining under the Committed Amount in respect of the relevant Swingline Facility, and (if applicable) in integral multiples of Cdn$50,000 in excess thereof in Canadian Dollars by way of Canadian Prime Rate Loans under the Canadian Swingline Facility; and

                       (ii)

by way of Loans each in a minimum amount of the lesser of US$100,000 and the U.S. Dollar Equivalent Amount then remaining under the Committed Amount in respect of the relevant Swingline Facility and (if applicable) in integral multiples of US$50,000 in excess thereof in U.S. Dollars by way of U.S. Base Rate Loans and U.S. Prime Rate Loans, respectively, under the Canadian Swingline Facility and the U.S. Swingline Facility.

Provided that the maturity date of the Facilities has not previously been accelerated in accordance with Section 2.12(c), each Loan under a Swingline Facility, together with accrued and unpaid interest thereon, shall be due and payable upon demand by the Swingline Lenders but no earlier than 12:00 noon (New York City time) on the fifth day following the Extension Date in respect of such Loan (or, if such day is not a Business Day, on the Business Day immediately following such day).  If the Relevant Borrower fails to repay a Loan under the relevant Swingline Facility as provided hereinabove, the Relevant Borrower shall be deemed to have requested and to have drawn down an equivalent type of Loan under the relevant Revolving Facility (which, for greater certainty, for the purposes hereof shall not include the relevant Swingline Facility).  The proceeds of such Loan shall be used to repay the relevant Loan under the relevant Swingline Facility.  Within the foregoing limits of such terms and conditions set forth herein, the Relevant Borrower may borrow, prepay and reborrow loans under the relevant Swingline Facility.  For greater certainty, the Canadian Swingline Facility shall be a sub-facility of the Canadian Revolving Facility, and the U.S. Swingline Facility shall be a sub-facility of the U.S. Revolving Facility.

(b)

The relevant Swingline Facility Lender shall make Loans under the relevant Swingline Facility available to the Relevant Borrower as arranged between the Relevant Borrower and the relevant Swingline Facility Lender.  Each Extension of Credit under a Swingline Facility (other than by way of overdraft) shall be requested by oral notice from the Relevant Borrower to the relevant Swingline Facility Lender on the relevant Extension Date (which shall be a Business Day), with a Notice of Borrowing executed by the Relevant Borrower in the manner specified in Section 2.4(a) to follow on the same day.  Each Loan under a Swingline Facility shall be a Canadian Prime Rate Loan (where the Loan is made under the Canadian Swingline Facility in Canadian Dollars), either a U.S. Prime Rate Loan (where the Loan is made under the U.S. Swingline Facility), U.S. Base Rate Loan (where the Loan is made under the Canadian Swingline Facility in U.S. Dollars).  Loans under a Swingline Facility shall bear interest at a rate per annum equal to the rate applicable to a Canadian Prime Rate Loan, U.S. Prime Rate Loan or U.S. Base Rate Loan, as applicable, shall be secured by the Security Documents and shall, except as specifically set forth herein, be deemed to be Loans under the Relevant Revolving Facility.  The interest paid on Loans under a Swingline Facility is solely for the account of a Swingline Facility Lender.

(c)

Any Loans outstanding under a Swingline Facility on the occurrence of an Event of Default shall, if the Administrative Agent declares the Outstanding Amount under the Revolving Facilities to be immediately due and payable or the Commitments under the Revolving Facilities to be terminated, be immediately due and payable on the date of such declaration by the Administrative Agent.  Upon such termination, the Commitment in respect of each Swingline Facility shall be terminated and the Commitment Percentage of each Swingline Facility Lender shall be adjusted to reflect such termination and the payments by each Lender as provided in this Section 2.12(c).  Upon a declaration by the Administrative Agent that such Loans have become due and payable, or upon a failure by the Relevant Borrower to repay a Loan under the relevant Swingline Facility as provided in Section 2.12(a), each Swingline Facility Lender shall promptly notify the Administrative Agent and the Administrative Agent shall, by notice to the Relevant Lenders (including each Swingline Facility Lender in its respective capacity as Lender), require the Relevant Lenders to promptly pay to the Administrative Agent, for the account of the relevant Swingline Facility Lender, their respective Commitment Percentages (adjusted as aforesaid) of the aggregate Outstanding Amount of such Loans, which shall then constitute Loans under the Relevant Facility; provided that if the Relevant Lenders are prevented from making such Loans by provisions of Applicable Insolvency Law or otherwise, the amount so paid by each Relevant Lender shall constitute a purchase by it of a participation in the outstanding amount of such Swingline Facility Loans.  Any such notice to the Relevant Lenders shall specify the date on which such payments are to be made by them.  No later than 12:00 noon (New York City time) on the date so specified each Relevant Lender shall pay the amount so notified to it in immediately available funds to the Administrative Agent for the account of the relevant Swingline Facility Lender.  Each Relevant Lender's obligations to make payments for the account of the relevant Swingline Facility Lender under this Section 2.12(c) shall be absolute and unconditional and shall not be affected by any circumstance; provided that no Relevant Lender shall be obligated to make any payment to the Administrative Agent under this Section 2.12(c) with respect to a Swingline Facility Loan made by the relevant Swingline Facility Lender at a time when the relevant Swingline Facility Lender had received written notice from the Relevant Borrower or the Administrative Agent that an Event of Default had occurred and was continuing and the relevant Swingline Facility had not yet been terminated or to the extent that such payment would exceed the relevant Commitment.

(d)

At any time and from time to time with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, the Canadian Borrower may designate a Lender to act as the U.S. Swingline Facility Lender or Canadian Swingline Facility Lender under the terms hereof.

ARTICLE 3
GENERAL PROVISIONS APPLICABLE TO LOANS

3.1        Interest.

(a)

Interest on Floating Rate Loans.  Interest on any outstanding Canadian Prime Rate Loans, U.S. Prime Rate Loans and U.S. Base Rate Loans (including Loans made under a Swingline Facility) shall accrue at a rate per annum equal to the Canadian Prime Rate, the U.S. Prime Rate or the U.S. Base Rate, as the case may be, plus, in each case, the Applicable Margin, as each is in effect from time to time during the period of time that such Loan is outstanding.  Such interest shall be payable by the Relevant Borrower:

(i)

in the case of any Canadian Prime Rate Loan, to the Administrative Agent to the credit of the Relevant Payment Account in Canadian Dollars; or

(ii)

in the case of any U.S. Prime Rate Loan or U.S. Base Rate Loan made under any Facility, to the Administrative Agent to the credit of the Relevant Payment Account in U.S. Dollars.

Subject to the provisions of Section 2.12 with respect to Loans made under the Swingline Facilities, all interest payable in accordance with this Section 3.1 shall be calculated and payable on a quarterly basis in arrears on the last Business Day of each Quarter and on the Revolving Loan Maturity Date or Term Loan Maturity Date, as the case may be (each, an ''Interest Payment Date''), in each year for the period from the Extension Date (or, if applicable, the date of conversion of such Loan into a Canadian Prime Rate Loan, U.S. Prime Rate Loan or U.S. Base Rate Loan, as the case may be) or the preceding Interest Payment Date for such Canadian Prime Rate Loan, U.S. Prime Rate Loan or U.S. Base Rate Loan, as the case may be, to the day preceding the next following Interest Payment Date.  Interest under this Section 3.1(a) shall be calculated on the principal amount of such Floating Rate Loan from time to time outstanding during such period.  Changes in the Canadian Prime Rate, U.S. Prime Rate or U.S. Base Rate shall cause an automatic and immediate adjustment of the interest rate payable on any outstanding Canadian Prime Rate Loans, U.S. Prime Rate Loans or U.S. Base Rate Loans, as the case may be, without the necessity of any notice to the Relevant Borrower.

                                (b)

Interest on LIBOR Loans and EUROLIBOR Rate Loans.  Interest on any outstanding LIBOR Loan and EUROLIBOR Rate Loan shall accrue throughout the Interest Period in respect of such LIBOR Loan and EUROLIBOR Rate Loan at a rate per annum equal to the LIBOR or EUROLIBOR, as applicable, determined two Business Days prior to and for value on the first day of such Interest Period, in each case plus the Applicable Margin in effect on the first day of such Interest Period, which interest shall be calculated and payable in arrears, on the principal amount of such LIBOR Loan or EUROLIBOR Loan, on the basis of the actual number of days elapsed, on the last day of such Interest Period (or if such Interest Period should exceed three months, on the last Business Day of each three-month period during such Interest Period and on the last day of such Interest Period), and in any event no later than the Revolving Loan Maturity Date or Term Loan Maturity Date, as the case may be.  Such interest shall be payable by the Relevant Borrower:

(i)

in the case of any LIBOR Loan made under any Facility, to the Administrative Agent to the credit of the Relevant Payment Account in U.S. Dollars; and

(ii)

in the case of any EUROLIBOR Loan, to the Administrative Agent to the credit of the Relevant Payment Account in Euros.

(c)

Default Rate of Interest.  Overdue amounts hereunder shall bear interest, calculated daily and compounded and payable monthly in arrears and in any event on the Revolving Loan Maturity Date or Term Loan Maturity Date, at a rate per annum equal to 2.00% plus the rate that would otherwise be applicable to such overdue amounts.

3.2    Conversions and Continuations.

Subject to the other provisions of this Agreement, including Sections 3.14 and 3.15, each Borrower shall have the option, on any Business Day, to continue any particular type of Loan outstanding under the Relevant Facility as the same type of Loan and, where applicable, for a subsequent Interest Period, or to convert any type of Loan outstanding under the Relevant Facility into another type of Loan available under such Relevant Facility; provided that:

(a)

each such continuation or conversion must be requested by the Relevant Borrower pursuant to a written Notice of Continuation/Conversion, in compliance with the terms set forth below;

(b)

a Fixed Rate Loan may only be continued or converted into a Floating Rate Loan or another type of Fixed Rate Loan (i) on the last day of the Interest Period applicable thereto, and (ii) if no Default or Event of Default then exists and is continuing;

(c)

a Floating Rate Loan may only be converted into a Fixed Rate Loan or another type of Floating Rate Loan if no Default or Event of Default then exists and is continuing;

(d)

any request to continue a Fixed Rate Loan that fails to comply with the terms hereof, or any failure to request a continuation of a Fixed Rate Loan at the end of the Interest Period applicable thereto in accordance with the provisions hereof, shall constitute an automatic conversion on the last day of the applicable Interest Period to (i) a U.S. Prime Rate Loan, in the case of any such Fixed Rate Loan outstanding under the U.S. Revolving Facility, (ii) a U.S. Base Rate Loan, in the case of any such Fixed Rate Loan outstanding under the Canadian Revolving Facility that is denominated in U.S. Dollars or that is outstanding under the New Term Facility, (iii) a Canadian Prime Rate Loan, in the case of any such Fixed Rate Loan outstanding under the Canadian Revolving Facility that is denominated in Canadian Dollars, and (iv) a Canadian Prime

Rate Loan in the Equivalent Amount in Canadian Dollars of the principal amount of such Fixed Rate Loan, in the case of any such Fixed Rate Loan outstanding under the Canadian Revolving Facility that is denominated in Euros; and

(e)

where any conversion of a Loan under the Canadian Revolving Facility as permitted hereby would involve a change from one currency to another, such conversion shall also be subject to such other requirements as the Administrative Agent may reasonably impose, including the requirement that the Relevant Borrower repay the outstanding Loan and reborrow a new Loan in the requested currency.

Each such continuation or conversion must be requested by the Relevant Borrower no later than 11:00 a.m. (New York City time) on:

(i)

the third Business Day prior to the last day of the relevant Interest Period in respect of the requested conversion on such last day of an outstanding Fixed Rate Loan (other than a Bankers' Acceptance Loan) into a Floating Rate Loan or into a different type of Fixed Rate Loan;

(ii)

the third Business Day prior to the first day of the relevant Interest Period of a requested continuation of an outstanding Fixed Rate Loan (other than a Bankers' Acceptance Loan) for a further Interest Period or a requested conversion of a Floating Rate Loan into a Fixed Rate Loan (other than a Bankers' Acceptance Loan) for such Interest Period;

(iii)

the third Business Day prior to the first day of the relevant Interest Period prior to the last day of the relevant Interest Period in respect of the requested conversion on such last day of an outstanding Bankers' Acceptance Loan into a EUROLIBOR Loan;

(iv)

the second Business Day prior to the last day of the relevant Interest Period in respect of the requested conversion on such last day of an outstanding Bankers' Acceptance Loan into a Floating Rate Loan or a different type of Fixed Rate Loan (other than a EUROLIBOR Loan);

(v)

the second Business Day prior to the last day of the relevant Interest Period in respect of a requested continuation of an outstanding Bankers' Acceptance Loan for such further Interest Period, or a requested conversion of an outstanding Fixed Rate Loan or Floating Rate Loan into a Bankers' Acceptance Loan for such Interest Period; and

(vi)

the second Business Day prior to the requested Extension Date in respect of a requested conversion of a Floating Rate Loan into a different type of Floating Rate Loan.

For greater certainty, any change in the basis on which interest on the New Term Facility is computed from time to time in accordance with the terms hereof shall not constitute a substitution of new indebtedness for existing indebtedness and in all such circumstances the indebtedness under the New Term Facility shall continue with only the basis on which interest is computed changing.

3.3         Minimum Amounts and Maximum Number of Outstanding Loans.

Each request for a conversion or continuation of any particular Loan shall be subject to the minimum amounts specified in Section 2.3 in respect of the Relevant Facility and the type of Loan requested to be continued or converted into pursuant to any Notice of Continuation/ Conversion.  In addition,

                                (a)

no more than eight LIBOR Loans shall be outstanding under the U.S. Revolving Facility at any one time;

(b)

no more than ten Bankers' Acceptance Loans, BA Rate Loans, LIBOR Loans and EUROLIBOR Loans in total shall be outstanding under the Canadian Revolving Facility at any one time; and

(c)

no more than ten LIBOR Loans shall be outstanding under the New Term Facility at any one time.

For purposes of the foregoing, (i) a LIBOR Loan, EUROLIBOR Loan or Bankers' Acceptance Loan that any Borrower has requested be made available by the Relevant Lenders pursuant to a Notice of Borrowing or a Notice of Continuation/Conversion shall not be counted if it is intended to repay, in full, another LIBOR Loan, EUROLIBOR Loan or Bankers' Acceptance Loan then outstanding on the Extension Date of the requested LIBOR Loan, EUROLIBOR Loan or Bankers' Acceptance and (ii) two or more LIBOR Loans, EUROLIBOR Loans or Bankers' Acceptance Loans, as the case may be, with Interest Periods of the same duration and ending on the same day shall be considered as one LIBOR Loan, EUROLIBOR Loan or Bankers' Acceptance Loan, as the case may be, for purposes only of the foregoing clauses (a) through (c).

3.4        Hedging Agreements.

(a)

Each Borrower may, for reasonable business and not for speculative purposes, hedge its interest rate risk or foreign exchange rate risk through the use of one or more Hedging Agreements for time periods expiring no later than the Term Loan Maturity Date in the case of the Relevant Borrowers' hedging exposure under the New Term Facility, and the Revolving Loan Maturity Date in the case of the Relevant Borrowers' hedging exposure under the Revolving Facilities, and, except with respect to any Hedging Agreements in effect prior to and on the Closing Date to the extent not relating to hedging of Obligations hereunder, only with any Lender or Lender Affiliate (or with other counterparties reasonably acceptable to the Lead Arrangers), as such Borrower elects.  Any such Borrower's obligations to any such Lender or Lender Affiliate in connection with such Hedging Agreements shall not constitute usage of the Commitment of such Lender.  No Lender not a party to the applicable Hedging Agreement shall be subject to or participate in any risk in connection therewith, and no Lender shall be obligated to enter into any such transaction.  All Hedging Obligations of the Borrowers under Hedging Agreements with the Lenders and Lender Affiliates shall be secured by the Security Documents, shall rank pari passu with all other Obligations and shall be entitled to the benefits of the Guarantees and of the Credit Documents.

(b)

The Canadian Borrower shall at all times prior to the third anniversary of the Amendment Effective Date cause the percentage of the outstanding principal amount of its Funded Debt that is subject to a fixed rate of interest, whether in accordance with its terms or by way of the use of one or more Interest Rate Protection Agreements with any Lender or Lender Affiliate (or with other counterparties reasonably acceptable to the Lead Arrangers), as the Canadian Borrower elects, to be at least 25%.  To the extent that such Interest Rate Protection Agreements are entered into with any Lender or any Lender Affiliate, the provisions of Section 3.4(a) shall be applicable thereto.

3.5        Place and Manner of Payments

(a)

All payments of principal, interest, fees, expenses and other amounts to be made by any Borrower under this Agreement shall be deposited by such Borrower into the Relevant Payment Account not later than 12:00 noon (New York City time) on the date when due, in the relevant currency and in immediately available funds.  Payments received after such time on such date or on any succeeding date shall be deemed to have been received on the Business Day next following such date of receipt.  Each Borrower shall, at the time it makes any payment under this Agreement, specify to the Administrative Agent the Loans, fees or other Obligations by such Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.11, distribute such payment to the Relevant Lenders in such manner as the Administrative Agent may deem appropriate).  The Administrative Agent shall distribute such payments to the applicable Lenders on the date of receipt if any such payment is received prior to 12:00 noon (New York City time) on such date; otherwise the Administrative Agent shall distribute such payment to the Relevant Lenders on the next succeeding Business Day.

(b)

Unless the Administrative Agent shall have received written notice from the Relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Relevant Lenders and the relevant Issuing Lender hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Relevant Lenders or the relevant Issuing Lender, as the case may be, the amount due.  In such event, if the Relevant Borrower has not in fact made such payment, then each of the Relevant Lenders or the relevant Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Relevant Lender or relevant Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at (i) in the case of any U.S. Dollar obligation, the Federal Funds Rate plus 200 basis points, (ii) in the case of any Canadian Dollar obligation, the Bank of Canada Overnight Rate plus 200 basis points, and (ii) in the case of any Euro obligation, the Bank of Canada Eurolibor rate plus 200 basis points.

(c)

If any Lender shall fail to make any payment required to be made by it pursuant to Section 3.5(b), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Section 3.5(b) until all such unsatisfied obligations are fully paid.  Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to the accrual of interest and fees for the period of such extension), except that in the case of LIBOR Loans and EUROLIBOR Loans, if such extension would cause such payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

3.6        Voluntary Prepayments.

Each Borrower may, upon not less than one (1) Business Day's prior notice to the Administrative Agent, make repayments under the Revolving Facilities in whole or in part from time to time without premium or penalty (which shall be available to be reborrowed subject to the terms and conditions of this Agreement) and may prepay any Loan under the New Term Facility made to it in whole or in part from time to time without premium or penalty; provided, however, that (except in the case of any Loan under a Swingline Facility):

(i)

Floating Rate Loans may only be prepaid upon prior notice to the Administrative Agent substantially in the form of Exhibit K at least one (1) Business Day prior to the date of such prepayment, and each such partial prepayment of any Floating Rate Loan shall be in the minimum aggregate principal amount of Cdn$1.0 million, US$1.0 million and €1.0 million, as applicable (or, if less, the amount then outstanding), and integral multiples of Cdn$250,000, US$250,000 and €250,000, as applicable, in excess thereof;

                      (ii)

LIBOR Loans and EUROLIBOR Loans may only be prepaid upon prior notice to the Administrative Agent substantially in the form of Exhibit K at least three (3) Business Days prior to the date of such prepayment and will be subject to Section 3.19, and each such partial prepayment of any LIBOR Loan or EUROLIBOR Loan shall be, in the case of LIBOR Loans, in the minimum aggregate principal amount of US$2.5 million (or, if less, the amount then outstanding) and integral multiples of US$500,000 in excess thereof, and in the case of EUROLIBOR Loans, in the minimum aggregate principal amount of €2.5 million (or, if less, the amount then outstanding) and integral multiples of €500,000 in excess thereof; and

(iii)

outstanding Bankers' Acceptances may not be prepaid but may be cash collateralized, and the provisions of Section 2.6(i) will apply mutatis mutandis.

Any voluntary prepayments made pursuant to this Section 3.6 shall be applied in accordance with the provisions of Section 3.7(f).

3.7        Mandatory Repayments.

(a)

Excess Repayments.  In the event that, at any time, the Outstanding Amount in respect of any Facility exceeds the Committed Amount in respect of such Facility, then the Relevant Borrower shall promptly repay to the Administrative Agent the full amount of such excess; provided that in the case of the Revolving Facilities, if such excess results from changes in exchange rates, the Relevant Borrower shall repay, within two (2) Business Days after notice from the Administrative Agent, such excess or the balance thereof then outstanding on the date of payment.

(b)

Periodic Repayments.  The Canadian Borrower shall make repayments in respect of the New Term Facility in the amounts and on the dates set forth in Schedule 3.7(b).

(c)

Net Available Proceeds.  The Canadian Borrower on behalf of all the Borrowers shall make repayments in respect of the Facilities as follows:

(i)

Equity Issuance.  Within two (2) Business Days after any Equity Issuance, in an aggregate principal amount equal to the lesser of (A) 25% of the Net Available Proceeds from such Equity Issuance and (B) 50% of the excess (if any) of (x) the aggregate principal amount of Incremental Loans and New Term Loans outstanding on the date of such Equity Issuance over (y) US$50,000,000.

(ii)

Debt Issuance.  Within two (2) Business Days after any Debt Issuance (other than Permitted Indebtedness (except Permitted Indebtedness incurred pursuant to clause (l) of the definition thereof)), in an aggregate principal amount equal to 100% of the Net Available Proceeds of such Debt Issuance.

(d)

New Term Facility Exceptions.  Notwithstanding anything contained in any Credit Document, but subject to Article 8, the aggregate amount of repayments required to be made under this Section 3.7 from the Amendment Effective Date to the first day after the fifth anniversary thereof (the ''Catch-up Date'') in respect of the New Term Facility shall not exceed 25% of the Outstanding Amount of the New Term Facility as of the Amendment Effective Date.  Within five (5) Business Days following the Catch-up Date, the Canadian Borrower shall repay the New Term Facility in an aggregate principal amount equal to the amount of repayments that would have been required to be made (but were not so made) in respect thereof under this Section 3.7 but for the limitation expressed in the preceding sentence, and such payments shall be applied in the manner specified in Section 3.7(f).

                               (e)

Facility Reductions.  The Commitment in respect of each Facility shall be reduced by the amount of each repayment required to be made or applied to the Relevant Facility under this Section 3.7 and under Section 3.8 at the time when such repayment is required to be made or applied.

(f)

Applications of Payments.  Subject to the provisions of Sections 2.2A(d) and 3.7(d), in connection with any repayment or reduction of Commitment pursuant to this Section 3.7 (other than pursuant to Section 3.7(a) or (b)) or Section 3.8 or any voluntary prepayment pursuant to Section 3.6, such repayment, reduction or prepayment shall be made such that the aggregate amount thereof is applied to the New Term Facility.  Each such repayment or voluntary prepayment (other than pursuant to Section 3.7(a) or (b)) applied against the New Term Facility shall be applied against the repayments required to be made pursuant to Section 3.7(b) pro rata.

3.8        Disposition Events and Casualty Events.

(a)

Disposition Events.  Within two (2) Business Days after any date on which Disposition Proceeds exceed Cdn$5.0 million, the Canadian Borrower shall give written notice to the Administrative Agent thereof (a ''Disposition Event Offer''), which shall contain and constitute an offer by and on behalf of the Relevant Borrowers to prepay the New Term Facility as specified in Sections 3.7(e) and (f) in an aggregate principal amount equal to the entire amount of such Disposition Proceeds on a date specified in the Disposition Event Offer that is not less than five Business Days and not more than ten Business Days after the date of the Disposition Event Offer.  For purposes of this Section 3.8(a):

(i)

Disposition Proceeds shall not include Net Available Proceeds from a Disposition Event to the extent that (A) no Default or Event of Default then exists or would arise therefrom, and (B) the Canadian Borrower has delivered an Officer's Certificate to the Administrative Agent on or prior to such date stating that such Net Available Proceeds shall be reinvested in assets used or usable in the business of (x) if such Disposition Event was effected by any Obligor, any Company (but if such Company is not an Obligor, such reinvestment must constitute a Permitted Investment) and (y) if such Disposition Event was effected by any other Company, any Company (other than Holdco or a Receivables Co.), in each case within one year following the date of such Disposition Event (which certificate shall set forth the estimates of the proceeds to be so expended);

(ii)

if all or any portion of Net Available Proceeds permitted to be applied to reinvestment pursuant to clause (i) above are not so used within the period beginning on the date such Net Available Proceeds are received and ending on the first anniversary of such date, then such remaining portion shall be deemed Disposition Proceeds received on the last day of such period (or such earlier date as the relevant Company determines not to reinvest any portion thereof) or upon the acceleration of the maturity of the Loans, as applicable, as specified in Section 3.7(e) and (f) (it being understood that the foregoing shall in no way affect the obligation of any Company to obtain the consent of the Majority Lenders to effect any Disposition not permitted by this Agreement); and

(iii)

pending reinvestment in accordance with clause (i) above or the making of a Disposition Event Offer, the Relevant Borrower shall either (A) temporarily prepay Revolving Loans under the U.S. Revolving Facility and/or the Canadian Revolving Facility, as applicable, in accordance with Section 3.6 in an amount equal to such Net Available Proceeds or (B) deposit such Net Available Proceeds in the relevant Collateral Account of such Borrower, to be released therefrom in connection with such reinvestment (unless the maturity of the Loans shall have been accelerated) or otherwise applied in accordance with the terms of the Canadian Security Agreement or U.S. Security Agreement, as applicable.

Each Lender shall have the right to accept or decline the Disposition Event Offer by providing written notice to the Canadian Borrower (on behalf of all the Borrowers) within five Business Days of receipt of the Disposition Event Offer.  The failure of any Lender to notify the Canadian Borrower of its acceptance within such five Business Days shall be deemed to be a rejection of the Disposition Event Offer.  To the extent any portion of Disposition Proceeds subject to the Disposition Event Offer are declined by the Relevant Lenders, the Relevant Borrower may use such portion of the Disposition Proceeds for any purpose not otherwise prohibited by this Agreement.

(b)

Casualty Events.  Within two (2) Business Days after any date on which Casualty Proceeds exceed Cdn$5.0 million, the Canadian Borrower shall give written notice to the Administrative Agent thereof (a ''Casualty Event Offer''), which shall contain and constitute an offer by and on behalf of the Relevant Borrowers to prepay the New Term Facility as specified in Sections 3.7(e) and (f) in an aggregate principal amount equal to the entire amount of such Casualty Proceeds on a date specified in the Casualty Event Offer that is not less than five Business Days and not more than ten Business Days after the date of the Casualty Event Offer.  For purposes of this Section 3.8(b):

(i)

Casualty Proceeds shall not include Net Available Proceeds from a Casualty Event to the extent that (A) no Default or Event of Default then exists or would arise therefrom, and (B) the Canadian Borrower has delivered an Officer's Certificate to the Administrative Agent on or prior to such date stating that such Net Available Proceeds shall be reinvested in assets used or usable in the business of the Canadian Borrower or any of its Subsidiaries or the repair, replacement or restoration of the Property in respect of which such Casualty Event has occurred, in each case within one year following the date of the receipt of such Net Available Proceeds (which certificate shall set forth the estimates of the proceeds to be so expended);

(ii)

if all or any portion of Net Available Proceeds permitted to be applied to reinvestment pursuant to clause (i) above are not so used within the period beginning on the date such Net Available Proceeds are received and ending on the first anniversary of such date, then such remaining portion shall be deemed Casualty Proceeds received on the last day of such period (or such earlier date as the relevant Company determines not to reinvest any portion thereof) or upon the acceleration of the maturity of the Loans, as applicable, as specified in Sections 3.7(e) and (f); and

(iii)

pending reinvestment in accordance with clause (i) above or the making of a Casualty Event Offer, the Relevant Borrower shall either (A) temporarily prepay Revolving Loans under the U.S. Revolving Facility and/or the Canadian Revolving Facility, as applicable, in accordance with Section 3.6 in an amount equal to such Net Available Proceeds or (B) deposit such Net Available Proceeds in the relevant Collateral Account of such Borrower, to be released therefrom in connection with such reinvestment (unless the maturity of the Loans shall have been accelerated) or otherwise applied in accordance with the terms of the Canadian Security Agreement or the U.S. Security Agreement, as applicable.

Each Lender shall have the right to accept or decline the Casualty Event Offer by providing written notice to the Canadian Borrower (on behalf of all the Borrowers) within five Business Days of receipt of the Casualty Event Offer.  The failure of any Lender to notify the Canadian Borrower of its acceptance within such five Business Days shall be deemed to be a rejection of the Casualty Event Offer.  To the extent any portion of Casualty Proceeds subject to the Casualty Event Offer are declined by the Relevant Lenders, the Relevant Borrower may use such portion of the Casualty Proceeds for any purpose not otherwise prohibited by this Agreement.

3.9        Fees.

(a)

Commitment Fees.  In consideration of the Canadian Revolving Committed Amount being made available to the Canadian Borrower and the U.S. Revolving Committed Amount being made available to the U.S. Revolving Borrower by the Revolving Lenders hereunder:

(i)

the Canadian Borrower shall pay to the Administrative Agent, for the pro rata benefit of each Canadian Revolving Lender (based on each such Lender's Commitment Percentage of the Aggregate Committed Canadian Revolving Amount), a Commitment Fee as set out in paragraph (b) of this Section 3.9; and

(ii)

the U.S. Revolving Borrower shall pay to the Administrative Agent, for the pro rata benefit of each U.S. Revolving Lender (based on each such Lender's Commitment Percentage of the Aggregate Committed U.S. Revolving Amount), a Commitment Fee as set out in paragraph (b) of this Section 3.9.

(b)

Calculation of Commitment Fees.  The Commitment Fees will be calculated at the end of each Quarter by multiplying the daily unused average amount of each of the following (based on the daily closing balances), as applicable by 0.50%:

(i)

the U.S. Revolving Unused Commitment (in the case of the U.S. Revolving Facility);

(ii)

the Canadian Revolving Unused Commitment (in the case of the Canadian Revolving Facility);

(iii)

the amount by which the Committed Amount in respect of the U.S. Swingline Facility exceeds the aggregate of the then Outstanding Amount of Loans under the U.S. Swingline Facility; and

(iv)

the amount by which the Committed Amount in respect of the Canadian Swingline Facility exceeds the aggregate of the then Outstanding Amount of Loans under the Canadian Swingline Facility,

and multiplying the product thereby obtained by a fraction, the numerator of which is the number of days elapsed in the immediately preceding Quarter and the denominator of which is 360.  For greater certainty the Commitment Fees in respect of each Swingline Facility shall be calculated separately from each other and from all other Commitment Fees in accordance with clause (b)(iii) or (b)(iv) above (and no Swingline Lender shall receive Commitment Fees under clause (b)(iii) or (b)(iv) above on the portion of its U.S. Revolving Commitment or Canadian Revolving Commitment relating to its U.S. Swingline Facility Commitment or Canadian Swingline Facility Commitment, as applicable).  The Commitment Fees shall commence accruing on the Closing Date and shall be due and payable in arrears on the first Business Day following the end of each Quarter (as well as on the Revolving Loan Maturity Date and, in the case of any particular Facility the Commitments in respect of which shall have been reduced to nil pursuant to Sections 2.7, 2.8, 3.6, 3.7 and 3.8, on the date of such reduction) for the immediately preceding Quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.  For the purposes of determining the Equivalent Amount in respect of any calculation used in determining any Commitment Fees, such Equivalent Amount shall be, for each month, the Equivalent Amount determined as at the first Business Day of such month.

3.10        Maturity of Facilities.

Provided that the Facilities have not previously been prepaid or repaid in full or accelerated in accordance with Article 8, each Borrower shall repay the principal amount of all Loans made to it outstanding under the Relevant Facility, together with all accrued and unpaid interest thereon and all other fees and other amounts payable by it hereunder or under any of the other Credit Documents to the Administrative Agent on the Revolving Loan Maturity Date or Term Loan Maturity Date, as the case may be.

3.11        Computations of Interest.

It is the intent of the Lenders and the Obligors to conform to and contract in strict compliance with applicable usury law from time to time in effect.  All agreements between the Lenders and the Borrowers are hereby limited by the provisions of this Section 3.11 which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral.  In no way, nor in any event or contingency (including prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged or received under this Agreement, under the Notes or under any of the other Credit Documents exceed the maximum non-usurious amount permissible under applicable law.  If, from any possible construction of this Agreement or any of the other Credit Documents, interest would otherwise be payable in excess of the maximum non-usurious amount, any such construction shall be subject to the provisions of this Section 3.11 and such documents shall be automatically amended to provide for the maximum non-usurious amount permitted under applicable law, without the necessity of execution or delivery of any amendment to any Credit Document or new document.  If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this Section 3.11, be in excess of the maximum non-usurious lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be automatically applied to the reduction of the principal amount owing on the relevant Loans and not to the payment of interest, after which the same (or any remaining balance thereof) shall be applied to any other amount owed by the Relevant Borrower to the Relevant Lender or to the Administrative Agent hereunder or under any other Credit Document, after which the same (or any remaining balance thereof) shall be refunded to the Relevant Borrower.  The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of any such demand.  All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum non-usurious amount permitted by applicable law.

Without limiting the generality of the foregoing provisions of this Section 3.11, the Canadian Borrower shall in no capacity and in no event be obliged to make any payment of interest or any other amount payable to the Relevant Lenders or any of them hereunder in excess of any amount or rate which would be prohibited by law or would result in the receipt by the Relevant Lenders or any of them of, or any agreement by the Relevant Lenders or any of them to receive, ''interest'' at a ''criminal rate'' (as each such term is defined in and construed under Section 347 of the Criminal Code (Canada)).

3.12        Pro Rata Treatment.

Except in respect of each Swingline Facility and the L/C Obligations (but subject to Sections 2.11(d) and 2.12(c), as applicable) and except to the extent otherwise provided herein, each payment to be made to the Administrative Agent for the account of the relevant Swingline Facility Lender pursuant to Section 2.12(c) or the relevant Issuing Lender pursuant to Section 2.11(d), each payment or prepayment of the principal amount of any Loan, each payment of fees (other than fees to be paid to an Agent for its own account), each reduction of the Aggregate Committed Amount, and each conversion or continuation of any Loan, shall be allocated (subject to Section 3.8) pro rata among the Relevant Lenders in accordance with their respective Commitment Percentages; provided that, if any Relevant Lender shall have failed to advance its Commitment Percentage of any Loan, then any amount to which such Lender would otherwise be entitled pursuant to this Section 3.12 shall instead be payable to the Administrative Agent for distribution to the other Relevant Lenders or to reimburse the Administrative Agent in respect thereof or to the Administrative Agent for the account of the Swingline Facility Lender pursuant to Section 2.12(c) or for the account of the Issuing Lender pursuant to Section 2.11(d), until the Commitment Percentage of such Loan not funded by such Defaulting Lender has been repaid in full and provided further that if any amount paid to any Lender pursuant to this Section 3.12 is not actually received by the Administrative Agent on the due date therefor or is rescinded or must otherwise be returned by the Administrative Agent or such Lender to the Relevant Borrower, such Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment was paid to such Lender by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate equal to, during the period to but excluding the date two (2) Business Days after such request:  (a) in the case of any U.S. Dollar obligation, the Federal Funds Rate plus 200 basis points and thereafter the U.S. Base Rate plus 200 basis points; (b) in the case of any Canadian Dollar obligation, the Bank of Canada Overnight Rate plus 200 basis points, and thereafter the Canadian Prime Rate plus 200 basis points; and (c) in the case of any Euro obligation, the Canadian Prime Rate plus 200 basis points.  The Administrative Agent, upon receipt of any such amount and interest thereon to be paid to a Relevant Lender, shall promptly pay such amount to the Relevant Lender by depositing the same in the Relevant Lender's Account, and such Relevant Lender agrees to accept the interest paid on any such amount, calculated as aforesaid, in full satisfaction of any claim by it for, on account, in lieu of or in satisfaction of interest on such amount.

3.13        Sharing of Payments.

The Lenders each respectively agree among themselves that, except in respect of each Swingline Facility (but subject to Section 2.12(c)) and the L/C Obligations (but subject to Section 2.11(d)), and except to the extent otherwise provided herein, in the event that any Relevant Lender, or any other Person to which any such Lender shall have sold a participation in accordance with Section 11.3(c), shall obtain any payment in respect of any Loan, or any other obligation owing to such Relevant Lender under this Agreement through the exercise of a right of set-off, recoupment, combination of accounts, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the U.S. Bankruptcy Code or other security or interest arising from, or in lieu of, any such claim, received by such Lender or participant under any Applicable Insolvency Law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Lender or participant shall promptly pay in cash or purchase from the other Relevant Lenders in the Relevant Facility a participation (an ''Adjusting Participation'') in the Loans and other obligations owed to such other Relevant Lenders in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Relevant Lenders in the Relevant Facility share any such payment, recovery or recoupment in accordance with their respective Commitment Percentages as provided for in this Agreement.  The Relevant Lenders further agree among themselves that if any payment to any such Relevant Lender or participant obtained by such Lender or participant through the exercise of any right of set-off, recoupment, combination of accounts, banker's lien, counterclaim or other claim as aforesaid shall be rescinded or must otherwise be restored, each Relevant Lender or participant which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation heretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Relevant Lender whose payment shall have been rescinded or otherwise restored.  The Relevant Borrower agrees that any Relevant Lender so purchasing an Adjusting Participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, recoupment, combination of accounts, banker's lien or counterclaim, with respect to such Adjusting Participation as fully as if such Relevant Lender were a holder of such Loan or other obligation in the amount of such Adjusting Participation.  Except as otherwise expressly provided in this Agreement, if any Relevant Lender or participant or the Administrative Agent shall fail to remit to the Administrative Agent or any other Relevant Lender an amount payable by such Lender or participant or the Administrative Agent to the Administrative Agent or such other Lender or participant pursuant to this Agreement on the date when such amount is due, such payment shall be made together with interest thereon from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender or participant at a rate per annum equal to (a) the Federal Funds Rate plus 200 basis points, in the case of any U.S. Dollar obligation, (b) the Bank of Canada Overnight Rate plus 200 basis points, in the case of any Canadian Dollar obligation, and (c) the Bank of Canada Overnight Rate plus 200 basis points, in the case of any Euro obligation.  If under any Applicable Insolvency Law, any Relevant Lender or participant receives a secured claim in lieu of a set-off or other claim to which this Section 3.13 applies, such Lender or participant shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the other Relevant Lenders under this Section 3.13 to share in the benefits of any recovery on such secured claim.

3.14        Capital Adequacy.

If (a) the adoption or effectiveness after the Effective Date of, or any change after the Effective Date in, any applicable law, rule or regulation regarding capital adequacy, or any change after the Effective Date by any Governmental Authority (including any central bank or comparable agency) charged with the interpretation or administration thereof in the interpretation or administration of any applicable law, rule or regulation regarding capital adequacy, or (b) compliance by any Relevant Lender or its parent with any direction, request or requirement regarding capital adequacy (whether or not having the force of law) of any Governmental Authority (including any central bank or comparable agency), has or would have the effect of reducing the rate of return on such Lender's (or parent's) capital or assets as a consequence of its commitments or obligations hereunder otherwise than as a result of Taxes to a level below that which such Lender, or its parent, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent's) policies with respect to capital adequacy), then such Lender or Lenders shall give prompt written notice thereof (setting forth the computations in reasonable detail) to the Administrative Agent and the Administrative Agent shall give prompt written notice thereof to the Relevant Borrower, and such Borrower shall be obligated to pay to each such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction.  Each determination by any such Lender of any amount owing under this Section 3.14 shall, absent manifest error, be conclusive and binding on the parties hereto.  Any Lender entitled to a payment under this Section 3.14 shall, in conjunction with the notice referred to above, provide to the Relevant Borrower a photocopy of the relevant law, rule, guideline, regulation, treaty or directive.  The Lender shall, at the written request of the Relevant Borrower, take such steps as the Lender, in its sole discretion, deems appropriate and not detrimental to its interests, and subject to payment of all expenses (including internal chargeout rates) and indemnification satisfactory to the Lender, to limit the incidence of any amount payable under this Section 3.14.  Notwithstanding anything else to the contrary in this Section 3.14, no Borrower is under any obligation to compensate any Lender or Issuing Lender under this Section 3.14 with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request if such Lender or Issuing Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided that the foregoing limitation does not apply to any increased costs or reductions arising out of the retroactive application of any change in law within such 180-day period.

3.15        Illegality.

Notwithstanding any other provision hereof, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make, fund or maintain all or any portion of a Loan or to give effect to such Lender's obligations in respect of all or any portion of an outstanding Loan as contemplated by this Agreement, (a) such Lender shall promptly give notice of such circumstances to the Relevant Borrower and the Administrative Agent (which notice shall be withdrawn by further notice to such Persons whenever such circumstances no longer exist), and (b) the commitment of such Lender hereunder to make such Loan shall promptly be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Loan, such Lender shall then have a commitment only to make Loans hereunder of a type which are not prohibited and such prohibited Loan shall convert into a type of Loan into which it is otherwise convertible and which is not prohibited (on the last day of each then current Interest Period with respect to any such outstanding Fixed Rate Loan, or within such earlier period as required by law).  If any such conversion of a Fixed Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Relevant Borrower shall pay to such Relevant Lender such amounts, if any, as may be required pursuant to Section 3.19.

3.16        Reserve Requirements.

If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Relevant Lender, or compliance by any Relevant Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority (each such event, a ''Legal or Regulatory Change''), in each case made subsequent to the Closing Date:

(a)

shall subject such Lender to any Taxes or change the basis of taxation of such Lender except for (i) Indemnified Taxes grossed up or indemnified under Section 3.17 (including Indemnified Taxes that would have been grossed up or indemnified but for any failure of such Lender to comply with its obligations under, or such Lender being expressly disentitled from a gross-up or indemnity by virtue of Section 3.17(c) or (d)) or (ii) Excluded Taxes to which such Lender is subject;

(b)

shall impose, modify or hold applicable any reserve (other than any reserve related to the LIBOR Reserve Percentage or the EUROLIBOR Reserve Percentage), special deposit, compulsory loan or similar requirement against any asset held by, deposit or other liability in or for the account of, advance, loan or other extension of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of a rate hereunder; or

(c)

shall impose on such Lender any other condition (excluding any Taxes and any matter referred to in Section 3.15);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender, acting reasonably, deems to be material, of making, converting into, continuing or maintaining any Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Relevant Borrower and the Administrative Agent, by such Lender, the Relevant Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable; provided, however, that a party that becomes a Lender after the Closing Date shall be entitled to no greater payment under this Section 3.16 than the transferor would have been entitled to receive had no transfer taken place, except to the extent that the entitlement to a greater payment results from a Legal or Regulatory Change occurring after such party becomes a Lender.  If any Relevant Lender becomes entitled to claim any additional amounts pursuant to this Section 3.16, it shall provide prompt notice thereof to the Relevant Borrower and the Administrative Agent, certifying (i) that one of the events described in this Section 3.16 has occurred and describing in reasonable detail the nature of such event, (ii) as to the increased cost or reduced amount resulting from such event and (iii) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof.  Such a certificate as to any additional amounts payable pursuant to this Section 3.16 submitted by any such Lender shall be conclusive evidence of such additional amounts (absent manifest error).  Any Lender entitled to a payment under this Section 3.16 shall, in conjunction with the notice referred to above, provide to the Relevant Borrower a photocopy of the relevant law, rule, guideline, regulation, treaty or directive.  Such Lender shall, at the written request of the Relevant Borrower, take such steps as such Lender, in its sole discretion, deems appropriate and not detrimental to its interests and subject to payment of all expenses (including internal chargeout rates) and indemnification satisfactory to such Lender, to limit the incidence of any amount payable under this Section 3.16, including seeking recovery for the account of the Relevant Borrower, by appealing any assessment.  This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

3.17        Taxes.

(a)

All payments by any Obligor of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any Indemnified Taxes of any nature whatsoever imposed by any taxing authority on the Administrative Agent, any Issuing Lender or any Lender (or any assignee of such Lender or Issuing Lender, as the case may be, or a change in designation of the lending office of a Lender or an Issuing Lender, as the case may be (a ''Transferee'')), unless required by applicable law, rule or regulation or the interpretation thereof by the relevant taxing authority.  In the event that any withholding or deduction from any payment to be made by any Obligor hereunder is required in respect of any Indemnified Taxes pursuant to any applicable law, rule or regulation or the interpretation thereof by the relevant authority, then the Obligor will:

(i)

timely pay directly to the relevant taxing authority the full amount required to be so withheld or deducted;

(ii)

promptly forward to the Administrative Agent an official receipt or other documentation reasonably satisfactory to the Administrative Agent evidencing such payment to such authority; and

(iii)

pay to the Administrative Agent for its account or the account of any Issuing Lender, any Lender or any Transferee, as the case may be, such additional amount or amounts as are necessary to ensure that the net amount actually received by each such Person will equal the full amount such Person would have received had no such withholding or deduction been required.

Moreover, if any Indemnified Taxes are directly asserted against the Administrative Agent, any Issuing Lender or any Lender or Transferee, each Obligor will indemnify and hold harmless the Administrative Agent, Issuing Lender, Lender or Transferee (as the case may be) from all such Indemnified Taxes (and all reasonable expenses related thereto), whether or not such Indemnified Taxes were correctly asserted.

                               (b)

Each Obligor will timely pay and indemnify and hold harmless the Administrative Agent, Issuing Lender, Lender or Transferee (as the case may be) from all Other Taxes (and all reasonable expenses related thereto) whether or not such Other Taxes were correctly asserted.

(c)

Each Lender or Transferee that is a U.S. Revolving Lender and that is organized under the laws of a jurisdiction other than the United States of America or any state or political subdivision thereof shall, on or prior to the Effective Date (in the case of each such Lender that is a party hereto on the Effective Date) or on or prior to the date of any assignment, participation or change in the designated lending office hereunder (in the case of a Transferee) and thereafter as reasonably requested from time to time by the U.S. Revolving Borrower or the Administrative Agent, execute and deliver, if legally able to do so, to the U.S. Revolving Borrower and the Administrative Agent one or more (as the U.S. Revolving Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8BEN or W-8ECI or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable and determined by the U.S. Revolving Borrower to be reasonably satisfactory to establish the extent, if any, to which a payment to such Lender or Transferee is exempt from or entitled to a reduced rate of withholding or deduction of Indemnified Taxes imposed by the United States.

(d)

No Obligor shall be required to indemnify or to pay any additional amounts to the Administrative Agent, any Issuing Lender, any Lender or Transferee, as the case may be, with respect to any Indemnified Taxes (A) imposed by the United States with respect to the U.S. Revolving Facility or (B) imposed by Canada with respect to the Canadian Revolving Facility pursuant to Section 3.17(a) to the extent that such Indemnified Tax results from any obligation to withhold, deduct or pay amounts with respect to such Indemnified Tax that existed on the date the Administrative Agent, the Issuing Lender, such Lender or Transferee became a party to this Agreement or otherwise becomes a Transferee (except where such Issuing Lender or Transferee became a party to this Agreement (or designated a new lending office) at the request of any Obligor, during the continuance of an Event of Default or as a result of any Legal or Regulatory Change); provided, however, that in the case of a Transferee, the foregoing shall apply only to the extent that the rate of such Indemnified Tax exceeds the rate of Indemnified Tax in respect of which the Obligor was required to pay an additional amount or otherwise indemnify the Lender or Transferee from whom the Transferee acquired its interest immediately prior to such transfer.  No Obligor shall be required to indemnify or pay any additional amounts to the Administrative Agent, any Issuing Lender, any Lender or Transferee, as the case may be, with respect to any Indemnified Taxes pursuant to Section 3.17(a) to the extent that such Indemnified Tax results from a failure by the Administrative Agent, any Issuing Lender, Lender or Transferee, as the case may be, to comply with the provisions of clause (c) or any other certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or any applicable tax treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding of Indemnified Taxes, but only to the extent that the Administrative Agent, any Issuing Lender, Lender or Transferee, as the case may be, was legally entitled to comply; provided, however, that the Administrative Agent, any Issuing Lender, Lender or Transferee, as the case may be, shall have no obligation under this clause (d) with respect to any Indemnified Taxes imposed by any jurisdiction other than the United States or Canada if in the reasonable judgment of such Person such compliance would subject such Person to any material unreimbursed cost or out-of-pocket expense or would otherwise be disadvantageous to such Person in any material respect.  No Obligor shall be required to indemnify or pay any additional amounts to the Administrative Agent, any Issuing Lender, any Lender or Transferee, as the case may be, with respect to any Indemnified Taxes pursuant to Section 3.17(a) to the extent that (i) in the case of the New Term Facility, such Indemnified Tax is imposed by Canada and the Administrative Agent or such Issuing Lender, Lender or Transferee does not deal at arm's length with the relevant Obligor for purposes of the Income Tax Act (Canada), or (ii) in the case of the Canadian Revolving Facility, such Indemnified Tax is imposed by Canada and the Administrative Agent, or such Issuing Lender, Lender or Transferee is not a Canadian

Resident, but only to the extent that the rate of such Indemnified Taxes on such non-Canadian Resident exceeds the highest rate of such Indemnified Taxes that applied to any transferor of such non-Canadian Resident (or any direct or indirect transferor of such transferor) while it was a Canadian Resident or immediately after it ceased to be a Canadian Resident because of a Legal or Regulatory Change.

(e)

If the Administrative Agent, any Issuing Lender, any Lender or any Transferee determines in its sole discretion that it has received a refund of any Indemnified Taxes as to which it has been indemnified by any Obligor or with respect to which any Obligor has paid additional amounts pursuant to this Section 3.17, it shall pay over such refund to the Obligor (to the extent of indemnity payments made, or additional amounts paid, by the Obligor under this Section 3.17 with respect to Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including, without limitation, any Taxes attributable to such refund) of such Person and without interest (other than any interest paid by the relevant taxing authority with respect to such refund (net of any Taxes attributable to such interest)); provided that each Obligor, upon request of the Administrative Agent or any Issuing Lender, Lender or Transferee (the ''Requesting Lender''), agrees to repay within 10 days after receiving such request, the amount paid over to such Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Requesting Lender in the event the Requesting Lender is required to repay such refund to the relevant Governmental Authority.  This Section 3.17 shall not be construed to require the Administrative Agent or any Issuing Lender, Lender or Transferee to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Obligor or any other Person.

3.18        Mitigation Obligations; Replacement of Lenders.

(a)

Mitigation of Obligations.  If any Lender requests compensation under Section 3.16 or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.15 or Section 3.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.15, 3.16 or 3.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and out-of-pocket expenses incurred by any Lender in connection with any such designation or assignment.

(b)

Replacement of Lenders.  If any Lender requests compensation under Section 3.16, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.15 or 3.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.3), all of its interests, rights and obligations under this Agreement to an assignee selected by the Borrowers that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Commitment related to a Revolving Facility is being assigned, the relevant Issuing Lender and relevant Swingline Facility Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Interests and Swingline Facility Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, including Section 3.17 (assuming for this purpose that the Loans of such Lender were being prepaid), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.15, or payments required to be made pursuant to Section 3.17, such assignment will result in a material reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

3.19        Indemnity Regarding LIBOR Loans and EUROLIBOR Loans.

Each Borrower promises to indemnify each Relevant Lender and each Borrower agrees to hold each such Lender harmless from and against, any loss or expense which such Lender may suffer, sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) any default by any such Borrower in making a borrowing of, conversion into or continuation of any LIBOR Loan or EUROLIBOR Loan after the Relevant Borrower has given notice thereof in accordance with the provisions of this Agreement, (b) any default by any Borrower in making any prepayment of any LIBOR Loan or EUROLIBOR Loan after such Borrower has given notice of its intention to make any such prepayment in accordance with the provisions of this Agreement and (c) the making of a prepayment of any LIBOR Loan or EUROLIBOR Loan on a day which is not the last day of an Interest Period with respect thereto, whether or not voluntary on the part of such Borrower.  Such indemnification shall include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to so borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to so borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such LIBOR Loan or EUROLIBOR Loan provided for herein (excluding, however, the Applicable Margin applicable thereto) minus the amount of interest (as reasonably determined by the Relevant Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with one or more leading banks in the London interbank market.  The agreements in this Section 3.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

3.20        Compliance with the Interest Act (Canada).

For the purposes of this Agreement, whenever any interest is calculated on the basis of a period of time other than a calendar year, the annual rate of interest to which such rate of interest determined pursuant to such calculation is equivalent for the purposes of the Interest Act (Canada) is such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used as the basis of such calculation.

ARTICLE 4
CONDITIONS PRECEDENT

4.1        Conditions to Effectiveness of Original Credit Agreement.

The effectiveness of the Original Credit Agreement was subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 4.1 of the Original Credit Agreement (the date of the satisfaction (or waiver) of each of such conditions, the ''Effective Date'').  The text thereof is not included herein for economy of documentation; reference is made to the Original Credit Agreement for the text of Section 4.1.

4.2        Conditions to Initial Extension of Credit Under Original Credit Agreement.

The obligation of the Lenders to make Extensions of Credit under the Original Credit Agreement was subject to the satisfaction (or waiver) of the condition precedent that the Effective Date had occurred not more than five Business Days prior thereto (or occurred simultaneously therewith) and to the satisfaction (or waiver) of additional conditions precedent set forth in Section 4.2 of the Original Credit Agreement on the Closing Date.  The text thereof is not included herein for economy of documentation; reference is made to the Original Credit Agreement for the text of Section 4.2.

4.3A       Conditions to Effectiveness.

The effectiveness of this Agreement is subject to the satisfaction (or waiver) of the following conditions precedent (the date, which shall be a Business Day, of the satisfaction (or waiver) of each of the following conditions, the ''Amendment Effective Date''):

(a)

Executed Credit Documents.  The Lead Arrangers shall have received a copy of this Agreement, duly executed by each Person party hereto on the Amendment Effective Date, with executed counterparts of the signature pages hereto in such quantity as the Lead Arrangers shall reasonably request.

(b)

Constitutional Documents; Additional Documents.  The Lead Arrangers shall have received each of the following documents with respect to each Obligor, certified (other than those referred to in clause (iv) below) by a senior officer of such Obligor to be true, complete and correct and in full force and effect, unamended, as of the Amendment Effective Date:

(i)

Organizational Documents.  Copies of the Organizational Documents of each Obligor to the extent not previously delivered;

(ii)

Incumbency.  An incumbency certificate in respect of each Obligor to the extent not previously delivered.

(iii)

Resolutions.  Copies of resolutions of the shareholders and/or the board of directors or partners, as applicable, of each Obligor of its obligations under the Credit Documents to which it is a party and the transactions contemplated therein and of the related intercompany transactions to be consummated in connection with the Amendment Effective Date, and authorizing the execution and delivery thereof; and

(iv)

Good Standing.  Copies of certificates of good standing, status, compliance, existence or qualification to carry on business or their equivalent with respect to each Obligor to the extent not previously delivered, certified as of a recent date prior to the Effective Date by the appropriate Governmental Authority of the country, province, state or other jurisdiction of formation, incorporation, amalgamation or continuation, as the case may be.

(c)

Fees and Expenses.  The Agent Fee Letter shall be in full force and effect, and the Obligors shall have paid all fees and expenses, including reasonable legal fees and disbursements of Lead Arrangers' Counsel, then owing by them to the Lenders and the Agents or any of them.

(d)

Repayment of Term Facilities.  The Lead Arrangers shall have received evidence reasonably satisfactory to them of the repayment in full of amounts outstanding under the Canadian Term Facility and the U.S. Term Facility under the Original Credit Agreement, together with interest and fees and all other Obligations under the Credit Documents related thereto.

(e)

Documentation and Evidence of Certain Matters.  The Lead Arrangers shall have received each of the following documents, each duly executed where appropriate (with executed counterparts of the signature pages thereto in such quantity as the Lead Arrangers shall reasonably request), and each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

(i)

Officer's Certificates.  A certificate of the Canadian Borrower executed by the chief financial officer of the Canadian Borrower dated as of the Amendment Effective Date and stating that, immediately after giving effect to this Agreement and the other Credit Documents and the transactions contemplated therein (if any) to occur on the Amendment Effective Date, all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects (except to the extent any such representation or warranty is by its terms already qualified as to materiality, in which case such representation or warranty shall be true and correct), including all Extensions of Credit.

(ii)

Opinions of Counsel.  Opinions of each of Ropes & Gray LLP, special U.S. counsel to the Obligors, Osler, Hoskin & Harcourt LLP, special Canadian counsel to the Obligors, and each other counsel to the Obligors set forth on Schedule 4.3A(e)(ii), in each case as to such matters as the Lead Arrangers may reasonably require, including as to Mortgages.

(iii)

Notes.  The Notes evidencing the New Term Commitment duly completed and executed for each Lender that has requested Notes prior to the Amendment Effective Date.

(iv)

Other Documents.  The Lenders shall have received such other customary legal opinions, corporate documents and other instruments and/or certificates as they may reasonably request.

(f)

Payment of Fees and Expenses.  All accrued and unpaid fees and expenses (including the reasonable fees and expenses of Lead Arrangers' Counsel) in connection with the Credit Documents shall have been paid.  All fees to be paid in connection with the Amendment Fee Letter shall have been paid.

(g)

U.S. Collateral.  The Lead Arrangers shall have received each of the following documents with respect to Collateral located in the United States:

                      (i)

Mortgage Amendments.  With respect to each Mortgage executed prior to the Amendment Effective Date, a Mortgage Amendment substantially in the form of Exhibit P (each, a ''Mortgage Amendment'') duly executed and acknowledged by the applicable Obligor, and otherwise in form for recording in the recording office where each such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.  The foregoing requirement for Mortgage Amendments shall not be a condition to the effectiveness of this Agreement on the Amendment Effective Date with respect to the Mortgages on the properties located at (i) 6545 US 1, Grant, Florida, (ii) 1111 J-A Bombardier Boulevard, SW, Palm Bay, Florida and (iii) 1211 Greenwood Road, Spruce Pine, NC (each, an ''Excluded Mortgaged Real Property'').

(ii)

Title Insurance Policies.  With respect to each Mortgage Amendment, a copy of the existing mortgage title insurance policy and an endorsement with respect thereto (each, a ''Mortgage Policy'') relating to the Mortgage encumbering such Mortgaged Real Property assuring the Administrative Agent that the Mortgage, as amended by the Mortgage Amendment, is a valid and enforceable first priority lien on such Mortgaged Real Property in favor of the Administrative Agent for the benefit of the Secured Parties free and clear of all defects and encumbrances and liens except Prior Liens (as defined in the applicable Mortgage), and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.  The foregoing requirement for Mortgage Policies shall not be a condition to the effectiveness of this Agreement on the Amendment Effective Date with respect to the Excluded Mortgaged Real Properties.

(iii)

Other Security Documents.  The U.S. Security Agreement as amended and restated as of the Amendment Effective Date, UCC Financing Statements (Form UCC-1), financing statements under any other applicable law, rule or regulation and such other security pledge agreements required under local law in the judgment of Lead Arrangers' Counsel and requested reasonably in advance of the intended Amendment Effective Date, each of which shall be in full force and effect, and in each case duly authorized, executed and delivered and registered, filed or recorded (if applicable) by each U.S. Obligor and the Administrative Agent.

(h)

Canadian Collateral.  The Administrative Agent shall have received each of the following documents with respect to Collateral located in Canada or owned by a Person having a principal place of business, chief executive office or domicile in Canada:

(i)

Security Documents.  The Canadian Security Agreement as amended and restated as of the Amendment Effective Date and such other pledge agreements required under Canadian or applicable provincial law in the judgment of Lead Arrangers' Counsel and requested reasonably in advance of the intended Amendment Effective Date, each of which shall be in full force and effect, and in each case duly authorized, executed and delivered by each Canadian Obligor and the Administrative Agent.

4.3B        Conditions to All Extensions of Credit.

In addition to the conditions precedent set forth in this Agreement stated elsewhere herein, including Section 4.3A (in respect of the Extensions of Credit made on the Amendment Effective Date), the obligation of the Lenders to make any Extension of Credit hereunder is subject to the satisfaction

(or waiver) of the following additional conditions precedent, except that clause 4.3B(b) shall not apply to the continuation or conversion of Loans:

(i)

Notice of Borrowing.  The Relevant Borrower requesting such Extension of Credit shall have delivered a Notice of Borrowing or Notice of Continuation/Conversion, as applicable, duly executed and completed, to the Administrative Agent in accordance with Section 2.4 or 3.2, as applicable;

(j)

Representations and Warranties.  The representations and warranties made by the Obligors in each of the Credit Documents shall be true and correct in all material respects (except to the extent any such representation or warranty is by its terms already qualified as to materiality, in which case such representation or warranty shall be true and correct) at and as if made as of the date of any such Notice of Borrowing and as of the intended Extension Date, except to the extent they expressly relate only to, and were true and correct in all material respects (except to the extent any such representation or warranty is by its terms already qualified as to materiality, in which case such representation or warranty shall be true and correct) on, an earlier date specified therein;

(k)

No Default.  No Default or Event of Default shall exist or be continuing either prior to or immediately after giving effect to the requested Extension of Credit;

(l)

Availability.  Immediately after giving effect to the making of any Extension of Credit (and the application of the proceeds thereof), the Outstanding Amount under the Relevant Facility shall not exceed the Committed Amount in respect of the Relevant Facility; and

(m)

Payment of All Indebtedness Due.  The Obligors shall have paid in full all amounts (whether in respect of the principal of or interest on any Loan theretofore made, any fee payable hereunder, any cost or expense to be reimbursed to any Lender or Agent or otherwise) theretofore due and payable by any of the Obligors under or pursuant to any of the Credit Documents.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Each Obligor, jointly and severally, hereby represents and warrants to the Agents and the Lenders that:

5.1        Financial Condition.

The financial statements and reports that have been delivered to the Lenders pursuant to Section 4.2 of the Original Credit Agreement and Sections 6.1(a) and 6.1(b), as applicable, (a) have been prepared (except as referred to in such sections) in accordance with GAAP; and (b) present fairly in all material respects the combined and combining (as applicable) financial condition, results of operations and cash flows of the Canadian Borrower and its Subsidiaries as of the respective dates thereof and for the respective periods covered thereby, subject to normal year-end audit adjustments.  There has been no change in the financial condition of the Canadian Borrower or its Subsidiaries since the date of the most recent audited financial statements of the Canadian Borrower that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

5.2        Organization and Good Standing.

Except as permitted by this Agreement, each of the Obligors and their respective Subsidiaries:  (a) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect); (b) has the requisite corporate or organizational power and authority and the legal right to own and operate its properties and (except as set forth in Schedule 5.13) create a Lien thereon, to lease the property it operates under Lease, and to conduct its business as now, heretofore and as proposed to be conducted; and (c) is in compliance with its Organizational Documents.

5.3        Due Authorization.

Each Obligor has all necessary corporate, partnership or other organizational power, authority and legal right to execute, deliver and perform its obligations under each Credit Document and each other Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated, including borrowings under the New Term Facility; the execution, delivery and performance by each Obligor of each Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate, partnership or other organizational action on its part; and this Agreement has been, and the other Transaction Documents have been, or when executed and delivered will be, duly and validly executed and delivered by such Obligor and constitute, and each of the Notes to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against such Obligor in accordance with their respective terms, except as such enforceability may be limited by (a) Applicable Insolvency Laws and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4        No Conflicts.

Neither the execution and delivery of any of the Transaction Documents, nor the consummation of the transactions herein and therein contemplated, nor performance of and compliance with the terms and provisions herein and thereof, by any Obligor will (a) violate or conflict with any provision of its Organizational Documents, (b) violate, contravene or materially conflict with any Requirement of Law or any order, writ, judgment, injunction, decree or permit applicable to it the violation of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (c) violate, contravene or breach any contractual provisions of, or cause any event of default under, any Material Contract or any other indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, the violation of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than any Permitted Lien) upon or with respect to any of its properties.

5.5        Consents.

As of the Closing Date, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or third party in respect of any Obligor (other than filings or registrations in respect of Security Documents) is required in connection with the execution, delivery or observance or performance of this Agreement or any of the other Transaction Documents by such Obligor, except those that have been obtained or the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.6        No Default.

No Obligor or any of its Subsidiaries is in default in any respect of or under any contract, Lease, loan agreement, indenture, mortgage, security agreement or other agreement (including any Material Contract, other than the Credit Documents) or obligation to which it is a party or by which any of its properties is bound which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Each Material Contract is in full force and effect.  No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Administrative Agent pursuant to and in accordance with Section 6.1(h)(ii).

5.7        Ownership.

Each Obligor has good and marketable title to all of the material Property (other than Intellectual Property) owned by it (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and Property are free and clear of all Liens except Liens permitted under Section 7.2.  Substantially all of the assets and Property owned by, leased to or used by each Obligor in its business are in good operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.  No Transaction Document and no transaction contemplated under any such document will affect any right, title or interest of any Obligor in or to any of such assets in a manner that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.8        Indebtedness.

No Obligor has any Indebtedness except Permitted Indebtedness.

5.9        Litigation.

Except as set forth in Schedule 5.9, there is no Proceeding pending against or, to the knowledge of the Obligors, threatened against any Obligor or any of its Properties before any Governmental Authority or private arbitrator that (i) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) may challenge the validity or enforceability of any of the Transaction Documents.

5.10        Taxes.

Each Obligor has timely filed, or caused to be timely filed, all material tax returns (federal, provincial, state, regional, municipal and foreign) required to be filed by it and has timely paid (a) all amounts of Taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) due and payable through the date hereof, except for such Taxes that are being contested in good faith and by proper proceedings, and in respect of which adequate reserves are being maintained by it in accordance with GAAP, unless the failure to make any such payment, individually or in the aggregate, (i) would give rise to an immediate right to foreclose, distrain, sale or commence a similar proceeding or the enforcement of a Lien securing any such amount or (ii) has had or could reasonably be expected to have a Material Adverse Effect.  As of the Amendment Effective Date, except as set forth in Schedule 5.10 with respect to each Obligor and any of its Subsidiaries, there are no audits, investigations or claims being asserted in writing with respect to any Taxes that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, having regard to the overall tax liability of such Obligor and its Subsidiaries.

5.11        Compliance with Law.

Each Obligor is in compliance with all Requirements of Law and all orders and decrees applicable to it, or to its Properties, except to the extent that any failure to comply therewith, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

5.12        Pension Plans and ERISA.

Except as, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect:

(a)

(i) No ERISA Event has occurred, and, to the knowledge of the Obligors, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) each Plan has been maintained, operated and funded in compliance with its own terms and with the provisions of ERISA and any other applicable U.S. federal or state laws; and (iii) no Lien, including any Lien in favor of the PBGC or a Plan, has arisen and, to the knowledge of the Obligors, no event has occurred that is reasonably likely to give rise to such a Lien on account of any Plan;

(b)

The actuarial present value of all ''benefit liabilities'' under each Single Employer Plan (determined within the meaning of Section 4041(d) of ERISA, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or repeated, exceed the current value of the assets of such Plan allocable to such accrued liabilities;

(c)

The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of each of the Obligors and their respective Subsidiaries and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the financial statements of such Person, in accordance with FASB 106 or generally accepted accounting principles in the United States, as the case may be;

(d)

(i) All Canadian Plans are duly established, registered, administered and invested in compliance with the terms thereof, any applicable collective agreements and Applicable Canadian Pension Legislation; (ii) no events have occurred and no action has been taken by any Person which would reasonably be likely to result in the termination or partial termination of any Canadian Plan, whether by declaration of any federal or provincial pension regulatory authority or otherwise; (iii) none of the Obligors or any of their respective Subsidiaries has withdrawn any assets held in respect of any Canadian Plan except as permitted under the terms thereof and Applicable Canadian Pension Legislation and all reports, returns and filings required to be made thereunder have been made, except where the failure to make such report, return or filing, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect;

(iv) no Canadian Plan has a solvency deficiency or going concern unfunded liability that is not funded in accordance with the Supplemental Pension Plans Act (Québec) and the regulations thereunder, as amended; (v) all contributions, premiums and other payments required to be paid to or in respect of each Canadian Plan have been paid in a timely fashion in accordance with the terms thereof and Applicable Canadian Pension Legislation, and no Taxes, penalties or fees are owing or exigible in respect of any Canadian Plan; and (vi) no actions, suits, claims or proceedings are pending or, to the knowledge of the Obligors, threatened in respect of any Canadian Plan or its assets, other than routine claims for benefits;

(e)

Each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities.  No Borrower nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan.  The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the Canadian Borrower on the basis of actuarial assumptions, each of which is reasonable (based on the actuarial assumptions used for purposes of the applicable jurisdiction's financial reporting requirements), did not exceed the current value of the assets of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued; and

(f)

There does not exist any accumulated deficiency, whether or not waived, with respect to the Canadian Borrower or any of its Subsidiaries.

5.13        Subsidiaries.

(a)

As of the Amendment Effective Date, set forth on Schedule 5.13 is a complete and accurate list of (i) each Subsidiary of the Obligors, including jurisdiction of incorporation or organization thereof and indicating whether such Subsidiary is a Material Subsidiary or a Guarantor, (ii) the authorized and issued Equity Interests of each such Subsidiary and (iii) the percentage of outstanding shares or other interests of each class of Equity Interests of each such Subsidiary owned directly or indirectly by the Obligors.

(b)

As of the Amendment Effective Date, the outstanding Equity Interests held by the Obligors, directly or indirectly, in each such Subsidiary are validly issued, fully paid and non-assessable (where applicable) and are so owned by the Obligors, directly or indirectly, free and clear of all Liens other than Permitted Liens.  As of the Amendment Effective Date, other than as set forth on Schedule 5.13, (i) no Person other than the Obligors and their Subsidiaries owns any Equity Interests, directly or indirectly, of any Subsidiary of an Obligor, (ii) no Person has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Obligors or any of their respective Subsidiaries of any of the outstanding Equity Interests of any Subsidiary of an Obligor, and (iii) no Subsidiary of the Obligors has outstanding any security convertible into or exchangeable for its Equity Interests nor does any such Subsidiary have outstanding any right to subscribe for or to purchase or any option for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any call, commitment or claim of any character relating to, any of its Equity Interests.

5.14        Use of Proceeds; Margin Stock.

The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 6.8.  Without limiting the generality of the immediately preceding sentence, none of the proceeds of any Loans will be used for the purpose of purchasing or carrying any ''margin stock'' as defined in Regulation U or X, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry ''margin stock'' or any ''margin security'' (as defined in Regulation T) or for any other purpose which might constitute this transaction a ''purpose credit'' within the meaning of Regulation T, U or X.

5.15        Government Regulation.

No Obligor incorporated or organized under the laws of the United States of America or any state thereof is subject to regulation under the U.S. Public Utility Holding Company Act of 1935, the Federal Power Act, or the U.S. Investment Company Act of 1940, each as amended.  As of the Amendment Effective Date, no director, executive officer or Affiliate of the Obligors is a director, executive officer or principal shareholder (each as defined in Regulation O) of any of the Agents or any of the Lenders.

5.16        Environmental Matters.

Except as specifically set forth on Schedule 5.16 (as updated by notice in writing to the Administrative Agent from time to time), and except where any non-compliance with clauses (i) through (vii) below, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect:

(i)

each of the Real Properties and all operations at each of the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of, or any liability incurred with respect to, any Environmental Law with respect to any of the Real Properties, or the facilities owned, leased or operated or the businesses operated by the Companies, and there are no conditions relating to any such Real Properties, facilities or businesses that have given rise to or will give rise to or could be reasonably expected to give rise to liability under any Environmental Laws;

(ii)

none of the Companies has received or has knowledge of any written notice of, or written inquiry from any Person regarding, or is aware of, any violation, alleged violation, non-compliance, liability or potential liability regarding any Hazardous Materials or compliance with any Environmental Laws, nor do the Obligors have knowledge that any such notice or inquiry is being threatened;

(iii)

no Hazardous Materials have been transported, disposed of, used, handled, generated, treated, stored or Released from, at, on or under any location in a manner that will give rise to or could reasonably be expected to give rise to liability under any Environmental Law;

(iv)

no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Obligor, threatened under any Environmental Law to which the Obligors or any of their respective Subsidiaries is or, to the knowledge of the Obligors, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Obligors, or any of their respective Subsidiaries or the Real Properties;

(v)

there has been no Release or threat of Release of any Hazardous Materials at or under or from any of the Real Properties or any real property or facility currently or formerly owned, leased or operated by the Obligors or any of their respective Subsidiaries, or arising from or related to any current or former businesses operated by the Obligors or any of their respective Subsidiaries, in violation of or in amounts or in a manner that gave rise to or will give rise to or could reasonably be expected to give rise to liability under any Environmental Laws;

                      (vi)

none of the Real Properties and no real property or facility currently or formerly owned, leased or operated by the Obligors or any of their respective Subsidiaries contains, or has previously contained, any Hazardous Materials in amounts or concentrations that constitute or constituted a violation of, or gave rise to or will give rise to or could reasonably be expected to give rise to liability under any Environmental Laws; and

(vii)

none of the Obligors nor any of their respective Subsidiaries has assumed any liability of any Person under any Environmental Law.

5.17        Intellectual Property.

Each of the Obligors and their respective Subsidiaries owns free and clear of all Liens other than Permitted Liens, or has the legal right to use (directly or indirectly), all patents, trademarks, trade names, copyrights, licenses, technology, know-how, processes or other intellectual property rights (collectively, ''Intellectual Property'') necessary for each of them to conduct their respective businesses as currently conducted by them, except to the extent that any failure to own or have any such legal right to use any such intellectual property, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 5.17, to the knowledge of the Obligors, no claim is pending that any Obligor infringes upon the asserted rights of any other Person under any Intellectual Property, except for any such claim that could not and could not reasonably be expected to, individually or in the aggregate, if determined adversely, have a Material Adverse Effect.  Except as set forth on Schedule 5.17, to the knowledge of the Obligors, no claim is pending that any such Intellectual Property owned or licensed by any Obligor or which any Obligor otherwise has the right to use is invalid or unenforceable, except for any such claim that, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

5.18        Investments.

All Investments of the Obligors and their respective Subsidiaries constitute Permitted Investments.

5.19        Insurance.

All policies of property, marine, boiler, fire, flood, liability, workers' compensation, casualty, business interruption and other forms of insurance owned or held by any Obligor on its own behalf or on behalf of its Subsidiaries (and all self-insurance retentions and deductibles thereunder) conform to the requirements set forth in Section 6.6 and (a) are sufficient for compliance with all Requirements of Law and all Material Contracts to which any such Person is a party, and (b) provide adequate insurance coverage in at least such amounts and against at least such risks (including in any event public liability) as are customary for companies engaged in the same or a similar business for the assets and operations of any such Person.  All such policies are in full force and effect, all premiums with respect thereto have been paid in accordance with their respective terms and no written notice of cancellation or termination has been received by any Obligor with respect to any such policy, except for any cancellation, termination or other modification to such policies that does not have or could not reasonably be expected to have a Material Adverse Effect.  Except as described in Schedule 5.19 as of the Closing Date, no Obligor self-insures against any risks, losses or perils.

5.20        Material Contracts.

Schedule 5.20 sets forth each Material Contract in effect on the Closing Date.  As of the Closing Date, a true and complete copy of each Material Contract has been delivered or made available to the Administrative Agent.  As of the Closing Date, each Obligor has performed all of the obligations required to be performed by it in all material respects and is entitled to all benefits under, and is not in default or, to the knowledge of the Obligors, alleged to be in default under any Material Contract to which such Obligor is a party or by which it is bound.  Each Material Contract is in and in full force and effect, and no event, condition or occurrence exists which, after notice or lapse of time or both, would constitute a default under any Material Contract, except for any event, condition or occurrence that does not have or could not reasonably be expected to have a Material Adverse Effect.

5.21        Employee Matters.

 (i) No Obligor and none of their Subsidiaries and none of their respective employees is subject to any collective bargaining agreement as of the Closing Date, except as set forth on Schedule 5.21, (ii) there is no strike, slowdown, work stoppage or controversy pending or, to the knowledge of the Obligors, threatened against the Obligors or any of their respective Subsidiaries or any of their respective employees, that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect and (iii) no Obligor and none of their Subsidiaries is party to an employment contract the termination of which or payments under which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

5.22

Security Interest; Absence of Financing Statements; Etc.

The Security Documents, once executed and delivered, will create, in favor of the Administrative Agent for the benefit of the Secured Parties, as security for the obligations purported to be secured thereby, (i) a valid and enforceable security interest in and Lien upon all of the Collateral (and the proceeds thereof) and (ii) upon the filing, recording or registering with the appropriate Governmental Authorities and delivery of the applicable documents to the Administrative Agent, a perfected security interest in all of the Collateral (and the proceeds thereof) in which a security interest may be perfected by filing, recording or registering with the appropriate Governmental Authorities and delivery of applicable documents to the Administrative Agent superior to and prior to the rights of all third persons other than the holders of Prior Liens and subject to no other Liens except as expressly permitted by the Security Documents.

Except for (i) in the case of Collateral, Liens expressly permitted by the Security Documents, (ii) in the case of all other Property, Permitted Liens and (iii) the Liens created by the Security Documents, there is no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any Lien on, or security interest in, any Property of any Company or rights thereunder, except for filings and notices to be terminated prior to the Closing Date or pursuant to proper documentation delivered by the Canadian Borrower to the Administrative Agent on the Closing Date.

5.23        Licenses and Permits.

The Obligors hold all governmental permits, licenses, authorizations, consents and approvals necessary for them to own, lease and operate their respective Properties and to operate their respective businesses as now being conducted and as proposed to be conducted (collectively, the ''Permits''), except for Permits the failure of which to obtain, individually or in the aggregate, has not had, and could not reasonably be expected to have a Material Adverse Effect.  None of the Permits has been modified in any way that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.  All Permits are in full force and effect except where the failure to be in full force and effect, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

5.24        True and Complete Disclosure.

The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Obligor to any Creditor in connection with the negotiation, preparation or delivery of the Credit Documents or included or delivered pursuant thereto or pursuant to the Confidential Information Memorandum dated November 2003 distributed in connection with the syndication of the Commitments and Loans, including all filings made with the Commission or with any securities commission of any province of Canada by any Company, in each case as modified or supplemented, but in each case excluding all projections, whether prior to or after the date of this Agreement, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading.  The projections and pro forma financial information furnished at any time by any Obligor to any Creditor pursuant to this Agreement have been prepared in good faith based on assumptions believed by the Canadian Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and that no Obligor makes any representation as to the ability of any Company to achieve the results set forth in any such projections.  Each Obligor understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to entering into this Agreement and the other Credit Documents and to making each Extension of Credit hereunder.

5.25        Solvency.

As of the Closing Date immediately after the consummation of the Transactions and the Extensions of Credit to occur on such date, and as of each Extension Date immediately prior to and immediately after the consummation of the Extensions of Credit to occur on such date, each Borrower (on a consolidated basis with its Subsidiaries) is and will be Solvent (after giving effect to Section 9.8 and assuming realization on any rights of indemnity or contribution available to the Obligors).

5.26        Real Estate.

(a)

Schedule 5.26(a) sets forth a true, complete and correct list of all Real Property owned, used or occupied by the Obligors and their respective Subsidiaries as of the Closing Date, including a brief description thereof, including each Mortgaged Real Property and, in the case of Leases of Real Property, the street address (to the extent available) and landlord name.  The Canadian Borrower has delivered or made available to Collateral Agent true, complete and correct copies of all such Leases of Real Property.

(b)

Each Mortgaged Real Property and the current use thereof complies with all applicable Requirements of Law (including building and zoning ordinances and codes) and no Obligor or tenant is a non-conforming user of such Mortgaged Real Property, and each Mortgaged Real Property complies with all Insurance Requirements, except where noncompliance, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

                                (c)

Except as set forth on Schedule 5.26(c), to the knowledge of the Obligors, no Taking has been commenced or is contemplated with respect to all or any portion of the applicable Mortgaged Real Property or for the relocation of roadways providing access to such Mortgaged Real Property.

(d)

Except as set forth on Schedule 5.26(d), there are no current or, to the knowledge of the Obligors, pending or proposed special or other material assessments for public improvements, or otherwise affecting any Mortgaged Real Property in a material amount, nor are there any contemplated improvements (including local improvements charges) to such Mortgaged Real Property, to the knowledge of the Obligors, that may result in such special or other material assessments (including local improvements charges).

(e)

Except as set forth on Schedule 5.26(e), no Obligor and none of their Subsidiaries has knowingly suffered, permitted or initiated the joint assessment of any parcel of Mortgaged Real Property with any other real property which is not a Mortgaged Real Property, and each Mortgaged Real Property is assessed for real estate tax purposes separate from any adjoining land or improvements which is not a Mortgaged Real Property, and no other land or improvement which is not a Mortgaged Real Property is assessed and taxed together with such Mortgaged Real Property or any portion thereof.

(f)

Each Obligor and each of their Subsidiaries (or, with respect to Real Property leased by any Obligor as tenant, the fee owner of such Real Property, or with respect to any Mortgaged Real Property leased to a tenant, such tenant, in all cases to the knowledge of each Obligor and each of their Subsidiaries) has obtained all construction, building, occupancy and use permits, licenses, variances and certificates required by Requirements of Law to be obtained by such person and necessary to the present and contemplated uses and operation of each Mortgaged Real Property and the business conducted thereon, except as, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.  The use being made of each Mortgaged Real Property is in conformity with the certificate of occupancy and/or such other permits, licenses, variances and certificates for such Mortgaged Real Property and any other restrictions, covenants or conditions affecting such Mortgaged Real Property, except where such nonconformity would not foreseeably materially impair or prohibit the use of any Mortgaged Real Property as now conducted.

(g)

Except as set forth on Schedule 5.26(g), each Mortgaged Real Property is free from structural defects and all building systems (including all liquid and solid waste disposal septic and sewer systems) contained therein are in good working order and condition, ordinary wear and tear excepted, suitable for the purposes for which they are currently being used, except as, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

(h)

Except as set forth on Schedule 5.26(h)(i), no Person has any possessory interest in any Mortgaged Real Property or right to occupy any Mortgaged Real Property except the Obligors or their respective Subsidiaries (other than any tenant of any leased Mortgaged Real Property).  Except as set forth on Schedule 5.26(h)(ii), there are no outstanding options to purchase or rights of first refusal for the purchase of any Real Property that is owned by the Obligors or a Subsidiary.  Except as set forth on Schedule 5.26(h)(iii), there are no transfer restrictions contained in any Lease relating to such leased Real Property or other outstanding restrictions on transferability affecting any Real Property.

(i)

Each Mortgaged Real Property has adequate rights of access to public roadways to permit such Mortgaged Real Property to be used for its current use and is served by installed, operating and adequate water, electric, gas, telephone, sewer, sanitary sewer and storm drain facilities.  Except as set forth in Schedule 5.26(i)(i), all public utilities necessary to the continued use and enjoyment of each Mortgaged Real Property as used and enjoyed on the Closing Date are located in the public right-of-way abutting the premises or are furnished through recorded easements, and all such utilities are connected so as to serve such Mortgaged Real Property without passing over other property except for land of the utility company providing such utility service and except where permitted by easement.  All roads necessary for the full utilization of each Mortgaged Real Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of such Mortgaged Real Property and no Obligor has knowledge of or received notice of termination of any such access easement.

(j)

Except as set forth on Schedule 5.26(j), no building or structure constituting a Mortgaged Real Property or any appurtenance thereto or equipment thereon, or the use, operation or maintenance thereof, violates in a material respect any restrictive covenant of record applicable to such Mortgaged Real Property (or other private agreement, whether or not recorded) or intrudes and/or encroaches on any easement or on any property owned by others, which violation, intrusion or encroachment interferes with the use or could materially adversely affect the value of such building, structure or appurtenance or which encroachment or intrusion is necessary for the operation of the business at any Mortgaged Real Property or which could reasonably be expected to have a Material Adverse Effect.  All buildings, structures, appurtenances and equipment necessary for the use of each Mortgaged Real Property for the purpose for which it is currently being used as of the Closing Date are located on and within the boundary lines of such Mortgaged Real Property, except where the failure to be so located could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(k)

As of the Closing Date, without reference to Section 5.31, no portion of any Mortgaged Real Property has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored to its original condition.

5.27        Leases.

(a)

As of the Closing Date, none of the Obligors nor any of their respective Subsidiaries have received written notice of any failure to make any material payments required to be made by it under leases of Real Property where any of the Collateral is or may be located from time to time and no landlord Lien has been filed against any of the Collateral.

(b)

As of the Closing Date, each of the Leases relating to the Real Property set forth on Schedule 5.27(a) is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms, except as such enforceability may be limited by (i) Applicable Insolvency Laws and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law, except where the failure to be so located could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect).  As of the Closing Date, without reference to Section 5.31, no such Lease has been amended, modified or assigned except as set forth on Schedule 5.27(a).  Except as set forth on Schedule 5.27(b), to the knowledge of the Obligors, there is not under any such Lease any existing breach, default, event of default or event that, with or without notice or lapse of time or both, would constitute a breach, default or an event of default by the Obligors or any other party to such Lease, except where such breach, default, or event of default could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)

All third party Lease consents to the consummation of the Transactions contemplated by the BRP Acquisition Agreement have been obtained, except as set forth on Schedule 5.27(c) or as, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

5.28        Financial Condition; Etc.

(a)

The Canadian Borrower has delivered to the Lenders (i) the audited combined balance sheets of the BRP Segment as of January 31, 2001, January 31, 2002, January 31, 2003 and July 31, 2003, and the related statements of income, changes in stockholders' investments and cash flows for the fiscal years or six months ended on those dates, together with reports thereon by Ernst & Young LLP, chartered accountants, and (ii) unaudited combined balance sheet of the BRP Segment and its Subsidiaries as of July 31, 2002 and the related statements of earnings, changes in stockholders' investments and cash flows for the six-month period ended on such date.  All of said financial statements, including in each case the related schedules and notes, are true, complete and correct and have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the financial position of the BRP Segment as of the dates of said balance sheets and the results of their operations for the periods covered thereby, subject (in the case of interim statements) to normal period-end audit adjustments.

(b)

As of the Closing Date, except as set forth on Schedule 5.28(b) or in the financial statements or other information referred to in Section 5.28(a), there are no material liabilities of any Company of kind required to be set forth on a balance sheet or in the notes thereto prepared in accordance with GAAP as of the dates of such financial statements, whether accrued, contingent, absolute, determined, determinable or otherwise.

(c)

Except as set forth on Schedule 5.28(c), since July 31, 2003 there has been no Material Adverse Effect or event or condition that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d)

The pro forma balance sheet of Consolidated Companies (the ''Pro Forma Balance Sheet''), certified by the chief financial officer of the Canadian Borrower, copies of which will be furnished to each Lender not later than the second Business Day (nor earlier than the fifth Business Day) prior to the Closing Date, is the balance sheet of Consolidated Companies as of July 31, 2003 (the ''Pro Forma Date''), adjusted to give effect (as if such events had occurred on such date) to the Transactions to occur on the Closing Date and the application of the proceeds of all Indebtedness to be incurred on such date.  The Pro Forma Balance Sheet, together with the notes thereto, accurately reflects in all material respects all adjustments necessary to give effect to the Transactions, was prepared based on good faith assumptions, and presents fairly in all material respects on a pro forma basis the consolidated financial position of Consolidated Companies as at the Pro Forma Date, adjusted as described above.

5.29        Holdco.

As of the Amendment Effective Date, Holdco is a company organized under the laws of Canada on behalf of the Investors in connection with the BRP Acquisition and has not carried on any activities, incurred any liabilities, assumed any obligations or acquired any assets prior to the Closing Date other than those incident to its formation and the transactions contemplated by the Transaction Documents.  Schedule 5.29 sets forth as of the Closing Date the authorized and issued share capital of Holdco, including a list of the names and shareholdings of all Persons who beneficially own, directly or indirectly, or exercise control and direction over Equity Interests of Holdco.  Except as set forth on Schedule 5.29, as of the Closing Date, no Person has any agreement, right or option to acquire any Equity Interests or securities convertible into, or other rights to acquire, Equity Interests of Holdco.

5.30        Relevant Borrower's Accounts.

Each Relevant Borrower's Account is, as of the Amendment Effective Date, as set forth on Schedule 5.30.

5.31        Deemed Repetition.

The representations and warranties contained in this Article 5 shall be deemed to be repeated on the date of the delivery of each Notice of Borrowing (other than a Notice of Continuation/Conversion of a Loan pursuant to Section 3.2 hereof) and of each Officer's Certificate delivered pursuant to Section 6.1(c) as if made on each such date (except to the extent any such representation or warranty relates expressly to an earlier date).

5.32        Contingent Obligations.

None of the Obligors and their Subsidiaries have (i) any material Contingent Obligations or contingent liabilities known to them which are not disclosed or referred to in the most recent financial statements delivered to the Administrative Agent in accordance with the provisions of Section 6.1 or otherwise disclosed to the Administrative Agent in writing, or (ii) incurred any material indebtedness which is not disclosed in or reflected in such financial statements, or otherwise disclosed to the Administrative Agent in writing, other than Contingent Obligations or contingent liabilities incurred in the ordinary course of business.

5.33        Internal Controls.

Each of the Obligors and their Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.34        Suppliers.

As of the Amendment Effective Date, no supplier of merchandise has ceased shipments of merchandise to any Obligor (other than in the normal course of business consistent with past practices), which cessation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE 6
AFFIRMATIVE COVENANTS

Holdco and each Borrower hereby covenants and agrees that so long as this Agreement is in effect and until the Loans, together with interest and fees and all other Obligations under the Credit Documents (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), have been paid in full and the Commitments hereunder shall have been terminated:

6.1        Information Covenants.

The Borrowers shall furnish, or cause to be furnished, to the Administrative Agent:

(a)

Annual Financial Statements.  As soon as available, and in any event within 90 days after the end of each fiscal year of the Canadian Borrower:

                      (i)

audited consolidated financial statements of the Canadian Borrower, which shall include a balance sheet and income statement as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year (or preceding fiscal year-end in the case of the consolidated balance sheet); and

(ii)

unaudited consolidating balance sheets and income statements (together with unaudited consolidating statements of cash flows to the extent available) of the Canadian Borrower and its Subsidiaries as of and for such fiscal year.

The audited consolidated financial statements pursuant to Section 6.1(a)(i) of the Canadian Borrower shall be audited by a firm of independent chartered accountants of recognized national standing acceptable to the Administrative Agent, acting reasonably, and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes identified by such accountants and with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any material respect.

(b)

Quarterly Financial Statements.  As soon as available, and in any event within 45 days after the end of each of the first three Quarters of each fiscal year:

(i)

an unaudited consolidated balance sheet and income statement of the Canadian Borrower as of the end of such Quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such Quarter, setting forth in comparative form consolidated figures for the corresponding Quarter of the preceding fiscal year; and

(ii)

unaudited consolidating balance sheets and income statements (together with unaudited consolidating statements of cash flows to the extent available) of the Canadian Borrower and its Subsidiaries as of and for the preceding fiscal year-end to the end of such Quarter.

All such financial information specified in clauses (a) and (b) shall include information by segment (such segments to be defined consistently with those in the forecast for such period previously delivered pursuant to clause (e) below) and shall otherwise be in reasonable form and detail and acceptable to the Administrative Agent, acting reasonably, and accompanied by a ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' and a certificate (with supporting details) of the chief financial officer of the Canadian Borrower to the effect that such financial statements present fairly in all material respects the financial condition of the Canadian Borrower and have been prepared in accordance with GAAP, subject to any changes therein which may result from an audit and normal year-end adjustments and subject to the absence of notes.

(c)

Officer's Certificate.  At the times specified for delivery of the financial statements and reports provided for in Sections 6.1(a) and (b), a certificate of the chief financial officer of the Canadian Borrower, substantially in the form of Exhibit N,

(i)

demonstrating in detail satisfactory to the Administrative Agent, acting reasonably, compliance as of the end of such fiscal period with Sections 7.1, 7.6, 7.7, 7.8 and with the financial covenants contained in Section 7.17 by calculation thereof, and demonstrating in detail satisfactory to the Administrative Agent, acting reasonably, the calculation of the Cumulative Growth Amount as of the end of such Quarter,

(ii)

setting forth the rating of the Facilities by Moody's and S&P as of the end of such Quarter,

(iii)

stating that no Default or Event of Default has occurred during the applicable period, or, if any Default or Event of Default has occurred, specifying whether the same still exists on the date of the certificate, the nature and extent thereof and, if existing, what action is being taken or proposed to be taken with respect thereto and the time frame within which any such action will be taken, and

(iv)

providing updated Schedules 5.13, 5.16 and 5.18, if applicable.

(d)

Accountant's Certificate.  At or prior to the time specified for delivery of the annual financial statements and reports provided for in Section 6.1(a)(i), a certificate of the independent chartered accountants conducting the annual audit (which certificate will be limited solely to accounting matters and related to the financial covenants in Sections 7.8 and 7.17 and disclaim responsibility for legal interpretations) stating that they have reviewed this Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default which exists related to Sections 7.8 and 7.17 and, if they have become aware of any such Default or Event of Default, specifying the nature and extent thereof.

(e)

Business Plan and Financial Forecast.  As soon as available, and in any event within 45 days after the end of each fiscal year of the Canadian Borrower, a copy of the Canadian Borrower's consolidated business plan covering, in reasonable detail and including information by segment, the upcoming fiscal year of the Canadian Borrower and a financial forecast covering, in reasonable detail, the upcoming three fiscal years.

(f)

Auditor's Reports.  Promptly upon receipt thereof, a copy of any ''management letter'' or report submitted by independent chartered accountants to the Canadian Borrower or any of its Subsidiaries in connection with any annual, interim or special audit or review of the books of the Canadian Borrower or any of its Subsidiaries.

(g)

Reports.  Concurrently with the transmission thereof or promptly upon the receipt thereof, copies of any material filings, registrations, reports or documents of the Canadian Borrower or any of its Subsidiaries with, and reports to or from, the Commission, the Ontario Securities Commission and any other securities commission in Canada, The Toronto Stock Exchange, the New York Stock Exchange and any other exchange or market on which any of the securities of the Canadian Borrower or any of its Subsidiaries are listed or traded, and any other Governmental Authority, or any successor agencies, and copies of all financial statements, proxy statements or circulars or dissident proxy statements or circulars, information circulars, notices and reports that the Canadian Borrower may send to its shareholders or holders of Indebtedness issued by it (to the extent not already provided in Section 6.1(a) or (b)) and, upon the request of the Administrative Agent, copies of all reports, correspondence and written information relating to the Canadian Borrower or any of its Subsidiaries to and from the United States Environmental Protection Agency, Environment Canada, the Ontario Ministry of the Environment and the Ministère de l'environnement du Québec, or any other Governmental Authority responsible for environmental matters, and to or from the United States Occupational Safety and Health Administration, the Québec Commission de la Santé et de la Sécurité du travail, the Ministry of Labour and the

Workplace Safety and Insurance Board in Ontario, or any other Governmental Authority responsible for public or occupational health and safety matters.

(h)

Notices.  Promptly upon the Canadian Borrower obtaining knowledge thereof (and in any event within five (5) Business Days after obtaining said knowledge), written notice from the Canadian Borrower to the Administrative Agent of (A) the occurrence of any event, circumstances or condition which constitutes a Default or Event of Default, specifying the nature and extent thereof and what action is proposed to be taken with respect thereto and the time frame within which any such action is to be taken, (B) the occurrence of any of the following with respect to the Canadian Borrower or any of its Subsidiaries:  (1) the pendency or commencement of any litigation, arbitral or governmental proceeding against the Canadian Borrower or any of its Subsidiaries that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; (2) the institution of any proceedings against the Canadian Borrower or any of its Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation or alleged violation, of any applicable federal, provincial, state, regional, municipal or foreign law, rule or regulation, including Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect; (3) any actual or anticipated Change of Control and of all relevant particulars thereof; or (4) the occurrence of any strike, slowdown, lock-out, work stoppage or other labor dispute affecting or involving any employees of the Canadian Borrower or any of its Subsidiaries, other than any ordinary course labor grievance, that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect and (C) the occurrence of any Material Adverse Effect or any event or condition that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(i)

ERISA and Canadian Plans.  Promptly upon the Canadian Borrower obtaining knowledge thereof (and in any event within five (5) Business Days), written notice from the Canadian Borrower to the Administrative Agent of:

(i)

any event or condition that constitutes an ERISA Event and any change in the funding status of any Plan that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, in each case together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Canadian Borrower briefly setting forth the details regarding such event, condition or notice and the action, if any, which has been or is being taken or is proposed to be taken with respect thereto.  Promptly upon request, the Canadian Borrower shall furnish the Administrative Agent with such additional information concerning any Plan as may be reasonably requested, including copies of each annual report or return, as well as all schedules and attachments thereto required to be filed with any Governmental Authority pursuant to ERISA and the Code, for each ''plan year'' (within the meaning of Section 3(39) of ERISA); and

(ii)

upon the institution of any steps by the Canadian Borrower or any of its Subsidiaries to terminate any Canadian Plan that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, or the occurrence of any event with respect to any Canadian Plan that, individually or in the aggregate, had had or could reasonably be expected to have a Material Adverse Effect and, upon request by the Administrative Agent, copies of all documentation relating thereto.

                                (j)

Relevant Borrower's Accounts.  Promptly upon making any change to any Relevant Borrower's Account (and in any event within five (5) Business Days), written notice thereof to the Administrative Agent.

(k)

Other Information.  With reasonable promptness upon any such request, all such other information regarding the business, properties or financial condition of the Canadian Borrower or any of its Subsidiaries as the Administrative Agent may reasonably request, including reports identifying in reasonable detail the assets, revenues and EBITDA attributable to each of the Obligors.

(l)

Lien Matters; Casualty and Damage to Collateral.  Prompt written notice of (i) the incurrence of any Lien not expressly permitted by the applicable Security Document on any of the Collateral or (ii) any Casualty Event or other insured damage to any material portion of the Collateral or the commencement of any Proceeding likely to result in a Casualty Event as a result of which any repayment in respect of the Facilities would be required pursuant to Section 3.8.

6.2        Conduct of Business and Maintenance of Existence.

Except as otherwise permitted by Section 7.4, Holdco shall, and shall cause each of its Subsidiaries to, preserve, renew and keep in full force and effect its corporate, limited partnership, limited liability company or other entity existence and take all reasonable action to maintain all material rights, material privileges, franchises, copyrights, patents, trademarks and trade names necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, copyrights, patents, trademarks and trade names the loss of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and comply with all applicable Requirements of Law except to the extent that the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

The Canadian Borrower shall notify the Administrative Agent of any significant change in the executive management of the Canadian Borrower.

6.3        Books and Records.

Holdco shall, and shall cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with standard accounting practices on the basis of and in accordance with GAAP (including the establishment and maintenance of appropriate reserves).  In the event that an Obligor or any of its Subsidiaries keeps in the Province of Québec any books and records with respect to any Collateral, such Obligor or Subsidiary shall, if requested by the Administrative Agent, keep on computer disks or tapes a duplicate of such books and records at a location outside of the Province of Québec in a jurisdiction in which the Administrative Agent has confirmed that it has perfected security in such books and records.

6.4        Compliance with Law.

(a)

Holdco shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law (including Environmental Laws), and all applicable restrictions imposed by all Governmental Authorities applicable to it and any of its Properties except to the extent any such non-compliance therewith, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

                                (b)

Holdco and its Subsidiaries shall (i) maintain policies and procedures that are intended to (A) ensure that each of them, any of their respective operations and facilities, and each of the properties owned, leased or operated by each of them remains in compliance with all Environmental Laws and (B) minimize any liabilities or potential liabilities that each of them, any of their respective operations and facilities, and each of the properties owned, leased or operated by each of them may have under any Environmental Laws; (ii) comply in all material respects with all Environmental Laws, and keep or cause all Real Property to be kept free of any Liens under Environmental Laws, unless failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iii) in the event of any Hazardous Material at, on, under or emanating from any Real Property which could reasonably be expected to result in liability under or a violation of any Environmental Law, in each case that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, undertake, and/or cause any of its respective tenants or occupants to undertake, at its sole expense, any action required pursuant to Environmental Laws to mitigate and eliminate such condition; provided, however, that Holdco and its Subsidiaries shall not be required to comply with any order or directive which is being contested in good faith and by proper actions or proceedings so long as they have maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP; (iv) promptly notify the Administrative Agent of any event specified in clause (ii) of this Section 6.4(b) and periodically thereafter keep the Administrative Agent informed of any material actions taken in response to such event and the results thereof, and (v) at the written request of the Administrative Agent, provide, at such Obligor's sole cost and expense, an environmental site assessment addressed to (or accompanied by a reliance letter addressed to) the Lenders (including the results of any soil or groundwater or other testing conducted at the Administrative Agent's request) concerning any Real Property now or hereafter owned, leased or operated by the Canadian Borrower and its Subsidiaries, conducted by an environmental consulting firm proposed by such Obligor and approved by the Administrative Agent (not to be unreasonably withheld) indicating the presence or absence of Hazardous Materials and the potential cost of any required action in connection with any Hazardous Materials on, at, under or emanating from such Real Property; provided, however, that such request may be made only if (x) there has occurred and is continuing an Event of Default, or (y) circumstances exist that reasonably could be expected to form the basis of an Environmental Claim against such Obligor or any such Real Property that could reasonably be expected to have a Material Adverse Effect; if the Canadian Borrower and its Subsidiaries fail to provide the same within 60 days after such request was made, the Administrative Agent may but is under no obligation to conduct the same, and such Obligor shall grant and hereby grants to the Administrative Agent and its agents access to such Real Property and specifically grants Administrative Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at such Obligor's sole cost and expense.

6.5        Payment of Taxes and Other Indebtedness.

Holdco shall, and shall cause each of its Subsidiaries to timely pay, settle or discharge (a) all Taxes, assessments and governmental charges or levies imposed upon it, its income or profits or upon any of its properties before they shall become delinquent and (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien  (other than a Permitted Lien) upon any of their respective properties; provided, however, that any such Person shall not be required to pay any such tax, assessment, charge, levy or claim referred to in clauses (a) and (b) which is being contested by it in good faith by appropriate proceedings and as to which adequate cash reserves therefor have been established by it in accordance with GAAP, and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien; provided, further, that no such contested items either individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect.

6.6        Insurance.

(a)

Holdco shall, and shall cause each of its Subsidiaries to, maintain in full force and effect insurance programs (or self-insurance) as described in Section 5.19, including insurance with respect to Mortgaged Real Properties and other properties material to the business of the Obligors against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations (including, without limitation, (i) physical hazard insurance on an ''all risk'' basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance, (v) worker's compensation insurance as may be required by any Requirement of Law and (vi) such other insurance against risks as the Administrative Agent may from time to time reasonably require); provided that Holdco or any of its Subsidiaries may implement programs of self-insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith; and maintain such other insurance as may be required by law (such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent); and with respect to physical hazard insurance neither Administrative Agent nor the Borrower (or the applicable Obligor) shall agree to the adjustment of any claim related to a Casualty Event thereunder without the consent of the other (such consent not to be unreasonably withheld or delayed, and such consent of Borrower (or the applicable Obligor) not to be required following the occurrence and during the continuance of an Event of Default).  All such policies and programs (other than self-insurance) shall be maintained with responsible and reputable insurers of companies engaged in similar businesses and owning similar property in the same general geographic areas in which the Canadian Borrower and its Subsidiaries, as applicable, operate.

(b)

All policies of insurance required to be maintained by the Canadian Borrower shall name the Administrative Agent, on behalf of the Creditors, as mortgagee or first loss payee (in the case of property insurance and business interruption insurance) and additional insured (in the case of liability insurance), as applicable, or certificate holder (in the case of workers' compensation insurance), shall provide for 30 days' prior written notice by the applicable insurance carriers to the Administrative Agent of cancellation, non-renewal or modification (including reduced coverage) of the policies and shall provide that if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence and continuance of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Canadian Borrower under such policies directly to the Administrative Agent.  No act, whether willful or negligent, or Default of the Canadian Borrower or any other Person shall affect the right of the Administrative Agent to recover under such policy or policies, of insurance in case of loss or damage.

(c)

The Canadian Borrower shall give prompt written notice of any Casualty Event by any Borrower or any Subsidiary of any Borrower to the insurance carrier and to the Administrative Agent.

(d)

If at any time the area in which any Mortgaged Real Property is located is designated a ''flood hazard area'' in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) or the equivalent, if any, under the laws of Canada, then the Canadian Borrower shall obtain flood insurance in such total amount as the Administrative Agent or the Majority Lenders may from time to time require (so long as such requirements is reasonably grounded in applicable Requirements of Law), and otherwise comply with the National Flood Insurance Program, as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time or the equivalent, if any, under the laws of Canada.  If at any time the area in which any Mortgaged Real Property is designated a ''Zone 1'' area, the Canadian Borrower shall obtain earthquake insurance in such total amount as Administrative Agent or the Majority Lenders may reasonably require (so long as such requirement is reasonably grounded in applicable Requirements of Law).

(e)

The policies for any property insurance required hereunder shall either name or contain an endorsement naming the Administrative Agent as first mortgage and first loss payee under a first mortgage clause or endorsement without contribution substantially equivalent to the New York or Insurance Bureau of Canada, as applicable, standard first mortgage clause of endorsement.

(f)

Without limiting the obligations of the Companies under the foregoing provisions of this Section 6.6, in the event the Canadian Borrower shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 6.6, then the Administrative Agent may, but shall have no obligations so to do, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as the Administrative Agent (or the Majority Lenders) shall deem appropriate, and all sums so disbursed by Administrative Agent shall be part of the Obligations, payable as provided in this Agreement.

6.7        Maintenance of Property.

Holdco shall, and shall cause each of its Subsidiaries to, maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted (subject to damage by casualties), and will make, or cause to be made, to such Properties and equipment from time to time all such repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent material to the conduct of their business.

6.8        Use of Proceeds.

Each Borrower shall use the proceeds of the Loans (i) under the Revolving Credit Facilities for general corporate purposes, including for working capital requirements, (ii) under the Term Facilities borrowed on the Closing Date solely for the purposes of financing the BRP Acquisition and paying related fees and expenses and (iii) under the New Term Facility solely for the purpose of repaying amounts outstanding under the Canadian Term Facility and the U.S. Term Facility and paying related interest and fees.

6.9        Audits/Inspections.

Upon reasonable notice and during normal business hours and in a manner that will not unreasonably interfere with its business operations, the Canadian Borrower shall, at the expense of the Borrowers, to the extent such expenses are reasonable, permit one or more representatives appointed by the Administrative Agent or the Majority Lenders, including independent accountants, agents, attorneys and appraisers, to visit and inspect the Canadian Borrower's or any of its Subsidiaries' property, including its books and records, its accounts receivable and inventory, its Real Property, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information any such representative obtains, and shall permit the Lead Arrangers or the Administrative Agent or its representatives to investigate and verify the accuracy of any information provided to any Agent or any Lender, and to discuss all such matters with the officers, employees and representatives of any Person.  Notwithstanding the foregoing, however, other than after the occurrence and during the continuance of any Default or Event of Default, the Administrative Agent and its representatives shall not be permitted to make any such audit or inspection more than twice in any 12-month period.

6.10        Additional Obligors and Material Subsidiaries.

(a)

At the time that any Person becomes (A) a Succeeding Holdco, (B) a Wholly Owned Subsidiary of the Canadian Borrower or (C) a Material Subsidiary of the Canadian Borrower (in the clauses (B) or (C), whether or not such Person was prior to that time a Subsidiary of the Canadian Borrower), the Canadian Borrower shall promptly notify the Administrative Agent thereof and the Canadian Borrower shall cause the Succeeding Holdco and each such Subsidiary (other than any Receivables Co. and other than any Subsidiary that is not organized under the laws of Canada or any province thereof or under the laws of the United States or any state thereof) that is permitted to provide a full and unconditional guarantee of the Obligations without violating any applicable law and without material adverse tax consequences to the Canadian Borrower or its Subsidiaries (as determined reasonably and in good faith by the Canadian Borrower), to execute and deliver a joinder agreement substantially in the form of Exhibit E in favor of the Agents and the Lenders and, to the extent permissible without violating any applicable law and without material adverse tax consequences to the Canadian Borrower or its Subsidiaries (as determined reasonably and in good faith by the Canadian Borrower), execute and deliver in favor of the Agents and the Lenders, the other Security Documents described in Sections 4.2(m)(i) and 4.2(n)(i) of the Original Credit Agreement, in each case within (i) ten days after the date on which such Person becomes a Succeeding Holdco, and (ii) 30 days after the date on which such Person became a Wholly Owned Subsidiary or a Material Subsidiary of the Canadian Borrower, and in each case together with such other documentation as the Administrative Agent may reasonably request in connection with same, including certified resolutions and other organizational and authorizing documents of such entity and an opinion of counsel to such entity, which shall cover, where customary, among other things, the existence of such entity and the due authorization, execution, delivery, legality, validity, binding effect and enforceability of the documentation referred to above, all in form and substance reasonably satisfactory to the Administrative Agent.

(b)

The Canadian Borrower may, by notice in writing to the Administrative Agent at any time, elect to cause any Subsidiary that can provide a full and unconditional guarantee of the Canadian Borrower which is not then a Guarantor to become a Guarantor by delivering, following the receipt of such written notice, the applicable Security Documents executed by such Subsidiary (including a Guarantee), together with such other documentation as the Administrative Agent may reasonably request in connection with same, including certified resolutions and other organizational and authorizing documents of such Subsidiary and a favorable opinion of counsel to such Subsidiary (to the extent customary in the relevant jurisdiction for secured lending transactions), which shall cover, where customary, among other things, the existence of such Subsidiary and the due authorization, execution, delivery, legality, validity, binding effect and enforceability of the documentation referred to above, all in form and substance reasonably satisfactory to the Administrative Agent.

(c)

Without limiting the generality of clauses (a) and (b) of this Section 6.10, in the event that, after the Closing Date, any Obligor acquires or holds a leasehold, fee interest or ownership with a market or book value of Cdn$2.0 million or more in any Real Property located in the United States or Canada, such Obligor shall promptly and in any event within 90 days of the date of acquisition of such Real Property by any Obligor (i) take such actions and execute such documents as the Administrative Agent, or the Global Transaction Coordinator, as appropriate, shall reasonably require to confirm the Lien of an existing Mortgage, if applicable, or to create a new Mortgage on such additional Real Property in favor of the Administrative Agent, or the Global Transaction Coordinator, as appropriate, and (ii) cause to be delivered to the Administrative Agent, or the Global Transaction Coordinator, as appropriate, on behalf of the Secured Parties, the documents and instruments reasonably requested by the Administrative Agent, or the Global Transaction Coordinator, as appropriate, including, without limitation, the items set forth in Section 4.2(m)(v) of the Original Credit Agreement (with respect to Real Property located in the United States) or Section 4.2(n)(v) of the Original Credit Agreement (with respect to Real Property located in Canada or owned by a Person having a principal place of business, chief executive office or domicile in Canada) in respect of Mortgaged Real Property.  If requested by the Administrative Agent, or the Global Transaction Coordinator, as appropriate, or the Majority Lenders, each Obligor shall obtain at its sole expense and as soon as practicable but in any event not later than 90 days after request therefor, Phase 1 environmental reports from an environmental engineering firm reasonably acceptable to the Administrative Agent, or the Global Transaction Coordinator, as appropriate, with respect to any Real Property owned by any Obligor if not delivered on or prior to the Closing Date.

                            (d)                 The Canadian Borrower shall within 30 days of the Amendment Effective Date deliver a legal opinion to the Administrative Agent from Barbados counsel to the Obligors in form and substance substantially consistent with the opinion delivered by Barbados counsel to the Obligors on the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

6.11        Security Interests, Further Assurances.

The Canadian Borrower shall, promptly, upon the reasonable request of the Administrative Agent, at the Canadian Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby superior to and prior to the rights of all third Persons other than the holders of Prior Liens and subject to other Liens except as permitted by the Security Documents, or obtain any consents, including landlord or similar lien waivers and consents, as may be necessary or appropriate in connection therewith.  Each Company shall deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall reasonably request to perfect or maintain the Liens on the Collateral pursuant to the Security Documents.  Upon the exercise by the Administrative Agent or the Lenders of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, each Company shall execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent or the Lenders may be so required to obtain.  If the Administrative Agent or the Majority Lenders are required by law or regulation to have appraisals prepared in respect of the Real Property of any Obligor constituting Collateral, Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are in form and substance reasonably satisfactory to the Administrative Agent.

Notwithstanding anything to the contrary in this Agreement, no Subsidiary shall be required to become a Guarantor or to grant any security interest in its assets if, in the reasonable judgment of the Administrative Agent, the cost of implementing such Guarantee or creating or perfecting such security interests is excessive in view of the benefits to be obtained by the Secured Parties therefrom.  The Administrative Agent may grant extensions of time for the execution of any Guarantee or the creation or perfection of security interests with respect to particular assets (including extensions beyond the Closing Date) if it determines that execution, creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

6.12        Hedging Requirements.

Within 60 days after the Closing Date, the Canadian Borrower shall enter into, and shall maintain at all times during the fiscal year ending January 31, 2005, Hedging Agreements with respect to (i) not less than 80% of the Forecast Exposure (as defined below) for the fiscal year ending January 31, 2005, and (ii) not less than 50% of the Forecast Exposure for the fiscal year ending January 31, 2006, in each case with such Forecast Exposure to be based on a written report delivered by the Canadian Borrower to the Administrative Agent on or prior to the Closing Date.  Commencing with the fiscal year ending January 31, 2006, the Canadian Borrower shall enter into, and shall maintain at all times during such fiscal year, Hedging Agreements with respect to not less than 50% of the Forecast Exposure for each fiscal year, in each case with such Forecast Exposure to be based on a written report delivered by the Canadian Borrower to the Administrative Agent not less than 45 days after the beginning of such fiscal year, it being understood that the Canadian Borrower shall have a period of 45 days to enter into such Hedging Agreements after the delivery of such forecast.  Upon not less than 45 days' prior written notice of the Administrative Agent and/or the Majority Lenders at any time after January 31, 2005, the Canadian Borrower shall thereafter maintain Hedging Agreements with respect to not less than 80% of the Forecast Exposure for the applicable fiscal year.  The ''Forecast Exposure'' for any fiscal year shall equal the projected net exposure of the Consolidated Companies to changes in the value of the U.S. Dollar and the Euro against the Canadian Dollar as reflected in a report prepared by the Canadian Borrower in good faith and based on reasonable assumptions.

6.13        Post - Amendment Effective Date Obligations.

With respect to each Excluded Mortgaged Real Property, to the extent that such property is not sold, transferred or otherwise disposed by July 31, 2005 (or, if a contract for the sale or transfer of such property has been signed by such date, October 31, 2005), the U.S. Revolving Borrower shall deliver the documents described in Section 4.3A(g)(i) and (ii) with respect to each such Excluded Mortgaged Real Property as promptly after such date as is reasonably practicable, but in no event later than 30 days thereafter.

ARTICLE 7
NEGATIVE COVENANTS

Holdco and each Borrower hereby covenants and agrees that so long as this Agreement is in effect and until the Loans, together with interest and fees and all other obligations hereunder (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), have been paid in full and the Commitments hereunder shall have been terminated, it shall not, and it shall not permit any of its Subsidiaries to, directly or indirectly:

7.1        Indebtedness.

(a)

Create, incur, assume or suffer to exist any Indebtedness, except Permitted Indebtedness.

                                (b)            Designate, or permit or suffer to exist the designation of, any Indebtedness or other obligation, other than the Obligations, as ''Designated Senior Debt,'' as such term (or similar term) may be defined in the Senior Subordinated Notes or the indenture under which they were issued.

7.2        Liens and Negative Pledges.

(a)

Contract, create, incur, assume or suffer or permit to exist any Lien with respect to any of its property of any kind, whether real or personal, immovable or movable, tangible or intangible, and whether now owned or hereafter acquired, except for Permitted Liens.

(b)

Enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, except pursuant to

(i)

the Credit Documents;

(ii)

any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Credit Documents on property or assets of any Company (whether now owned or hereafter acquired) securing the Loans or any Hedging Agreements entered into with any Lender or Affiliate of a Lender and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Company to secure the Loans or any Hedging Agreements entered into with any Lender or Affiliate of a Lender;

(iii)

any industrial revenue or development bonds, acquisition agreement or operating leases of real property and equipment entered into in the ordinary course of business;

(iv)

the Senior Subordinated Notes and any Pushdown Holdco Debt;

(v)

prohibitions against other encumbrances on specific property encumbered to secure particular associated Indebtedness permitted under Section 7.1;

(vi)

prohibitions in license agreements under which any Company is the licensee; and

(vii)

contractual obligations of any Person that becomes a Subsidiary after the date hereof so long as any such obligations existed at the time such Person becomes a Subsidiary and are not created in contemplation of or in connection with such Person's becoming a Subsidiary.

7.3        Nature of Business.

Enter into or engage in any business, either directly or through any Subsidiary, except for the Permitted Business.

7.4        Mergers, Consolidations, Leases and Sales.

(a)

Enter into any merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except:

(i)

for the transactions otherwise permitted pursuant to paragraph (i) or (vii) of Section 7.4(b) or pursuant to Section 7.6;

(ii)

any Wholly Owned Subsidiary may be amalgamated or merged with and into any Obligor, including without limitation the merger or amalgamation of Holdco with the Canadian Borrower, so long as the succeeding entity is an Obligor; provided, however, that any merger or amalgamation of Holdco with the Canadian

Borrower may only occur so long as no Default or Event of Default is then existing or would result therefrom;

(iii)

any non-Obligor may be amalgamated or  merged with another non-Obligor; and

(iv)

any Subsidiary may dissolve, liquidate or wind up its affairs at any time, so long as such dissolution, liquidation or winding-up, individually or in the aggregate with other related dissolutions, liquidations or windings-up, could not reasonably be expected to have a Material Adverse Effect;

provided that in connection with the foregoing, the appropriate Obligors (including any Succeeding Holdco) shall take all actions necessary or reasonably requested by the Administrative Agent to maintain the perfection or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Administrative Agent pursuant to the Security Document, including the priority thereof, and otherwise comply with the provisions of Section 6.10 to the extent applicable.

(b)

Effect any Disposition, except:

(i)

any Subsidiary of the Canadian Borrower may sell, lease, transfer, or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, and any Subsidiary of the Canadian Borrower may merge, consolidate or amalgamate with and into, any Obligor; provided that all actions necessary or reasonably requested by the Administrative Agent shall be taken by the appropriate Obligors to maintain the perfection or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Administrative Agent pursuant to the Security Documents, including the priority thereof;

(ii)

Leases of real or personal property owned in fee; provided that, in the case of any Lease of Mortgaged Property, such Lease shall be (i) subordinate in all respects to the Liens granted and evidenced by the Security Documents and shall not, individually or in the aggregate, (x) interfere in any material respect with the ordinary conduct of the business of any Obligor or (y) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(iii)

any Taking or Casualty Event affecting any property or assets;

(iv)

substantially like-kind exchanges of real property or equipment; provided that any cash in excess of Cdn$2.0 million received by the Canadian Borrower or any Subsidiary of the Canadian Borrower in connection with such an exchange (net of all costs and expenses incurred in connection with such transaction or with the commencement of operation of real property received in such exchange, including any Taxes paid or payable (or estimated to be payable by the Canadian Borrower or any Subsidiary acting reasonably and in good faith) by any Company in respect of the amount so recovered (after application of all credits and other offsets at the discretion of the Company acting reasonably and in good faith)) shall constitute Net Available Proceeds from a Disposition and shall be applied in accordance with Section 3.8(a) and, to the extent the real property or equipment subject to such exchange constituted Collateral under the Security Documents, then the property exchanged therefor shall be mortgaged or pledged contemporaneously with such exchange, as the case may be, for the benefit of the Secured Parties in accordance with Section 6.10;

                      (v)

the sale or other disposition of any property or asset (other than Mortgaged Real Property) that, in the reasonable judgment of the Canadian Borrower, has become uneconomic, obsolete or worn out and that is sold or disposed of in the ordinary course of business or the trade-in of equipment for equipment in better condition or of better quality;

(vi)

the sale or other disposition of any property or assets the aggregate amount of the net proceeds received in respect of which shall not exceed Cdn$25.0 million during any fiscal year;

(vii)

the sale or other disposition of all or a portion of the assets constituting the Utility Vehicle Segment;

(viii)

Subsidiaries may (x) be dissolved in accordance with Section 7.4(a)(iii) and (y) pay dividends in accordance with Section 7.7;

(ix)

Investments permitted by Section 7.6; and

(x)

licenses or sublicenses by the Canadian Borrower or any of its Subsidiaries of software, Intellectual Property and general intangible and leases, licenses or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Canadian Borrower or any of its Subsidiaries.

7.5        Sale and Leaseback Transactions.

Enter into any arrangement with any Person providing for the leasing by the Canadian Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by the Canadian Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Canadian Borrower or such Subsidiary, in each case other than the lease set forth on Schedule 7.5 and other than Capital Leases, Synthetic Leases or any sale and leaseback transaction that would be treated as an Operating Lease under GAAP permitted by Section 7.1 (treating any such Operating Lease as Indebtedness for this purpose).

7.6        Investments.

Make any Investment other than (i) Permitted Investments and (ii) Investments to the extent permitted by Section 7.1 or 7.15.

7.7        Dividends.

Declare, make or pay any Dividend Payments on any shares of any class of Equity Interests, either directly or indirectly, except that:

(a)

Subsidiaries may pay Dividend Payments pro rata to the holders of their Equity Interests (giving effect to relative preferences and priorities);

(b)

Holdco may, and the Canadian Borrower may make Dividend Payments to Holdco so that Holdco may, redeem or repurchase (or may make dividend payments so any direct or indirect parent may redeem or repurchase) Equity Interests of Holdco (or any direct or indirect parent of Holdco) owned by former, present or future employees, directors, officers and consultants of Holdco (or any direct or indirect parent of Holdco) or its Subsidiaries or their assigns, estates and heirs in connection with the repurchase provisions of employee, director or stock option or stock purchase agreements or other agreements to compensate employees, directors, officers and consultants; provided that the aggregate amount expended by Holdco or paid by the Canadian Borrower pursuant to this paragraph (b) shall not exceed (i) Cdn$2.5 million in any fiscal year (plus unused amounts carried over from the previous year) or (ii) Cdn$10.0 million (excluding any such repurchases funded with the proceeds of any life insurance policy maintained by Holdco or any of its Subsidiaries or under which Holdco or any of its Subsidiaries is the beneficiary) in the aggregate since the Effective Date, plus any amounts contributed to Holdco as a result of resales of such repurchased shares of Equity Interests;

(c)

the Canadian Borrower may make Dividend Payments to Holdco so that Holdco may pay its Taxes and other fees required to maintain its or any of its direct or indirect parent's corporate existence and to pay general corporate and overhead expenses incurred by Holdco in the ordinary course of its business (or so that Holdco may make Dividend Payments so that any direct or indirect parent of Holdco may pay such parent's Taxes and other fees required to maintain its corporate existence and to pay general corporate and overhead expenses incurred by it in the ordinary course of business); provided that such Dividend Payments shall not exceed Cdn$2.5 million in any fiscal year;

(d)

Holdco may (or may make Dividend Payments so that any direct or indirect parent of Holdco may) repurchase Equity Interests of Holdco upon the surrender of such Equity Interests in satisfaction of all or a portion of the exercise price of a stock option granted under a stock option plan established by Holdco (or any direct or indirect parent of Holdco) for the benefit of its directors, employees or consultants, in each case so long as no payment in cash or other property is made by Holdco (or any direct or indirect parent of Holdco) in connection therewith;

(e)

the Canadian Borrower may make Dividend Payments to Holdco so that Holdco may make payments in accordance with clauses (9) and (10) of Section 7.9 (or so that Holdco may make Dividend Payments so that any direct or indirect parent of Holdco may make similar payments);

(f)

so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Canadian Borrower may make Dividend Payments to Holdco, in an aggregate amount not to exceed the Cumulative Growth Amount, the proceeds of which may be used by Holdco to make payment, including Dividend Payments; and

(g)

so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Holdco may make payments, including Dividend Payments, with the Net Available Proceeds from the issuance of Permitted Holdco Debt and, to the extent such amounts are not required to be applied to prepay Loans pursuant to Section 3.7(c), the Net Available Proceeds from Equity Issuances by Holdco.

7.8        Capital Expenditures.

Make any Capital Expenditures (other than expenditures relating to the acquisition of fixed or capital assets acquired in any Permitted Acquisition), except that the Canadian Borrower and its Subsidiaries may make Capital Expenditures not exceeding the amount set forth below (the ''Base Amount'') for each of the fiscal years of the Canadian Borrower (or other period) set forth below:

Fiscal Year	Base Amount

Fiscal year ended January 31, 2005	Cdn$114,000,000
Fiscal year ended January 31, 2006	Cdn$129,000,000
Fiscal year ended January 31, 2007	Cdn$122,000,000
Fiscal year ended January 31, 2008	Cdn$124,000,000
Fiscal year ended January 31, 2009	Cdn$127,000,000
Fiscal year ended January 31, 2010	Cdn$127,000,000
Fiscal year ended January 31, 2011	Cdn$127,000,000

; provided that for any period set forth above, the Base Amount set forth above may be increased by a maximum of 50% of the Base Amount for any such period by carrying over to any such period any portion of the Base Amount (without giving effect to any increase) not spent in the immediately preceding period, and that Capital Expenditures in any period shall be deemed first made from any carryover from the prior period.

7.9        Transactions with Affiliates.

Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (each, an ''Affiliate Transaction'') except for transactions which are otherwise permitted under this Agreement and which are in the ordinary course of the Canadian Borrower's or a Subsidiary's business and which are upon fair and reasonable terms no less favorable to the Canadian Borrower or such Subsidiary than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate; provided that nothing in this Section 7.9 shall prohibit Holdco or its Subsidiaries from engaging in the following transactions:

(1)

transactions between or among Obligors,

(2)

the performance of Holdco's or any of its Subsidiaries' obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business,

(3)

the payment of fees, compensation and other benefits to, and customary indemnity and reimbursement provided on behalf of, employees, officers, directors or consultants of Holdco or any of its Subsidiaries in the ordinary course of business,

(4)

the maintenance of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, in each case, in the ordinary course of business,

(5)

transactions permitted by Section 7.7,

(6)

transactions between or among the Canadian Borrower and its Subsidiaries permitted by Sections 7.1, 7.4(b), 7.6 and 7.15,

(7)

transactions pursuant to agreements with terms in effect on the Closing Date and included on Schedule 7.9 or pursuant to any amendment, modification or replacement thereof not disadvantageous to the Lenders in any material respect,

                (8)

transactions in connection with any Permitted Floorplan Facility or Permitted Receivables Facility,

(9)

the payment by the Canadian Borrower or Holdco to the Investors of (A) an upfront fee payable on the Closing Date in an aggregate amount not to exceed Cdn$22.2 million, (B) a management fee payable quarterly in an aggregate amount not to exceed US$2.25 million in any fiscal year and (C) the additional investment banking, transaction or similar fees not to exceed the amount provided for in the Management Agreement as in effect on the Closing Date and

(10)

the payment by the Canadian Borrower or Holdco of customary indemnification and expense reimbursements provided for in the Investor Agreements.

Notwithstanding any other provision of this Section 7.9, any transaction entered into by the Canadian Borrower or any of its Subsidiaries with or for the benefit of any Person, which at the time of entering into such transaction was not an Affiliate, shall not be subject to the provisions of this Section 7.9, notwithstanding the fact that after the entering into of such transaction, such Person would be or thereafter becomes an Affiliate.

7.10        Fiscal Year; Organizational Documents.

Change its Organizational Documents if such change, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or, in the case of the Canadian Borrower, change its fiscal year.

7.11        Limitations on Restrictions on Payment of Dividends.

With the exception of Permitted Indebtedness or Permitted Liens in existence as of the Closing Date, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's capital stock, (b) pay any Indebtedness owed to any Obligor, (c) make Loans or advances to any other Obligor or (d) transfer any of its property to any Obligor except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment or net worth provisions in any lease governing a leasehold interest, (ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of the Canadian Borrower; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of a Borrower and was not entered into in contemplation of such Person becoming a Subsidiary of a Borrower, (iii) the Credit Documents, (iv) any agreement or other instrument of a Company related to any Permitted Receivables Facility, (v) prohibitions against any other encumbrances on specific property encumbered to secure payment of particular Indebtedness or a Permitted Lien permitted hereunder or prohibitions in license agreements under which the Canadian Borrower or any of its Subsidiaries is the licensee, (vi) customary restrictions and conditions contained in any agreement relating to the sale of any assets or property permitted under Section 7.4(b) pending the consummation of such sale and (vii) customary provisions with respect to the pledge, disposition or distribution of assets or property contained in joint venture agreements.

7.12

Modifications of Certain Documents, Etc.

Directly or indirectly, consent to any modification, supplement, waiver or termination of, or amend, in any manner which could reasonably be expected to be materially adverse to the Lenders, or have a Material Adverse Effect, any of the provisions of the BRP Acquisition Agreement or any Investor Agreement.

7.13        Limitation on Activities of Holdco and Other Companies.

Notwithstanding anything to the contrary set forth herein, (a) permit Holdco to conduct any business or hold or acquire any assets (other than the Equity Interests of the Borrowers and cash sufficient to pay amounts owing under its Indebtedness and Equity Interests permitted to be incurred hereunder and to pay its expenses permitted to be paid hereunder) or to have any operations other than (i) holding such Equity Interests and engaging in corporate and administrative functions and other activities incidental thereto,  (ii) the incurrence of Permitted Holdco Debt and the making of Dividend Payments permitted to be made hereunder, and the incurrence of Additional Subordinated Debt, and (iii) the amalgamation or merger of Holdco with the Canadian Borrower in accordance with Section 7.4, (b) permit Sonis Beteiligungsverwaltungs GmbH to conduct any business or hold or acquire any assets (other than the Equity Interests of Bombardier-Rotax GmbH & Co. and Bombardier Rotax Management GmbH and cash sufficient to pay amounts owing under its Indebtedness and to pay its expenses permitted to be paid hereunder) or to have any operations other than holding such Equity Interests and engaging in corporate and administrative functions, (c) permit BRP (Luxembourg) 5 S.à r.l. to conduct any business or hold or acquire any assets (other than the Equity Interests of Sonis Beteiligungsverwaltungs GmbH and Lanceolatus Oy and their successors and cash sufficient to pay amounts owing under its Indebtedness and to pay its expenses permitted to be paid hereunder) or to have any operations other than holding such Equity Interests and engaging in corporate and administrative functions, and (d) at any time prior to the merger or liquidation of Bombardier Nordtrak OY with or into Lanceolatus Oy, permit Lanceolatus Oy to conduct any business or hold or acquire any assets (other than the Equity Interests of Bombardier Nordtrak OY and cash sufficient to pay amounts owing under its Indebtedness and to pay its expenses permitted to be paid hereunder) or to have any operations other than holding such Equity Interests and engaging in corporate and administrative functions.

7.14        Payments or Prepayments of Indebtedness or Modification of Debt Documents.

Directly or indirectly:

(a)

make any payment or prepayment (optional or otherwise) on, or redemption of, or any payments in redemption, defeasance or repurchase (whether in cash, securities or other Property) of, any Subordinated Debt (other than Intercompany Notes owed to Obligors or Wholly Owned Subsidiaries and other than payments by Holdco on its Indebtedness outstanding with respect to Permitted Holdco Debt and Additional Subordinated Debt that in either case is not an obligation of the Canadian Borrower) or Senior Subordinated Notes, except (1) regularly scheduled and mandatory payments to the extent permitted by the subordination provisions thereof and any reasonable consent solicitation fees and consent payments (including in connection with a tender offer therefor) on the Senior Subordinated Notes made in connection with any consent solicitation (or tender offer and consent solicitation) that eliminates all negative covenants thereunder permitted by the Indenture to be eliminated through a supplemental indenture thereto, (2)  the conversion or exchange of any Indebtedness into shares of common Equity Interests of Holdco, and (3) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) such payments, prepayments, defeasance, repurchases or redemptions of Senior Subordinated Notes, Additional Subordinated Debt and Pushdown Holdco Debt so long as, both immediately before and after any such action, not less than Cdn$100,000,000 is available to be borrowed under the Revolving Facilities for an aggregate purchase price (including interest and fees) not to exceed the Cumulative Growth Amount plus (ii) such payments, prepayments, defeasance, repurchases or redemptions of Senior Subordinated Notes, Additional Subordinated Debt and Pushdown Holdco Debt for an aggregate purchase price not to exceed US$50,000,000 so long as, both immediately before and after such action, no Loans are outstanding;

                             (b)

amend, supplement, waive or otherwise modify any of the provisions of any document relating to the Senior Subordinated Notes:

(i)

which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest or dividends on, or increases the amount or shortens the time of payment of any principal, or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

(ii)

which relates to the affirmative or negative covenants, events of default, redemption or repurchase provisions, or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject any Company to any materially more onerous or more restrictive provisions; or

(iii)

which effects and changes to the subordination provisions (or related definitions) therein or otherwise materially adversely affects the interests of the Creditors as senior creditors or the interests of the Creditors under this Agreement or any other Credit Document in any respect;

(c)

in the event of the occurrence of a ''Change of Control'' (as defined in the indenture related to the Senior Subordinated Notes), repurchase any Senior Subordinated Notes, unless the Canadian Borrower shall have (i) made payment in full of all Obligations and any other amounts then due and owing to each Creditor hereunder and under any Note and cash collateralized the L/C Obligations on terms reasonably satisfactory to Administrative Agent or (ii) made an offer to pay all Obligations and any amounts then due and owing to each Creditor hereunder and under any Note and to cash collateralize the L/C Obligations in respect of each Lender and shall have made payment in full thereof to each such Lender or Administrative Agent which has accepted such offer and cash collateralized the L/C Obligations in respect of each such Lender which has accepted such offer; or

(d)

effect any material change in any Senior Subordinated Note Indenture in connection with an Exchange Offer unless the terms thereof are reasonably acceptable to the Agents and the Majority Lenders.

Nothing in this Section 7.14 shall preclude the exchange of the Senior Subordinated Notes for the Exchange Notes.

7.15        Contingent Obligations.

Create, incur, assume or suffer to exist any Contingent Obligation, except:

(a)

the Guarantees;

(b)

guarantees by the Canadian Borrower or any Subsidiary of obligations of any Company permitted by this Agreement; provided that, in each case, (i) any such guarantee by an Obligor of obligations of any Company that is not an Obligor is subordinated to the Obligations and (ii) if the primary obligation being guaranteed is subordinated to the Obligations, such guarantees are subordinated to the Obligations on substantially the same basis as such primary obligation is subordinated to the Obligations;

(c)

(i) Contingent Obligations existing on the Closing Date and described in Schedule 7.15(c) (as amended, restated, extended or replaced from time to time to the extent the stated amount thereof is not increased) and (ii) Contingent Obligations relating to any Indebtedness permitted under Section 7.1 (other than Indebtedness created pursuant to this clause (c)(ii));

(d)

guarantees of obligations to third parties in connection with relocation of employees of the Canadian Borrower or any of its Subsidiaries, in an amount which, together with all loans and advances made pursuant to clause (i) of the definition of ''Permitted Investments,'' shall not exceed US$2.0 million at any time outstanding;

(e)

Contingent Obligations in connection with workers' compensation obligations, and in connection with performance, surety and appeal bonds, and similar obligations incurred in the ordinary course of business, of the Canadian Borrower and its Subsidiaries;

(f)

Hedging Agreements permitted by Section 7.16 or otherwise entered into in the ordinary course of business to hedge obligations and not for speculative purposes;

(g)

with respect to Permitted Floorplan Facilities and Permitted Receivables Facilities, (i) representations, warranties, covenants and indemnities that are customary in such financings, and (ii) repurchase and similar recourse obligations ; provided, however, that the aggregate amount of such repurchase or similar recourse obligations (other than recourse limited to the associated accounts receivable, chattel paper and related assets) of the Canadian Borrower and its Subsidiaries (other than any Receivable Co.) shall not at any time exceed the greater of Cdn$150.0 million and 8% of Consolidated Revenues of the Canadian Borrower and its Subsidiaries (measured over the four Quarters ended on the most recent Test Date);

(h)

endorsements for collection in the ordinary course of business; and

(i)

other guarantees by the Canadian Borrower or any Obligor incurred in the ordinary course of business that, taken together with Indebtedness incurred in reliance on clauses (b) and (p) of the definition of ''Permitted Indebtedness,'' do not exceed Cdn$50.0 million in the aggregate outstanding at any time.

7.16        Hedging Agreements.

Enter into, create, incur, assume or suffer to exist any Hedging Agreements or obligations in respect thereof except in the ordinary course of business for non-speculative purposes and as required pursuant to Section 3.4.

7.17        Financial Covenants.

(a)

Maximum Total Leverage Ratio.  (i) The Total Leverage Ratio shall not on any Test Date exceed the ratio set forth opposite such period in the table below:

Period	Ratio

February 1, 2004 - July 31, 2004	4.75x
August 1, 2004 - October 31, 2005	4.50x
November 1, 2005 - January 31, 2006	4.25x
February 1, 2006 - July 31, 2006	4.00x
August 1, 2006 - January 31, 2007	3.75x
February 1, 2007 - January 31, 2008	3.50x
February 1, 2008 - January 31, 2009	3.25x
February 1, 2009 - January 31, 2011	3.00x

and

(ii)  During any period in which Pushdown Holdco Debt is outstanding and Loans under either the New Term Facility or any Incremental Facility are outstanding, the Total Pushdown Debt Leverage Ratio shall not on any Test Date exceed the ratio set forth opposite such period in the table below:

Period	Ratio

February 1, 2004 - July 31, 2004	5.75x
August 1, 2004 - October 31, 2005	5.50x
November 1, 2005 - January 31, 2006	5.25x
February 1, 2006 - July 31, 2006	5.00x
August 1, 2006 - January 31, 2007	5.00x
February 1, 2007 - January 31, 2008	5.00x
February 1, 2008 - January 31, 2009	5.00x
February 1, 2009 - January 31, 2011	5.00x

                            (b)             Minimum Interest Coverage Ratio. The Interest Coverage Ratio shall not on any Test Date be less than the applicable ratio set forth opposite such period in the table below:

Period	Ratio

February 1, 2004 - January 31, 2005	2.25x
February 1, 2005 - January 31, 2009	2.50x
February 1, 2009 - January 31, 2011	2.75x

ARTICLE 8
EVENTS OF DEFAULT

8.1        Events of Default.

Upon the occurrence and during the continuance of any of the following events (each, an ''Event of Default''):

(a)

Any Borrower shall fail to (i) pay any principal of any Loan or Note when due in accordance with the terms hereof or thereof or to reimburse the relevant Issuing Lender in accordance with Section 3.5 or (ii) pay any interest on any Loan or Note or any other amount payable under any Credit Document within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

                                (b)

(i) any representation or warranty not qualified by materiality made or deemed made by any Obligor in any Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made, and (ii) any other representation or warranty made or deemed made by any Obligor in any Credit Document shall prove to have been incorrect on or as of the date made or deemed made; or

(c)

Any Obligor shall default in the observance or performance of any agreement contained in Section 6.1(h), 6.1(j), 6.10 or Article 7 of this Agreement; or

(d)

Any Obligor shall default in the observance or performance of any other agreement contained in any Credit Document and such default shall continue unremedied for a period of 30 days after the earlier of (i) the Canadian Borrower's actual knowledge thereof, and (ii) the Canadian Borrower's receipt of written notice of such default from the Administrative Agent or any other Creditor; or

(e)

With respect to any Indebtedness which aggregates in excess of Cdn$10.0 million (other than the Loans and L/C Obligations) (i) any Obligor or any of its Subsidiaries shall (A) default in any payment of principal of or interest on or other amounts in respect of any Indebtedness (other than the Loans, the L/C Obligations and any intercompany debt) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (B) default (after giving effect to any applicable grace period) in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or party or parties to such Indebtedness constituting a Hedging Agreement, or beneficiary or beneficiaries of such Indebtedness constituting a Contingent Obligation) (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (determined without regard to whether any notice or lapse of time is required), such Indebtedness to become due prior to its stated maturity (or any Indebtedness constituting a Hedging Agreement to be terminated, or any Indebtedness constituting a Contingent Obligation to become payable), (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by regularly scheduled required repayment prior to the stated maturity thereof, or (iii) any such Indebtedness shall mature and remain unpaid; or

(f)

(i)  Any Obligor or any Material Subsidiary shall commence any case, Proceeding or other action (or files a notice of its intention to do so) (A) under any Applicable Insolvency Law, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, making a proposal or seeking reorganization, arrangement, protection, adjustment, winding-up, liquidation, dissolution, compromise, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, interim receiver/manager sequestrator, conservator, administrator, liquidator, trustee, custodian or other similar official for it or for all or any material part of its assets, or any Obligor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Obligor or any Material Subsidiary any case, Proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 30 days; or (iii) there shall be commenced against any Obligor or any Material Subsidiary any case, Proceeding or other action seeking issuance of a warrant of attachment, execution, distraint, seizure, execution, attachment, garnishment or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or (iv) any

Obligor or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; (v) any other event occurs which under the laws of any applicable jurisdiction has an effect equivalent to any of the events referred to in the foregoing clauses (i) through (iv); or (vi) any Obligor or any of its Subsidiaries shall commit an act of bankruptcy under the Bankruptcy and Insolvency Act (Canada), shall become insolvent or shall generally not, or shall be unable to, shall admit in writing its inability to, pay its debts as they become due, or shall declare a general moratorium on its indebtedness or propose a compromise or arrangement between it and any class of its creditors; or

(g)

An ERISA Event, Canadian Pension Event or non-compliance with respect to Foreign Plans shall occur that, when taken together with all other such ERISA Events, Canadian Pension Events and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to result in liability of the Canadian Borrower and its ERISA Affiliates in an aggregate amount that exceeds Cdn$10.0 million; or

(h)

One or more judgments or decrees shall be entered against any Obligor or any of its Material Subsidiaries involving in the aggregate a liability (to the extent not paid, or covered by insurance as to which the relevant insurance company has acknowledged coverage) of Cdn$10.0 million or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 consecutive days after such judgments become final and nonappealable; or

(i)

Any Credit Document shall cease, for any reason, to be in full force and effect or any Obligor or any of its Subsidiaries shall so assert in writing, or any Security Document shall cease to give the Administrative Agent for the benefit of the Secured Parties the rights, powers and privilege purported to be created thereby or cease to be effective to grant a perfected first priority Lien on the Collateral described in such Security Document with the priority purported to be created thereby, subject to such exceptions as may be permitted therein or herein, and in the case of any Security Agreement, such condition shall continue unremedied for 10 days after the earlier of (i) the Canadian Borrower's actual notice thereof, or (ii) notice thereof being given to the Canadian Borrower by the Administrative Agent or any Lender; or

(j)

There shall occur a Change of Control; or

(k)

The Canadian Borrower shall fail to make a Disposition Event Offer or Casualty Event Offer as required pursuant to Section 3.8, or if such offer is accepted the Relevant Borrower shall have failed to fulfill its obligations pursuant thereto; or

(l)

Holdco shall cease to own 100% of the Equity Interests of the Canadian Borrower or the Canadian Borrower shall, directly or indirectly, cease to own 100% of the Equity Interests of the U.S. Revolving Borrower; or

(m)

The Senior Subordinated Notes shall cease, for any reason, to be validly subordinated to the Obligations as provided in the indenture therefor, or any Obligor, any Affiliate of any Obligor, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert; or

(n)

The BRP Acquisition shall not be consummated in all material respects in accordance with this Agreement and the BRP Acquisition Agreement substantially concurrently with the making of the initial Extensions of Credit hereunder, or the BRP Acquisition shall be unwound, reversed or otherwise rescinded in whole or in any material part for any reason (it being understood that the unwinding, reversal or rescission of the BRP Acquisition with respect to any one Subsidiary that is not a Material Subsidiary shall not in and of itself constitute an Event of Default under this clause (n));

then, and in any such event, (x) if such event is an Event of Default specified in paragraph (f) above with respect to any Obligor, automatically (i) the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (ii) all obligations of the Canadian Borrower and the U.S. Revolving Borrower in respect of the Letters of Credit, although contingent and unmatured, shall become immediately due and payable and the Issuing Lenders' obligations to issue the Letters of Credit and the Canadian Revolving Lenders' obligations to issue Bankers' Acceptances or Acceptance Notes shall immediately terminate and (y) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, either or both of the following actions may be taken:  (i) with the written consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Canadian Borrower, declare the Commitments and the Issuing Lenders' obligations to issue the Letters of Credit and the Canadian Revolving Lenders' obligations to issue Bankers' Acceptances or Acceptance Notes to be terminated promptly, whereupon the Commitments and such obligations shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice of default to the Canadian Borrower, (a) declare all or a portion of the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable promptly, whereupon the same shall immediately become due and payable, and (b) declare all or a portion of the obligations of the Canadian Borrower and the U.S. Revolving Borrower in respect of the Letters of Credit and of the Canadian Borrower in respect of Bankers' Acceptances, although contingent and unmatured, to be due and payable promptly, whereupon the same shall immediately become due and payable and/or demand that the Canadian Borrower discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations.  Except as expressly provided above in this Article 8, presentment, demand, protest and all other notices and defenses to payment of any kind are hereby expressly waived.

8.2        Allocation of Payments After Event of Default.

Notwithstanding any other provisions of this Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or the Lenders or any participant of any Lender or any of them on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

FIRST, to the payment of all out-of-pocket costs and expenses (including reasonable legal fees and disbursements) of the Agents or any Persons acting in their stead, including any receiver, manager, receiver/manager or like Person, or any of them, in connection with enforcing the rights of the Agents and the Lenders under the Credit Documents or any of them;

SECOND, to the payment of any outstanding and unpaid fees owed to any of the Agents or Issuing Lenders or Swingline Facility Lenders;

THIRD, to the payment of all out-of-pocket costs and expenses (including reasonable legal fees and disbursements) of the Administrative Agent in connection with enforcing any of its rights under any of the Credit Documents;

                  FOURTH, pro rata to the payment of the outstanding principal amount of and accrued and unpaid interest on the Loans and of any principal amounts outstanding under any Hedging Agreements permitted or required under Section 3.4 to which any Lender or any of its Affiliates is a party, and to the payment of all other outstanding and unpaid Indebtedness (including in respect of the Swingline Facilities) owing to any of the Lenders or to any of the Agents under the Credit Documents which shall not have been repaid pursuant to the foregoing provisions of this Section 8.2; provided that any amounts applied to temporarily prepay Revolving Loans under the Canadian Revolving Facility and/or the U.S. Revolving Facility, as applicable, pursuant to the provisions of Sections 3.8(a)(iii) and 3.8(b)(iii) shall be paid over and delivered by the Revolving Lenders to the Administrative Agent for application, amounts held in the Collateral Account pursuant to Sections 3.8(a)(ii) and (iii) and 3.8(b)(ii) and (iii), and amounts subject to a Disposition Event Offer or a Casualty Event Offer accepted by the Relevant Lenders pursuant to Section 3.8(a) and 3.8(b) shall be applied, pro rata to the payment of all outstanding and unpaid Indebtedness owing to the Lenders under the New Term Facility; and

FIFTH, to the payment of the surplus, if any, to whoever may be lawfully entitled thereto.

ARTICLE 9
GUARANTEE

9.1        The Guarantee.

The Guarantors hereby jointly and severally guarantee as a primary obligor and not as a surety to each Creditor and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Applicable Insolvency Law after any bankruptcy or insolvency petition under the Applicable Insolvency Law) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Creditors by any Obligor under any Credit Document or Hedging Agreement relating to the Loans, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the ''Guaranteed Obligations'').  The Guarantors hereby jointly and severally agree that if any Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

9.2        Obligations Unconditional.

The obligations of the Guarantors under Section 9.1 shall constitute a guarantee of payment and are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of any Obligor under this Agreement, the Notes, the Interest Rate Protection Agreements or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

                       (i)

at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)

any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)

the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Credit Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)

any lien or security interest granted to, or in favor of, any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v)

any other Guarantor shall be released.

To the fullest extent permitted by law, the Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Creditor thereof exhaust any right, power or remedy or proceed against any Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.  To the fullest extent permitted by law, the Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Creditor thereof upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the Guarantees, and all dealings between any other Obligor and the Creditors shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guarantees.  The Guarantees shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Creditors, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Creditors or any other Person at any time of any right or remedy against any other Obligor or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.  Each Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Creditors, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

9.3        Reinstatement.

The obligations of the Guarantors under this Article 9 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower or other Obligor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.  The Guarantors jointly and severally agree that they will indemnify each Creditor on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Creditor in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Creditor.

9.4        Subrogation, Subordination.

Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in this Article 9, whether by subrogation or otherwise, against any Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.  The payment of any amounts due with respect to any indebtedness of any Obligor now or hereafter owing to any Guarantor by reason of any payment by such Guarantor under the Guarantee in this Article 9 is hereby postponed and subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations.  Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of any Obligor to such Guarantor until the Guaranteed Obligations shall have been indefeasibly paid in full in cash.  If, notwithstanding the foregoing sentence, any Guarantor shall, prior to the indefeasible payment in full in cash of the Guaranteed Obligations, collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for Creditors and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guarantee contained herein.

9.5        Remedies.

The Guarantors jointly and severally agree that, as between the Guarantors and the Creditor, the obligations of any Borrower under this Agreement and the Notes may be declared to be promptly due and payable as provided in Article 8 (and shall be deemed to have become automatically due and payable in the circumstances provided in Article 8) for purposes of Section 9.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall promptly become due and payable by the Guarantors for purposes of Section 9.1.

9.6        Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the Guarantee in this Article 9 constitutes an instrument for the payment of money, and consents and agrees that any Creditor, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

9.7        Continuing Guarantee.

Each Guarantee in this Article 9 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

9.8        General Limitation on Guarantee Obligations.

In any action or proceeding involving any state, federal, provincial or foreign corporate law, or any state, federal, provincial or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 9.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 9.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Creditor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE 10
AGENCY PROVISIONS

10.1        Appointment.

(a)

Each Lender hereby affirms the appointment of Bank of Montreal (or any successor thereto) as Administrative Agent hereunder to act as specified herein and in the other Credit Documents, and each Lender hereby authorizes the Administrative Agent, as the agent for such Lender, to take all such action on its behalf under the provisions of this Agreement and the other Credit Documents and, without limitation, to act as a security trustee or similar capacity on behalf of the Lenders for the purposes of, and in accordance with the Security Documents entered into by it in its capacity as Administrative Agent, security trustee or similar capacity and to exercise all such powers and perform all such duties as are expressly delegated by the terms hereof and by the other Credit Documents, including the application of all payments and other benefits arising thereunder, together with such other powers as are reasonably incidental thereto.  The Administrative Agent is entitled to claim all Obligations against the Borrowers that are required to be assigned by the Lenders to the Administrative Agent in its own name in connection with the Austrian Share Pledge Agreement.  With respect to any action by the Administrative Agent to enforce the rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Note to the Administrative Agent to the extent necessary to enforce the rights and remedies of the Administrative Agent for the benefit of the Lenders under the Mortgage in accordance with the provisions hereof and thereof.

(b)

Each Lender (acting for itself and on behalf of each of its Affiliates that which are or become party to a Hedging Agreement from time to time) confirms the appointment and designation of the Administrative Agent (or any successor thereto) as the person holding the power of attorney (''fondé de pouvoir'') within the meaning of Article 2692 of the Civil Code of Québec for the purposes of the hypothecary security to be granted by the Borrowers, the Guarantors, their respective Wholly Owned Subsidiaries or any one of them under the laws of the Province of Québec and, in such capacity, the Administrative Agent shall hold the hypothecs granted under the laws of the Province of Québec as such fondé de pouvoir in the exercise of the rights conferred thereunder.  The execution by the Administrative Agent prior to the Effective Date of any document creating or evidencing any such hypothec for the benefit of any of the Secured Parties or their respective Affiliates is hereby ratified and confirmed.  Notwithstanding the provisions of Section 32 of an Act respecting the special powers of legal persons (Québec), the Administrative Agent may acquire and be the holder of any of the bonds secured by any such hypothec.  Each future Lender that becomes party to this Agreement, by becoming a party to this Agreement, shall be deemed to have ratified and confirmed (for itself and on behalf of each of its Affiliates that are or become party to a Hedging Agreement from time to time) the appointment of the Administrative Agent as fondé de pouvoir.

(c)

Each Lender hereby designates Merrill Lynch and UBS Securities LLC as Joint Book Runners and Lead Arrangers of the New Term Facility and BMO Nesbitt Burns Inc. and Royal Bank of Canada as Joint Book Runners and Lead Arrangers of the Revolving Facilities.  Each Lender and

the Borrowers agree that the Lead Arrangers and the Joint Book Runners have no duties or obligations in such capacity under any Credit Documents to any Lender or any Obligor.

10.2        Delegation of Duties; Appointment of Agents.

The Administrative Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  In particular and without limiting the generality of the foregoing, the Administrative Agent may appoint one or more sub-agents in respect of each Facility and in respect of any Security Document or other arrangements to protect the Lenders' interests, including any insurance or deposit agent or trustee, and each of the Lenders and each of the Obligors hereby consents to the appointment, in the Administrative Agent's sole discretion, of such agents.

10.3        Duties.

Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agents shall not have any duties or responsibilities except those expressly set forth herein and therein, or any (save as expressly provided for in any Credit Document) fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Credit Documents, or shall otherwise exist against the Agents or any of them.  The provisions of this Section 10.3 are solely for the benefit of the Agents and the Secured Parties and each of them and none of the Obligors shall have any rights as a third party beneficiary of the provisions hereof.  In performing their respective functions and duties under this Agreement and the other Credit Documents, the Agents shall act solely as an agent of the Lenders, and the Agents do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Obligor.  No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

10.4        Exculpatory Provision.

None of the Agents, any Issuing Lender nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or by any such other Person under or in connection herewith or in connection with any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Obligors contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for herein or any of the other Credit Documents, or received by the Agents or any of them under or in connection herewith or in connection with the other Credit Documents, or for the effectiveness, perfection, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any of the other Credit Documents, furnished or made available by the Agents or any of them to the Lenders or any of them or by or on behalf of the Obligors or any of them to the Agents or any of them or to any Lender, or for any failure of the Obligors or any of them to perform their respective obligations hereunder or thereunder.  None of the Agents shall be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or in any other Credit Document, or as to the use of the proceeds of the Loans, or of the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of any of the Obligors.  None of the Agents is a trustee for any of the Lenders and owes no fiduciary duty to the Lenders or any of them.

10.5        Reliance on Communications.

Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex, teletype or e-mail message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any of the Obligors), independent accountants and other experts selected by the Agents or any of them with reasonable care.  Each of the Agents may deem and treat the Lenders and each of them as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agents in accordance with Section 11.3.  The Agents and each of them shall be fully justified in failing or refusing to take any action under this Agreement or under any of the other Credit Documents unless they or it, as the case may be, shall first receive such advice or concurrence of the Majority Lenders or any of them as they deem appropriate or they or it shall first be indemnified to its or their satisfaction by the Lenders or any of them against any and all liability and expense which may be incurred by it or them by reason of taking or continuing to take any such action.  The Agents and each of them shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Majority Lenders (or to the extent specifically provided in Section 11.6, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

10.6        Notice of Default.

An Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or an Obligor referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a ''notice of default.''  In the event that such Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders and to the other Agents and such Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders.

10.7        Non-Reliance on Agent and Other Lenders.

Each Lender expressly acknowledges that none of the Agents, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates, has made any representation or warranty to it and that no act by the Agents or any of them or any Affiliate thereof hereinafter taken, including any review of the affairs of any Obligor, shall be deemed to constitute any representation or warranty by the Agents or any of them to any Lender.  Each Lender represents to the Agents and each of them that it has, independently and without reliance upon the Agents or any of them or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Obligors and each of them and has made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Agents or any of them or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisal and decision in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Obligors and each of them.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents (which notices, reports and other documents may be delivered by the Agents via e-mail) or any of them hereunder, the Agents and each of them shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operation, assets, property, financial or other conditions, prospects or creditworthiness of the Obligors or any of them which may come into the possession of the Agents or any of them or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

10.8        Indemnification.

The Lenders and each of them agree to indemnify the Agents, the Swingline Facility Lenders and the Issuing Lenders and each of them in their respective capacities (to the extent not reimbursed by the Obligors or any of them and without limiting the obligation of the Obligors and each of them to do so pursuant to any of the Credit Document) ratably according to their respective Credit Exposures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, at any time, following payment in full of the Obligor Obligations) be imposed on, incurred by or asserted against any Agent, Swingline Facility Lender or Issuing Lender in its capacity as such in any way relating to or arising out of this Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of any Agent, Swingline Facility Lender or Issuing Lender.  If any indemnity furnished to any Agent, Swingline Facility Lender or Issuing Lender for any purpose shall, in the opinion of such Agent, Swingline Facility Lender or Issuing Lender, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  The agreements in this Section 10.8 shall survive the payment of the Obligor Obligations and all other amounts payable hereunder and under the other Credit Documents.

10.9        Agents in Their Individual Capacity.

Each of the Agents and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Obligor as though such Agent were not an Agent hereunder.  With respect to the Extensions of Credit made by it and all other obligations owed to it, such Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms ''Lender'' and ''Lenders'' shall include each Agent in its individual capacity.

10.10        Successor Agent.

Any Agent may, at any time, resign upon not less than 20 days' written notice to (a) the other Agents and the Canadian Borrower, in the case where the resigning Agent is an Agent other than the Administrative Agent and (b) the Lenders, the other Agents and the Borrowers in the case where the resigning Agent is the Administrative Agent.  Upon any such resignation, (i) the Administrative Agent shall have the right to appoint any successor Administrative Agent within 25 days of such resignation with the consent of the Borrower (not to be unreasonably withheld) and (ii) if the Administrative Agent has not appointed any successor Administrative Agent pursuant to clause (i) above, the Majority Lenders shall have the right to appoint a successor Administrative Agent within 25 days after such 25th day with the consent of the Borrower (not to be unreasonably withheld).  If no successor Agent shall have been so appointed by the Administrative Agent or the Majority Lenders, as the case may be, and shall have accepted such appointment within such time periods, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of Canada or the United States of America or any State thereof and has a combined capital and surplus of at least US$500.0 million or the Equivalent Amount of any such capital and surplus denominated in any other currency.  Upon the acceptance of any appointment as an Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as such Agent, as appropriate, under this Agreement and the other Credit Documents, and the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

ARTICLE 11
MISCELLANEOUS

11.1        Notices.

Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered prior to 4:00 p.m. (local time of the intended recipient) on any Business Day, or on the next succeeding Business Day if after such time, (b) when transmitted via telecopy (or other facsimile device) prior to 4:00 p.m. (local time of the intended recipient) on any Business Day, or on the next succeeding Business Day if after such time, (c) the second Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service and (d) the fifth Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1(a), or at such other address as such party may specify by notice to the other parties hereto given in accordance with the provisions of this Section 11.1.

11.2        Right of Set-off.

In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, in each case to the maximum extent permitted by law, upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.2, each Lender and each participant of any Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind to the Obligors or any of them (all of which rights being hereby expressly waived by the Obligors and each of them) to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by each Lender (including branches, agencies or Affiliates of each Lender wherever located) to or for the credit or the account of any Obligor against any Indebtedness of such Obligor to the Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether any Agent or any Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured.  The Obligors hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) or 3.13 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

11.3        Benefit of Agreement; Assignments and Participations.

(a)

Generally.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that (i) none of the Borrowers may assign and transfer any of its interests (except as permitted herein) without the prior written consent of all of the Lenders, and (ii) the rights of any Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 11.3.  Notwithstanding any other provision set forth in this Agreement, nothing herein shall restrict, prevent or prohibit any Lender from:

                      (i)

creating security interests in any Loan or Note held by it, including any pledge or assignment by a Lender of such Loan or Note to any trustee, lender or agent for such Lenders or to any Federal Reserve Bank or the Bank of Canada or Canada Deposit Insurance Corporation in accordance with applicable law, in support of borrowings made by such Lender from, or securities issues by such Leader to, such entity; provided that (x) no such security interest shall release such Lender from any of its obligations hereunder and (y) any transfer to any Person upon the enforcement of such security interest shall be subject to the provisions of this Section 11.3 concerning assignments and shall be void and of no force or effect unless in compliance with such provisions, or

(ii)

granting assignments or participations in such Lender's Loans and/or Commitments hereunder to any Affiliate of such Lender or to any existing Lender or Affiliate thereof; provided that consent from the Canadian Borrower shall be required for assignments to another Lender or Lender Affiliate if such assignment would by virtue of such assignment subject any Obligor to additional costs or liability under Section 3.15, 3.16, 3.17 (except during the continuance of an Event of Default) or 3.19 that such Obligor would not have had to the Lender effecting such assignment (based on applicable law on the date of such assignment), which consent shall not be unreasonably withheld or delayed (it being agreed that it shall not be unreasonable for the Canadian Borrower to withhold such consent if the Relevant Borrower would by virtue of such assignment be subject to any additional cost or liability under Section 3.15, 3.16, 3.17 (except during the continuance of an Event of Default) or 3.19 to such assignee that such Borrower would not have had to the Lender effecting such assignment (based on applicable law on the date of such assignment) in respect of Indemnified Taxes imposed by the United States with respect to the U.S. Revolving Facility or imposed by Canada with the respect to the Canadian Revolving Facility, but not in respect of any other Indemnified Taxes).

(b)

Assignments.  Each Lender may assign (which may be non-pro rata among Loans and Commitments) to any Eligible Person any of its Loans, its Notes, its L/C Interests and its Commitments (but only with the consent (which consent shall not be unreasonably withheld, delayed or conditioned, it being agreed that it shall not be unreasonable for the Canadian Borrower to withhold such consent to an assignment if any Obligor would by virtue of such assignment be subject to any additional cost or liability under Section 3.15, 3.16, 3.17 (except during the continuance of an Event of Default) or 3.19 to such assignee that such Borrower would not have had to the Lender effecting such assignment (based on applicable law on the date of such assignment) in respect of Indemnified Taxes imposed by the United States with respect to the U.S. Revolving Facility or imposed by Canada with the respect to the Canadian Revolving Facility, but not in respect of any other Indemnified Taxes) of the Canadian Borrower and the Administrative Agent); provided, however, that

(i)

except as provided in Section 11.3(a)(ii), no consent of the Canadian Borrower shall be required in the case of any assignment to another Lender or any Lender's Affiliate (in which case the assignee and assignor Lenders shall give written notice of the assignment to the Global Transaction Coordinator and the Administrative Agent);

(ii)

no consent of the Canadian Borrower shall be required if any Event of Default shall have occurred and be continuing or if the Administrative Agent, in consultation with the Canadian Borrower, determines that such assignment is necessary to achieve a successful syndication; and

(iii)

each assignment, other than to a Lender or any Lender's Affiliate and other than any assignment effected by the Administrative Agent or any of its Affiliates in connection with the syndication of the Commitments and/or Loans or otherwise, shall be in an aggregate amount of at least US$2.0 million in the case of the New Term Facility or the U.S. Revolving Facility and US$5.0 million in the case of the Canadian Revolving Facility (in each case, unless the assignor's Loans and Commitments are reduced to zero or unless the Canadian Borrower and the Administrative Agent otherwise consent).

Any assignment of a Loan shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide).  Any assignment or transfer of a Loan shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan (if a Note was issued in respect thereof), accompanied by an Assignment Agreement, and upon consent thereto by the Canadian Borrower and the Administrative Agent to the extent required above, one or more new Notes (if requested by the assignee Lender) in the same aggregate principal amount shall be issued to the designated assignee (or its nominee) and any old Notes shall be returned by Administrative Agent to the Canadian Borrower marked ''cancelled.''  Upon execution and delivery by the assignee to the Canadian Borrower and the Administrative Agent of an Assignment Agreement, and upon consent thereto by the Canadian Borrower and the Administrative Agent to the extent required above and, in the case of a Loan, upon appropriate entries being made in the Register the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitments, Loans (or portions thereof) and L/C Interests assigned to it (in addition to the Commitments, Loans and L/C Interests, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitments, Loans (or portion(s) thereof) and L/C Interests so assigned.  Upon any such assignment (other than during the initial syndication (as determined by the Global Transaction Coordinator and the Administrative Agent) or to a Lender or any Affiliate of a Lender) the assignee Lender shall pay a fee of US$3,500 to Administrative Agent.  Upon any such assignment, certain rights and obligations of the assigning Lender shall survive as set forth in Section 11.10.  Each assignment shall be made pursuant to an Assignment Agreement.

(c)

A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Commitments, Loans and L/C Interests held by it, in which event each purchaser of a participation (a ''Participant'') shall be entitled to the rights and benefits of the provisions of Article 3 (and the Lender shall not be entitled to such rights and benefits in regard to such participation) (provided, however, that (a) such Lender shall remain solely responsible to the other parties hereto for the performance of such Lender's obligations under this Agreement, which shall remain unchanged and (b) no Participant shall be entitled to receive any greater amount pursuant to Article 3 than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred (i) unless the sale of the participation to such Participant is made with the Relevant Borrower's prior written consent (which shall not be unreasonably withheld, it being agreed that it shall not be unreasonable for the Relevant Borrower to withhold consent if any Obligor would by virtue of such Participations be subject to any additional cost or liability under Section 3.15, 3.16, 3.17 (except during the continuance of an Event of Default) or 3.19 to such Participant that such Borrower would not have had to the Lender effecting such participation (based on applicable law on the date of such participation) in respect of Indemnified Taxes imposed by the United States with respect to the U.S. Revolving Facility or imposed by Canada with the respect to the Canadian Revolving Facility, but not in respect of any other Indemnified Taxes)) or (ii) except to the extent such entitlement to a greater payment results from the adoption or a change of any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after such Participant became a Participant but to no greater extent than such adoption or change affects the Lender) with respect to its participation in such Commitments, Loans and L/C Interests as if such Participant were a ''Lender'' for purposes of Article 3, but, except as otherwise provided in Section 3.13, shall not have any other rights or benefits under any Credit Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant).  All amounts payable by the Borrowers to any

Lender under Article 2 in respect of its Commitments, Loans and L/C Interests shall be no greater than the amount that would have applied if such Lender had not sold or agreed to sell any participation in such Commitments, Loans and L/C Interests, and as if such Lender were funding each of such Commitments, Loan and L/C Interests in the same way that it is funding the portion of such Commitments, Loan and L/C Interests in which no participations have been sold.  In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification or amendment set forth in subclause (a), (b) or (c) of the proviso to Section 11.6 to the extent such Lender's consent is required therefor.  Notwithstanding the foregoing, except in the case of an Event of Default which is continuing, no transfer, assignment or granting of participation in the Canadian Revolving Facility will be made to a Person other than a Canadian Resident.

(d)

In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.3, any Lender may assign and pledge all or any portion of its Loans and its Notes to any United States Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank and, in the case of a Lender that is a fund that invests in bank loans, any such Lender may assign or pledge all or any portion of its Loans and its Notes to any holders of obligations owed, or securities issued, by such fund, as security for such obligations or securities, or to any trustee for, or any other representative of, such holders, without notice to or consent of the Relevant Borrowers and Lead Arrangers.  Any transfer as a result of the foreclosure on such pledge shall be subject to Section 11.3(b).  No such assignment shall release the assigning Lender from its obligations hereunder.

(e)

A Lender may furnish any information concerning any Company or any of its Affiliates in the possession of such Lender from time to time to assignees and participants and to prospective assignees and participants subject, however, to the provisions of Section 11.18.  In addition, each Agent may furnish any information concerning any Company or any of its Affiliates in such Agent's possession to any Affiliate of such Agent, subject, however, to the provisions of Section 11.18.  The Obligors shall assist any Lender in effectuating any assignment or participation pursuant to this Section 11.3 (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

(f)

Each Person that is or becomes a Lender, Administrative Agent or Issuing Lender in respect of the Canadian Revolving Facility shall (i) promptly notify the Canadian Borrower and the Administrative Agent whether  or not it is a Canadian Resident and, if it is a Canadian Resident, shall deliver to the Canadian Borrower and the Administrative Agent such certificates, forms, documents or other evidence as may be applicable and determined by the Canadian Borrower, acting reasonably, to be reasonably satisfactory to establish that such Person is a Canadian Resident and (ii) if it becomes a Person other than a Canadian Resident promptly notify the Canadian Borrower in writing that it is not a Canadian Resident.

11.4        No Waiver; Remedies Cumulative.

No failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Obligor and any Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights and remedies herein are cumulative and not exclusive of any other rights or remedies which any Agent or any Lender would otherwise have.  No notice to or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Lender to any other or further action in any circumstances without notice or demand.

11.5        Payment of Expenses; Indemnification.

(a)

The Obligors, jointly and severally, agree to pay or reimburse upon demand:

(i)

each Agent for all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of Lead Arrangers' Counsel or other counsel to Agents selected by Agents (and all local counsel deemed necessary by Agents)) in connection with (A) any action, suit or other proceeding affecting the Collateral or any part thereof commenced, in which action, suit or proceeding the Administrative Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the reasonable judgment of the Administrative Agent to defend or uphold the Liens granted by the Security Documents (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Collateral with any Requirements of Law), (B) the negotiation, preparation, execution, delivery, administration and interpretation of the Credit Documents and the extension and syndication of credit hereunder, (C) the negotiation or preparation of any modification, supplement or waiver of any of the terms of any Credit Document (whether or not consummated or effective), (D) the syndication of the Loans and Commitments, and (E) the administration of the Credit Documents (including in each case in connection with the protest by the Obligors of the payment of the Georgia Recording Tax paid upon recordation of that certain Amendment to Deed to Secure Debt dated the Amendment Effective Date in Clayton County, State of Georgia);

(ii)

each Creditor for all reasonable out-of-pocket costs and expenses of such Creditor (including the reasonable fees and out-of-pocket costs and expenses of legal counsel) in connection with (A) any enforcement or collection proceedings resulting from any Default, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding-up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), (B) the enforcement of this Section 11.5 and (C) any documentary taxes; and

(iii)

the Administrative Agent for all reasonable costs, out-of-pocket expenses, taxes, assessments and other charges (including reasonable fees and out-of-pocket expenses of counsel) incurred in connection with (A) any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein, (B) any protective advances made by the Administrative Agent under any Mortgage or any other Security Document and (C) the administration of the Credit Facilities (including in each case in connection with the protest by the Obligors of the payment of the Georgia Recording Tax paid upon recordation of that certain Amendment to Deed to Secure Debt dated the Amendment Effective Date in Clayton County, State of Georgia).

(b)

The Obligors, jointly and severally, hereby agree to indemnify each Creditor and its Affiliates and their respective directors, trustees, officers, employees and agents (each, an ''Indemnitee'') from, and hold each of them harmless against, and agree that no Indemnitee will have any liability for, any and all Losses incurred by any of them (including any and all Losses incurred by any Agent or any Issuing Lender to any Lender, whether or not any Creditor is a party thereto) directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document, any of the transactions contemplated by the Credit Documents

(including the Transactions), any breach by any Company of any representation, warranty, covenant or other agreement contained in any Credit Document in connection with any of the Transactions, the use or proposed use of any of the Loans or Letters of Credit, the issuance of or performance under any Letter of Credit or the use of any collateral security for the Loans (including the exercise by any Creditor of the rights and remedies or any power of attorney with respect thereto and any action or inaction in respect thereof), including all amounts payable by any Lender pursuant to Section 10.8, but excluding any such Losses to the extent determined by a court of competent jurisdiction in a final nonappealable judgment to have arisen from the gross negligence, bad faith or willful misconduct of the Indemnitee.

Without limiting the generality of the foregoing, the Obligors, jointly and severally, will indemnify each Creditor and each other Indemnitee from, and hold each Creditor and each other Indemnitee harmless against, any Losses described in the preceding sentence arising under any Environmental Law as a result of (i) the past, present or future operations of any Company (or any predecessor in interest to any Company), (ii) the past, present or future condition of any site or facility, including the Real Property, owned, operated, leased or used at any time by any Company (or any such predecessor in interest), or (iii) any Release or threatened Release of any Hazardous Materials at, on, under or from any such site or facility, including the Real Property, including any such Release or threatened Release that shall occur during any period when any Creditor shall be in possession of any such site or facility, including the Real Property, following the exercise by such Creditor of any of its rights and remedies hereunder or under any of the Security Documents; provided, however, that the indemnity hereunder shall be subject to the exclusions from indemnification set forth in the preceding sentence.

(c)

To the extent that the undertaking to indemnify and hold harmless set forth in this Section 11.5 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any law or public policy or otherwise, the Obligors, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

(d)

The Obligors also agree that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Obligor or any Obligor's security holders or creditors resulting from, arising out of, in any way related to or by reason of any matter referred to in any indemnification or expense reimbursement provisions set forth in any Credit Document, except to the extent that any Loss is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

(e)

The Obligors agree that, without the prior written consent of the Administrative Agent, Co-Syndication Agents and the Majority Lenders (which consent shall not be unreasonably withheld, delayed or conditioned) no Obligor will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification is reasonably likely to be sought under the indemnification provisions of this Section 11.5 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

 11.6        Amendments; Waivers and Consents.

Neither this Agreement nor any of the other Credit Documents nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Majority Lenders and the Obligors and acknowledged by the Administrative Agent; provided that no such amendment, change, waiver, discharge or termination shall without the written consent of each Lender affected thereby:

(a)

extend the final maturity of any Loan or any portion thereof or amend the date of any scheduled repayment;

(b)

reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

(c)

reduce or waive the principal amount of any Loan;

(d)

increase the Commitment of any Lender over the amount thereof then in effect (it being understood and agreed that a waiver of any Default or Event of Default or a modification of any of the defined terms contained therein shall not constitute a change in the terms of any Commitment of any Lender);

(e)

release any Obligor from any obligation under any of the Credit Documents, except for releases of security from time to time in connection with dispositions by the Obligors as permitted or contemplated by this Agreement;

(f)

amend, modify or waive any provision of Section 11.2 or 11.5 or this Section 11.6;

(g)

reduce any percentage specified in, or otherwise modify, the definition of Majority Lenders;

(h)

consent to the assignment or transfer by any Borrower of any of its rights and obligations under or in respect of any Credit Document; or

(i)

expressly amend, modify, supplement or waive any condition precedent in Section 4.3B to any Loans under the Revolving Facilities without the written consent of Relevant Lenders having Loans, L/C Obligations and unused Commitments under the Revolving Facilities holding at least a majority of the sum of all Loans outstanding, L/C Obligations and unused Commitment under the Revolving Facilities at such time;

provided, further, that no amendment, change, waiver, discharge or termination of Section 3.1, 3.7, 3.8, 3.11 or 3.12 that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class shall be effective without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (i) each Lender shall be entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the U.S. Bankruptcy Code and analogous provisions, if any, of other Applicable Insolvency Law supersede the unanimous consent provisions set forth herein and (ii) the Majority Lenders may consent to allow an Obligor to use cash collateral in the context of a bankruptcy or insolvency proceeding.

11.7        Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telecopy also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.  The foregoing shall apply to each other Credit Document mutatis mutandis.

11.8        Headings.

The headings of the Sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

11.9        Defaulting Lender.

Each Lender understands and agrees that if such Lender is a Defaulting Lender, then notwithstanding the other provisions of this Agreement, including Section 11.6, it shall not be entitled to vote on any matter requiring the consent of the Majority Lenders or to object to any matter requiring the consent of all Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

11.10        Survival of Indemnification, Representations and Warranties and Agent Fee Letter.

All indemnities set forth herein and all representations and warranties made in any Credit Document shall survive the execution and delivery of this Agreement, the making of the Loans and the repayment of the Loans and other Obligations hereunder and termination of the Commitments hereunder.  Paragraph 10 of the Agent Fee Letter shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

11.11        Judgment Currency.

If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Credit Document, it becomes necessary to convert into the currency of such jurisdiction (herein called the ''Judgment Currency'') any amount due in any currency (the ''Payment Currency'') other than the Judgment Currency, then the amount of the Payment Currency as so converted shall be the Equivalent Amount expressed in the Judgment Currency, calculated as at the Business Day immediately before the day on which judgment is given.  In the event that such Equivalent Amount as so calculated is different from the such Equivalent Amount calculated as at the date of payment of the amount due, the Relevant Borrower shall, on the date of payment, pay such additional or lesser amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which is the Equivalent Amount, expressed in the Payment Currency calculated as at the date of payment, of the amount then due under this Agreement in the Payment Currency.  Any additional amount due from the Borrowers under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement.

11.12        Governing Law; Jurisdiction.

(a)

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  Any legal action or proceeding with respect to this Agreement or any other Credit Document to which it is a party may be brought in the courts of the State of New York or any Federal courts sitting therein and, by execution and delivery of this Agreement, each Borrower hereby irrevocably attorns for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts.  Each Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address for notice pursuant to Section 11.1, such service to become effective 15 days after such mailing.  Nothing herein shall affect the right of any Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Borrower in any other jurisdiction.  Each Borrower agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.12(a) is intended to impair any Borrower's right under applicable law to appeal or seek a stay of any judgment.

(b)

Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document to which it is a party brought in the courts referred to in Section 11.12(a) and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

11.13        Waiver of Jury Trial.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

11.14        Severability.

If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

11.15        Entirety.

This Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, or correspondence relating to any of the Credit Documents or the transactions contemplated herein and therein.

11.16        Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agents, the Lenders, and each of them and their respective successors and permitted assigns.

11.17        Credit Documents.

The Obligations are secured by the Security Documents and are intended by the parties hereto to be senior in right of payment to all other Indebtedness of the Obligors except to the extent expressly contemplated hereby.  All references to this Agreement or to any other Credit Document whether herein or in any other Credit Document shall refer to this Agreement or such other Credit Document as the same may be amended, restated, supplemented or otherwise modified from time to time.

11.18        Confidentiality.

(a)

Each Creditor agrees that it shall, and shall cause its representatives to, keep confidential any non-public information from time to time supplied or otherwise made available to it under any Credit Document using at least the same degree of care as it employs in keeping confidential its own non-public information, but in no event less than a reasonable degree of care; provided, however, that nothing herein shall prevent the disclosure of any such information to the extent disclosure is required by any Requirement of Law, or to any (a) counsel for any Creditor or to their respective accountants, (b) bank examiners, auditors or quasi-regulatory authorities, (c) Affiliate of any Creditor, (d) Creditor, (e)  assignee, transferee or participant, or any potential assignee, transferee or participant of all or any portion of any Creditor's rights under this Agreement who is notified of the confidential nature of the information and agrees to be bound by the provisions of this Section 11.18, (f) direct and indirect contractual counterparty in Hedging Agreements or swap agreements or such contractual counterparty's professional advisor (so long as the contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 11.18), (g) rating agency on a confidential basis in connection with the rating of any indebtedness or other obligation of a Lender (but not any Borrower) or (h)  other Person to the extent required  in connection with any litigation to which any one or more Creditors is a party; provided that in the event that any Creditor or representative of such Creditor is required to disclose such information pursuant to this clause (h), the applicable Creditor or Creditors shall, to the extent practicable, provide the Canadian Borrower with prompt written notice of such requirement so that the Canadian Borrower may, at its expense, seek a protective order or other appropriate remedy and in any such case, the applicable Creditor or Creditors, or their representatives, shall furnish only that portion of the information which, in the opinion of their counsel, is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.  No Creditor shall have any obligation under this Section 11.18 to the extent that any such information becomes available on a non-confidential basis from a source other than a party hereto or that any information becomes publicly available other than, in each case, as a result of disclosures by such Creditor or its representative a breach of this Section 11.18.

(b)

Notwithstanding anything contained in this Agreement or elsewhere to the contrary (and notwithstanding any other express or implied agreement or understanding regarding confidentiality), each party hereto and its employees, representatives and other agents are authorized to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) to the extent such materials relate to such tax treatment and tax structure.  This authorization does not extend to disclosure of any other information, including (without limitation) (a) the identity of participants or potential participants in the transactions, (b) the existence or status of any negotiations, (c) any pricing information or (d) any financial, business, legal or personal information of or regarding a participant or potential participant (or any of their respective affiliates) that is not related to the tax treatment and tax structure of the transactions.

11.19        Effect of the Amendment and Restatement of the Original Credit Agreement; Waiver.

(a)

On the Amendment Effective Date, the Original Credit Agreement shall be amended, restated and superseded in its entirety.  The parties hereto acknowledge and agree that (i) this Agreement  and the other Credit Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing or termination of the ''Obligations'' (as defined in the Original Credit Agreement) under the Original Credit Agreement as in effect prior to the Amendment Effective Date; (ii) such ''Obligations'' are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement; (iii) upon the effectiveness of this Agreement all Extensions of Credit of Lenders outstanding under the Original Credit Agreement immediately before the effectiveness of this Agreement will be converted into Extensions of Credit of such Lenders hereunder on the terms and conditions set forth in this Agreement; provided, in furtherance thereof, that all outstanding Obligations of the Original U.S. Revolving Borrower in respect of Extensions of Credit to the Original U.S. Revolving Borrower will be converted into Obligations of the U.S. Revolving Borrower; and (iv) all Security Documents granted pursuant to the terms of the Original Credit Agreement are hereby expressly reserved by the parties and are intended to remain in full force and effect and to secure the payment and performance of the Obligations.

(b)

In addition, the Lenders waive, effective on the Amendment Effective Date, any Default or Event of Default under any Credit Document arising out of the following events  (i) the offer by the Canadian Borrower in Fiscal Year 2005 and Fiscal Year 2006 to approximately 200 of its employees of the option to join an early retirement program; (ii) the change of the name of the entities set forth on Schedule 11.19(b), in each case without complying with the notice and other requirements of the Security Documents, and (iii) the investment of approximately US$50.0 million in BRP Holdings (Hungary) Asset Management Ltd. in connection with the repayment of amounts outstanding under the U.S. Term Facility and the other transactions to be consummated on or immediately prior to the Amendment Effective Date.

11.20        Patriot Act.

The Lenders hereby notify the Borrowers that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Patriot Act"), each Lender is required to obtain, verify and record information that identifies each Borrower, which information includes the name, address, tax identification number and other information regarding such Borrower that will allow such Lender to identify such Borrower in accordance with the Patriot Act.  This notice is given in accordance with the requirements of the Patriot Act and is effective as to each Lender.

[Remainder of Page Intentionally Left Blank]

                    IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

J.A. BOMBARDIER (J.A.B.) INC.,
as Holdco and a Guarantor

By:
Name:
Title:

BOMBARDIER RECREATIONAL PRODUCTS
INC.,
as Canadian Borrower and Guarantor

By:
Name:
Title:

BRP US INC.,
as U.S. Revolving Borrower and Guarantor

By:
Name:
Title:

BRP HOLDINGS (USA) INC.,
as Guarantor

By:
Name:
Title:

BRP HOLDING LP,
as Guarantor

By:
Name:
Title:

BRP LLC,
as a Guarantor

By:
Name:
Title:

BRP (BARBADOS) INC.,
as a Guarantor

By:
Name:
Title:

BRP HOLDINGS (HUNGARY) ASSET
MANAGEMENT LIMITED LIABILITY
COMPANY
as a Guarantor

By:
Name:
Title:

BRP NOVA SCOTIA ULC,
as a Guarantor

By:
Name:
Title:

4186524 CANADA INC.,
as a Guarantor

By:
Name:
Title:

4279174 CANADA INC.,
as a Guarantor

By:
Name:
Title:

BRP (Luxembourg) 1 S.à r.l.,
as a Guarantor

By:
Name:
Title:

BRP (Luxembourg) 2 S.à r.l.,
as a Guarantor

By:
Name:
Title:

BRP (Luxembourg) 3 S.à r.l.,
as a Guarantor

By:
Name:
Title:

BRP (Luxembourg) 4 S.à r.l.,
as a Guarantor

By:
Name:
Title:

BRP (Luxembourg) 5 S.à r.l.,
as a Guarantor

By:
Name:
Title:

AIRCRAFT ENGINE SERVICES (AES) INC.,
as a Guarantor

By:
Name:
Title:

BRP AUSTRALIA PTY LTD.,
as a Guarantor

By:
Name:
Title:

BRP JAPAN LTD.,
as a Guarantor

By:
Name:
Title:

BRP MEXICO S.A. DE C.V.,
as a Guarantor

By:
Name:
Title:

MERRILL LYNCH & CO.,
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED,
as Global Transaction Coordinator, as Joint Book
Runner and Joint Lead Arranger of the New Term Facility
and as Co-Syndication Agent

By:
Name:
Title:

ROYAL BANK OF CANADA,
as Canadian Transaction Coordinator and as Joint Book
Runner and Joint Lead Arranger of the Revolving
Facilities

By:
Name:
Title:

UBS SECURITIES LLC,
as Joint Book Runner and Joint Lead Arranger of the
New Term Facility and as Co-Syndication Agent

By:
Name:
Title:

By:
Name:
Title:

BMO NESBITT BURNS INC.,
as Joint Book Runner and Joint Lead Arranger of the
Revolving Facilities

By:
Name:
Title:

BANK OF MONTREAL,
as the Administrative Agent

By:
Name:
Title:

MERRILL LYNCH CAPITAL CORPORATION,
as a Lender

By:
Name:
Title:

UBS LOAN FINANCE LLC,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

BANK OF MONTREAL,
as a Lender

By:
Name:
Title:

ROYAL BANK OF CANADA,
as a Lender

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL
CORPORATION,
as a Lender

By:
Name:
Title:

CAISSE DE DÉPÔT ET PLACEMENT DU
QUÉBEC,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

GE CANADA FINANCE HOLDING COMPANY
as a Lender

By:
Name:
Title:

MERRILL LYNCH CAPITAL CANADA INC.
as a Lender

By:
Name:
Title:

ROYAL BANK OF CANADA
as a Lender

By:
Name:	Suzanne Kaicher
Title:	Attorney - in - Fact

UBS AG CANADA BRANCH
as a Lender

By:
Name:
Title:

BANK OF MONTREAL, CHICAGO BRANCH
as a Lender

By:
Name:
Title:

UBS LOAN FINANCE, LLC
as a Lender

By:
Name:
Title:

ROYAL BANK OF CANADA
as a Lender to Bombardier Recreational Products Inc.
as the Canadian borrower

By:
Name:
Title:

SCHEDULE 3.7(b)

Periodic Repayments

Payment Date	New Term Facility
June 30, 2005	0.5%
December 31, 2005	0.5%
June 30, 2006	0.5%
December 31, 2006	0.5%
June 30, 2007	0.5%
December 31, 2007	0.5%
June 30, 2008	0.5%
December 31, 2008	0.5%
June 30, 2009	0.5%
December 31, 2009	0.5%
June 30, 2010	0.5%
January 31, 2011	94.5%